UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

February 24, 2006

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

(Commission File Number)		(IRS Employer Identification No.)
000-50888	900 28th Street, Suite 201 Boulder, Colorado 80303 (Address of Principal Executive Offices and zip code)	46-0510685

(303) 444-7755
(Registrant’s telephone umber, including area code)

936A Beachland Boulevard, Suite 13
Vero Beach, FL 32963
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Note: Except as otherwise specifically stated herein, the information contained herein is as of the date of this report, February 24th, 2006.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of AeroGrow International, Inc. (“AeroGrow”), including its predecessor, Wentworth I, Inc. (“Wentworth”), to be materially different from future results, performance, or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies, and expectations of AeroGrow, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project,” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that the projections included in these forward-looking statements will come to pass. Actual results of AeroGrow could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, AeroGrow has no obligation, and does not intend, to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01  Entry into a Material Definitive Agreement.

In two closings, held on February 24, 2006 and March 1, 2006, AeroGrow International, Inc., a Nevada corporation (“AeroGrow” or the “Company”) completed the sale of shares of its common stock and common stock purchase warrants in a private placement (the “2006 Offering”). For a description of the 2006 Offering, and the material agreements entered into in connection therewith, please see “2006 Offering” in Item 2.01 of this Current Report, which discussion is incorporated herein by reference

Item 2.01 Completion of Acquisition or Disposition of Assets.

Closing of the Merger

History of Wentworth

Wentworth I, Inc., a Delaware corporation (“Wentworth”), and AeroGrow International, Inc., a Nevada corporation (“AeroGrow”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) on January 12, 2006, which was consummated on February 24, 2006. Under the Merger Agreement, Wentworth merged with and into AeroGrow, and AeroGrow was the surviving corporation (“Merger”). The certificate of incorporation and by-laws of AeroGrow prior to the Merger are now those of the surviving company, and the surviving company is governed by the corporate law of the State of Nevada.

Wentworth was organized under the laws of the State of Delaware on March 6, 2001. Its business plan was to seek, investigate and, if such investigation warranted, enter into a business combination with a target operating company that primarily desired to seek the perceived advantages of a U.S. reporting company under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Wentworth’s principal business objective was to seek long-term growth potential through the acquisition of a business rather than immediate, short-term earnings. Its search was not restricted to any specific business, industry, or geographical location. Wentworth was one of a number of shell companies with nominal assets and operations owned, in part, by Keating Securities and its affiliates.

Wentworth filed a registration statement on Form SB-2 with the Securities and Exchange Commission in order to undertake a public offering of 50,000 shares of its common stock at a purchase price of $1.00 per share, which registration statement was declared effective on August 12, 2001. Wentworth successfully completed the offering and, pursuant to Rule 419 of the Securities Act of 1933, as amended (“1933 Act”), the offering proceeds, less ten percent, (which was retained by Wentworth to cover its expenses), were placed in an escrow account together with the shares of common stock issued in the public offering.

In February 2003, when Wentworth determined that it was unable to consummate a business combination within the 18 month time period from the date of the effectiveness of its registration statement as required by Rule 419(e)(2)(iv), all funds held in escrow were returned to the investors who had purchased common stock in the offering and the 50,000 shares of common stock held in the escrow account were returned as treasury stock. A post-effective amendment to the registration statement was filed on March 25, 2003, to remove from registration all shares of common stock that were sold in the offering and to confirm the withdrawal of the registration statement.

Wentworth was dormant after March 2003, but management elected to continue the implementation of its original business plan and sought a business combination with an operating company. On August 4, 2004, Wentworth filed Form 10-SB to register its shares of common stock under Section 12(g) of the Exchange Act. At the time of the Merger, Wentworth was a reporting company under Section 12(g) of the Exchange Act and was current in its reporting under the Exchange Act.

Wentworth and ENECO, Inc., a Utah corporation (“Eneco”), entered into an Agreement and Plan of Merger (the “Eneco Merger Agreement”) on October 28, 2005, by which Wentworth agreed to merge with and into Eneco, with Eneco being the surviving corporation. Effective January 3, 2006, Wentworth terminated the Eneco Merger Agreement due to the failure of the transactions contemplated thereunder to have been consummated by January 1, 2006. It was only after termination of the Eneco Merger Agreement that Wentworth was available as a vehicle for AeroGrow. The decision to negotiate a merger between Wentworth and AeroGrow was made after the termination of the Eneco Merger Agreement.

Certain Transactions by Wentworth

During 2002, Wentworth borrowed a total of $8,500 from Kevin R. Keating, its then president. The amount loaned plus interest at 6% was due and payable upon the completion of a business combination. For the years ended December 31, 2005 and 2004, interest on this loan of $510 each year is included in operations. At December 31, 2005, the principal balance of this loan together with accrued interest totaled $10,290.

Wentworth’s president, with two other shareholders, granted Keating Reverse Merger Fund, LLC an option to acquire an aggregate of 1,000,000 shares, owned by them, until January 30, 2005, at a total purchase price of $125,000. This option expired unexercised.

On April 9, 2003 and August 7, 2003 Timothy Keating paid invoices on behalf of Wentworth in an aggregate of $1,861. Timothy Keating is the managing member of Keating Investments, LLC.

On June 10, 2004, Wentworth entered into a contract with Vero Management, L.L.C. for managerial and administrative services. Vero Management was not engaged to provide, and did not render, legal, accounting, auditing, investment banking. or capital formation services. Kevin R. Keating is the manager of Vero Management. The term of the contract was for one year. In consideration of the services provided, Vero Management was paid $1,000 for each month in which services were rendered. For the years ended December 31, 2005 and 2004, a total of $12,000 and $7,000, respectively, was included in results of operations as a result of the agreement.

Wentworth entered into a financial advisory services agreement with Keating Securities, LLC, an affiliate of Keating Investments, LLC, the managing member of Wentworth’s controlling stockholder, and engaged Keating Investments, LLC to act as a financial advisor in connection with the business combination between Wentworth and AeroGrow for which it earned an advisory fee of $350,000 upon completion of the Merger. The $350,000 was in addition to the sale price of Wentworth. The services included introduction of Wentworth to AeroGrow and advising Wentworth on the Merger. The advisory fee was paid at the closing of the Merger. Keating Securities, LLC made no assurances regarding completion of the private placement or the merger.

Keating Securities, LLC filed a Form 211 with the NASD to cause the common stock to be traded on the OTC Bulletin Board and has responded to application review issues in connection with such filing. As part of that filing, Keating Securities, LLC has indicated that it will act as a market maker in the common stock at the time of its initial trading. There can be no assurance that Keating Securities, LLC will continue to act as a market maker for the common stock of the Company. To the knowledge of the Company, Keating Securities, LLC does not intend to provide any other after market support to the common stock of the Company.

Ownership of Wentworth prior to Merger

Immediately prior to the Merger, the stock ownership of Wentworth was as set forth below in the table of ownership. The number of shares includes those that were issued and outstanding and not adjusted for the conversion formula to be applied at the consummation of the Merger.

Name	Number of Shares of Wentworth Common Stock Beneficially Owned	Percent of Shares
Kevin R. Keating 936A Beachland Blvd., Suite 13 Vero Beach, Florida 32963 (1), (2)	743,000	19.8%
Keating Investments, LLC c/o Timothy J. Keating, Manager 5251 DTC Parkway, Suite 1090 Greenwood Village, Colorado 80111	565,000	15.1%
Bertrand T. Ungar 1362 South Elizabeth Denver, Colorado 8023 (4)	192,000	5.1%
Garisch Financial, Inc. c/o Frederic M. Schweiger, President 1753 Park Ridge Pointe Park Ridge, Illinois 60068 (5)	250,000	6.7%
Keating Reverse Merger Fund, LLC c/o Timothy J. Keating, Manager 5251 DTC Parkway, Suite 1090 Greenwood Village, Colorado 80111 (6)	2,000,000	53.3%

(1)	Kevin R. Keating was the President, Secretary, Treasurer and sole director of Wentworth.

(2)
Kevin R. Keating is not affiliated with and has no equity interest in Keating Reverse Merger Fund, LLC or Keating Investments, LLC and disclaims any beneficial interest in the shares of Wentworth’s common stock owned by Keating Reverse Merger Fund, LLC or Keating Investments, LLC.

(3)
Timothy J. Keating exercises voting and dispositive power of the shares held by Keating Investments, LLC. Keating Investments, LLC is not owned by or affiliated with Kevin R. Keating and disclaims any beneficial interest in the shares of Wentworth’s common stock owned by Kevin R. Keating.

(4)	Held in the name of PG Ventures, LLC (153,600 shares) and Carmel Capital, LLC (38,400 shares), both of which are owned and controlled by Mr. Ungar.

(5)	Frederic M. Schweiger is the sole officer, director and stockholder of Garisch Financial, Inc. and exercises voting and dispositive power of such shares held by Garisch Financial, Inc.

(6)
Timothy J. Keating exercises voting and dispositive power of the shares held by Keating Reverse Merger Fund, LLC. Keating Reverse Merger Fund, LLC is not owned by or affiliated with Kevin R. Keating and disclaims any beneficial interest in the shares of Wentworth’s common stock owned by Kevin R. Keating.

Effect of Merger

As a result of the Merger, AeroGrow became a “successor issuer” to Wentworth within the meaning of Rule 12(g)-3 under the Exchange Act. As a “successor issuer” AeroGrow is now a Section 12(g) reporting company under the Exchange Act. As a result, the shares of common stock of AeroGrow are now registered securities under Section 12(g) of the Exchange Act.

In the Merger, each of the Wentworth’s 3,750,000 shares of outstanding common stock (“Wentworth common stock”) was converted into the right to receive 0.154703 shares of AeroGrow common stock (“Exchange Ratio”) resulting in the issuance of 580,136 shares of AeroGrow’s common stock to the Wentworth stockholders representing 6.5% of the issued and outstanding common stock of AeroGrow immediately after the Merger, the 2006 Offering, and the Note Conversion (as defined below).

Each share of AeroGrow common stock issued to the Wentworth’s stockholders in the Merger is restricted stock, and the holder may not sell, transfer, or otherwise dispose of such shares without registration under the 1933 Act or an available exemption therefrom. The Merger Agreement contains piggy-back registration rights provisions that allow each Wentworth stockholder to include their shares in any registration statement filed for the public offering or resale of its securities in the future. This registration right is required to satisfy certain positions taken by the SEC in connection with shares issued to persons that may be considered promoters. The SEC’s position is that the shares held by promoters may not be publicly sold pursuant to Rule 144, but may only be publicly sold by the promoter pursuant to an effective resale registration statement. It has been determined by the Company that KRM Reverse Merger Fund, LLC (“KRM Fund”), Kevin R. Keating, and Keating Investments, LLC are promoters under this definition. The other shareholders of Wentworth I, Inc., Garisch Financial, Inc., and Bertrand T. Unger are not promoters. As part of the 2006 Offering, AeroGrow agreed to register for resale the shares of AeroGrow’s common stock issued to the investors in the 2006 Offering (together with the shares of AeroGrow’s common stock underlying the Warrants issued in the 2006 Offering) on a registration statement to be filed with and declared effective by the SEC. In the event such registration statement is filed, the AeroGrow common stock issued to the Wentworth stockholders in connection with the Merger will be included. There can be no assurance that the shares of AeroGrow’s common stock received by the Wentworth’s stockholders in connection with the Merger will become registered under the Securities Act.

Pursuant to the Merger Agreement, Keating Reverse Merger Fund, LLC (“KRM Fund”) entered into a lock up agreement respecting 309,406 shares of common stock under which it will be prohibited from selling or otherwise transferring: (i) any of its shares of AeroGrow’s common stock for a period of 12 months following the effective date of the resale registration statement that includes the common stock issued in 2006 (“Initial Lock Up Period”), and (ii) 50% of its shares of AeroGrow’s common stock for a period of 18 months following the effective date of such registration statement. Approximately 87,407 shares of AeroGrow’s common stock held by Keating Investments, LLC (“Keating Investments”), the managing member of KRM Fund and the 90% owner of Keating Securities, LLC, are also subject to lock up restrictions similar to those that apply to the KRM Fund shares. The foregoing lock up restrictions may be released by the mutual agreement of AeroGrow and Keating Securities, LLC, the exclusive placement agent for the 2006 Offering.

As post-closing covenants to the Merger Agreement, AeroGrow agreed that, unless it has the consent of KRM Fund, it will not issue any securities for one year to its officers and directors or 10% or greater stockholders, consultants, service providers, or other parties, except for issuances with respect to outstanding options, warrants, and convertible securities and pursuant to existing obligations, grants pursuant to stock option and similar plans approved by the board and stockholders, capital raising requirements approved by the board, or third party, arms-length transactions. AeroGrow will also be obligated to: (i) remain a 12(g) reporting company and comply with the reporting requirements under the Exchange Act, (ii) use its commercially reasonable efforts to obtain and maintain a quotation of its shares of AeroGrow common stock on the Over-the-Counter Bulletin Board (“OTC BB”)or Nasdaq, and (iii) within 30 days following the Closing, procure key man life insurance policies on certain officers of AeroGrow. AeroGrow also was obliged to satisfy the independence, audit, and compensation committee and other corporate governance requirements under the Sarbanes-Oxley Act of 2002 (the “SOX Act”), the rules and regulations promulgated by the SEC, and the requirements of either Nasdaq or American Stock Exchange (“AMEX”) (as selected by AeroGrow), whether or not AeroGrow’s common stock is listed or quoted, or qualifies for listing or quotation, on Nasdaq or AMEX. On March 28, 2006, AeroGrow elected to use the requirements of Nasdaq for its corporate governance standards.

AeroGrow intends to use its commercially reasonable efforts to have its shares of common stock commence quotation on the OTC BB. However, there can be no assurance as to when and if the shares of common stock will become quoted on the OTC BB and, even if the shares of common stock are so quoted, there can be no assurance that an active trading market will develop for such shares. AeroGrow plans to seek listing of its common stock on NASDAQ in the future if and when it satisfies the requirements for such listing.

Accounting Treatment for Merger

The Merger, for accounting and financial reporting purposes, will be accounted as an acquisition of Wentworth by AeroGrow. As such, AeroGrow will be the accounting acquirer in the Merger, and the historical financial statements of AeroGrow will be the financial statements for AeroGrow following the Merger.

Corporate Approval of Merger

Under the Delaware General Corporation Law (“DGCL”), the Wentworth stockholders had to approve the Merger. On January 12, 2006, four Wentworth stockholders who, in the aggregate, were the record owners of 3,558,000 shares of Wentworth’s common stock, representing approximately 94.9% of the outstanding voting securities of Wentworth, executed and delivered to Wentworth written consents authorizing and approving the Merger. Notice of the consent action was given under the DGCL and federal securities laws. The Wentworth stockholders who did not approve the transaction had appraisal rights as a result of their right to approve the transaction. Appraisal rights provided that a holder of shares of Wentworth common stock who did not vote in favor of the Merger Agreement and the Merger had the right to dissent from the merger and seek an appraisal of and paid the fair value (exclusive of any element of value arising from the accomplishment or expectation of the Merger) for such shareholders’ Wentworth common stock, determined by a court and paid to the stockholder in cash, together with a fair rate of interest, if any, provided that the stockholder fully complied with the provisions of Section 262 of the DGCL. As such, holders of 192,000 shares of Wentworth’s common stock were able to exercise appraisal rights. These holders participated in the exchange of securities and terminated their appraisal rights.

The stockholders of AeroGrow did not have any right to approve the Merger or related transactions under the Nevada General Corporate Law, § 92A.130. Because AeroGrow had sufficient authorized capital to exchange for the outstanding Wentworth common stock and did not issue in excess of 20% of its common stock as calculated immediately before the Merger for the acquisition of the Wentworth common stock, AeroGrow stockholder approval was not required.

Private Placement in Connection with Merger

AeroGrow conducted a private placement offering of its common stock and common stock purchase warrants (“Warrants”) to institutional investors and other high net worth individuals on a best efforts $5,000,000 minimum, $12,000,000 maximum basis (“2006 Offering”) as a condition to consummation of the Merger.

The 2006 Offering was commenced February 6, 2006, and there were closings on February 24, 2006, and March 1, 2006. AeroGrow received gross proceeds of $10,740,000. Pursuant to investor subscription agreements, AeroGrow sold 2,148,000 shares of its common stock and warrants to purchase 2,148,000 shares of its common stock. Each unit in the offering consisted of 1 share of common stock and a warrant to purchase 1 share of common stock expiring February 2001, at an exercise price of $6.25 per share. The price per unit was $5.00. AeroGrow received net proceeds of $8,964,952 after commissions and offering expenses.

Keating Securities, LLC was the exclusive placement agent for the 2006 Offering. For their services, they were paid a fee of 10% of the gross proceeds or $1,074,000,. AeroGrow also paid Keating Securities, LLC a non-accountable expense allowance of 3% of the gross proceeds, or $322,200. In addition, AeroGrow issued to Keating Securities, LLC and its designees warrants to purchase an aggregate of 214,800 shares of common stock expiring February 2011, at an exercise price of $6.25 per share (“Agent Warrants”). The warrants are fully vested and may be exercised on a cashless or net issuance basis. The holders of the Agent Warrants were granted the same registration rights as the investors in the 2006 Offering.

AeroGrow is required to register its shares of common stock issued to the investors in the 2006 Offering and the shares of common stock underlying the Warrants and Agent Warrants for resale by the investors pursuant to a registration statement declared effective by the SEC under the 1933 Act. If AeroGrow does not have an effective registration statement under the 1933 Act that registers for resale the above listed common shares within 150 days of the closing date, then AeroGrow must pay each of the investors (but not the holders of Warrants or Agent Warrants) 1% of the purchase price paid by such investor for the common stock for each month thereafter that the investor cannot publicly sell the shares of common stock pursuant to an effective registration statement or other exemptions from the federal securities laws. This penalty is payable in shares of common stock at a deemed price of $2.00 per share. A registration statement was filed by AeroGrow on April 10, 2006, but has not yet been declared effective by the Securities and Exchange Commission.

Copies of the form of Subscription Agreement, Placement Agreement, Form of Common Stock Purchase Warrant, and Form of Agent Warrant are attached to this Current Report on Form 8-K.

The issuance of shares of AeroGrow’s common stock and the Warrants to the investors in the 2006 Offering was completed pursuant to an exemption from registration contained in Regulations D and S, only to accredited investors. The shares of AeroGrow’s common stock, the Warrants, and the shares of common stock underlying the Warrants may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

Modification of Convertible Notes

In connection with the Merger, AeroGrow sought to modify the terms of the outstanding Convertible Notes issued in the private placement conducted from July to September 2005. The Convertible Notes were sold as part of 300 units offered at a price of $10,000 per unit, consisting of a 10% unsecured convertible note and 2,000 warrants expiring September 13, 2010. The notes were originally due and payable on June 30, 2006. The outstanding principal amount of notes originally issued was $3,000,000 (“Convertible Notes”). The note holders of this debt were offered the opportunity to convert the principal and interest at a reduced conversion rate, extend the maturity for a lesser reduced conversion rate than immediate conversion, or maintain the current terms unchanged.

Holders of Convertible Notes representing $2,130,000 in principal amount converted their notes into AeroGrow common stock at a conversion price of $3.00 per share, a reduction from the original conversion price of $4.00 per share. Accordingly, at the closing of the Merger and 2006 Offering, AeroGrow issued 710,009 shares of its common stock (rounded up for fractional shares) to converting note holders (“Note Conversion”). The converting note holders also were issued, pursuant to the terms of the note offering, additional warrants to purchase 426,000 shares of AeroGrow’s common stock expiring February 2011, at an exercise price of $6.00 per share. Each share of AeroGrow common stock and each warrant issued to the converting note holders are restricted securities, and the holder thereof may not sell, transfer or otherwise dispose of such securities without registration under the Securities Act or an available exemption therefrom. AeroGrow agreed to file a registration statement with the SEC under the 1933 Act to register for resale the shares of AeroGrow’s common stock issued to converting note holders (together with the shares of common stock underlying the warrants issued to the note holders in connection with the original note issuance and upon the note conversion). Such registration statement must be declared effective by the SEC before resales thereunder may be made.

Holders of Convertible Notes representing $840,000 in principal amount agreed to extend the maturity under their notes from June 30, 2006 to December 31, 2006 in exchange for a reduction in their conversion price from $4.00 per share to $3.50 per share.

The remaining holders of Convertible Notes, representing $30,000 in principal amount, did not elect to convert or extend the maturity of their notes and are able to demand payment in cash on June 30, 2006.

For those holders of Convertible Notes who elected to convert or extend the maturity of their notes as described above, (i) AeroGrow eliminated the 180 day lock-up provisions on the shares of common stock underlying the Convertible Notes and related warrants; (ii) AeroGrow eliminated the redemption provisions of the $5.00 warrants issued to holders at the time of the issuance of the notes; and (iii) the holders of the Convertible Note waived any registration penalties that they had in connection with any late filing or absence of effectiveness under the registration rights provisions of their original subscription for the notes.

Liquidated damages resulting from AeroGrow’s failure to file and have declared effective a registration statement that would include the common stock issued as a result of the Convertible Notes and the shares of common stock underlying the warrants related to and issued in conjunction with the Convertible Notes must be settled through the issuance of additional common stock valued at a price of $2.00 per share.

Keating Securities, LLC acted as the placement agent for the offering of the Convertible Notes and related warrants. Keating Securities, LLC did not provide any services and did not receive any fees in connection with the modification of the Convertible Notes.

Outstanding Securities After the Merger

As of March 31, 2006, AeroGrow’s outstanding common stock, options, warrants, and convertible securities were as follows:

•	9,082,885 shares of AeroGrow common stock issued and outstanding;

•
Approximately 120,941 shares of common stock committed to be issued as of March 31, 2006 as compensation for services to directors and consultants and grants to employees pursuant to AeroGrow’s 2005 Equity Compensation Plan;

•	2,148,000 shares of common stock issuable upon exercise of the Warrants sold to investors in the 2006 Offering, all of which are exercisable at $6.25 per share until February 24, 2011;

•
240,006 shares of common stock issuable upon conversion of Convertible Notes (rounded up for fractional shares) in the principal amount of $840,000 at a conversion price of $3.50 by holders who elected to extend the maturity of their notes to December 31, 2006;

•
7,500 shares of common stock issuable upon conversion of Convertible Notes in the principal amount of $30,000 at a conversion price of $4.00 by holders who did not elect to extend the maturity of their notes beyond June 30, 2006;

•
600,000 shares of common stock issuable upon exercise of outstanding warrants held by the initial holders of the Convertible Notes with an exercise price of $5.00 per share, of which 6,000 warrants held by those not electing to extend the maturity of their Convertible Notes to December 31, 2006 are redeemable under specified circumstances;

•
426,000 shares of common stock issuable upon exercise of warrants, at an exercise price of $6.00 per share, that were issued to holders which elected to convert notes in the principal amount of $2,130,000;

•
174,000 shares of common stock issuable upon the exercise of warrants that may be issued if Convertible Notes in the principal amount of $870,000 (consisting of the notes due December 31, 2006 and June 30, 2006) are converted in the future, which warrants would be exercisable at $6.00 per share until February 2011;

•
60,000 shares of common stock issuable upon exercise of outstanding warrants issued to Keating Securities, LLC and its designees with an exercise price of $6.00 per share in connection with the note offering until February 2011;

•
214,800 shares of common stock issuable upon exercise of outstanding warrants issued to Keating Securities, LLC and its designees with an exercise price of $6.25 per share in connection with the 2006 Offering until February 2011;

•
892,858 shares of common stock issuable upon exercise of outstanding warrants at exercise prices ranging from $2.50 to $15.00 per share issued by AeroGrow in connection with various offerings from inception to March 31, 2006; and

•
1,111,423 shares of common stock issuable upon exercise of outstanding options at an exercise price ranging from $0.005 to $5.00 per share (“Stock Options”) granted by AeroGrow to directors, employees, consultants and vendors, at various times from inception to March 31, 2006.

Based on the foregoing, AeroGrow has 15,052,595 shares of common stock outstanding on a fully diluted basis.

Lock Up Restrictions

The former stockholders of Wentworth holding an aggregate of 396,813 shares of common stock entered into a lock up agreement under which they will be prohibited from selling or otherwise transferring: (i) any of their shares of common stock for a period of 12 months following the effective date of the resale registration statement that includes the common stock issued in 2006 (“Initial Lock Up Period”), and (ii) 50% of its shares of common stock for a period of 18 months following the effective date of such registration statement.

Further, as a condition of the closing of the Merger, 4,792,428 shares of AeroGrow’s common stock held by existing AeroGrow stockholders (including all shares of AeroGrow held by AeroGrow’s current officers and directors discussed elsewhere in this Report), and 1,831,067 shares of common stock underlying AeroGrow’s existing warrants and options outstanding are subject to lock up agreements with the same transfer restrictions set forth above and applicable to the former stockholders of Wentworth.

The following shares of common stock (or shares of common stock underlying warrants and options) are not subject to any lock up agreement restrictions:

•
Approximately 544,228 shares of common stock held by investors in AeroGrow’s Colorado intrastate offering (“Colorado Offering Shares”). The Colorado Offering Shares are freely tradable without restriction.

•
370,319 shares of outstanding common stock held by existing AeroGrow stockholders. These shares of common stock may be freely tradable without restriction depending on how long the holders thereof have held these shares in accordance with the requirements of Rules 144 and 701.

•
155,000 shares of common stock underlying existing warrants, and 20,944 shares of common stock underlying outstanding options issued to employees, consultants and vendors. Upon exercise of these warrants by the holders thereof, the shares will be restricted shares subject to the restrictions on transfer imposed under Rule 144 and Rule 701 promulgated under the Securities Act, which have different holding periods and volume limitations depending on the status of the holder and the time period that the holder has held the securities.

•	183,323 shares of common stock held by the former Wentworth stockholders will not be subject to lock up restrictions.

None of the shares of common stock issued in the 2006 Offering, issued upon conversion of the Convertible Notes, underlying the warrants issued in the 2006 Offering (including Agent Warrants), underlying the Convertible Notes, or underlying the warrants issued or to be issued to Convertible Note holders (including placement agent warrants) are subject to lock up restrictions.

Item 3.02 Unregistered Sales of Equity Securities

During the three years preceding the filing of this Current Report on Form 8-K, AeroGrow sold shares of its capital stock in the following transactions, each of which was, except as discussed below, exempt from the registration requirements of the 1933 Act pursuant to the exemptions listed below. All share amounts and exercise prices relating to AeroGrow capital stock have been adjusted to give effect to the one-for-five reverse stock split to shareholders of record on May 31, 2005.

On July 2, 2002, AeroGrow issued 1,200,000 shares of common stock to its former parent company, Mentor Capital Consultants, Inc., for aggregate consideration in the amount of $6,000 and providing a $300,000 line of credit. In October 2002, AeroGrow issued 600,000 shares of common stock to its founder and president, W. Michael Bissonnette, in exchange for stock in Mentor Capital valued at $10,000. Mr. Bissonnette was an accredited investor. No selling commission or other compensation was paid in connection with such transactions. Such sales were exempt from registration under the 1933 Act under the exemption provided by Section 4(2) thereof.

Thereafter AeroGrow conducted a private placement in three tranches, each at a different price, for the purpose of raising working capital pursuant to exemptions itemized below. As noted below, each tranche was exempt from registration pursuant to Rule 506 of Regulation D.

In the first tranche, from December 7, 2002, through February 14, 2003, AeroGrow sold 470,000 shares of common stock in a private offering to 9 accredited investors for an aggregate purchase price of $235,000, or $0.50 per share. In addition, AeroGrow issued 160,000 warrants, each exercisable to purchase one share of common stock at $1.25 per share. A total of 140,000 warrants were later exercised and 20,000 warrants remain outstanding. No selling commission or other compensation was paid in connection with such transactions.

In the second tranche, from March 1, 2003 through August 31, 2003, AeroGrow sold 920,800 shares of common stock at $1.25 per share in private transactions to 59 investors (49 accredited and 10 non-accredited) for an aggregate consideration of $1,151,000. AeroGrow also issued an additional 66,520 shares of common stock as bonus shares to certain of these investors. In addition, AeroGrow offered 235,000 warrants to purchase one share of common stock at $2.50 per share and offered 30,000 warrants to purchase one share of common stock at $5.00 per share. 20,000 warrants were exercised at $2.50 per share. No selling commission or other compensation was paid in connection with such transactions.

In the third tranche, from September 30, 2003, through June 30, 2004, AeroGrow sold 536,221 shares of common stock at $1.665 per share in private transactions to 34 investors (29 accredited and 5 non-accredited) for an aggregate purchase price of $893,244. Also, AeroGrow issued an additional 43,067 shares of common stock as bonus shares to certain investors. In addition, AeroGrow offered 251,098 warrants to purchase one share of common stock at $2.50 per share. No selling commission or other compensation was paid in connection with such transactions. In the aggregate, AeroGrow sold common stock to 102 investors, of which 87 were accredited investors, and 15 were non-accredited investors in these three tranches.

Certain of the warrants previously described, were exercised during the period from August 22, 2003 through January 15, 2004. Consequently, AeroGrow issued 132,000 shares of common stock in private transactions to 7 accredited investors for an aggregate purchase price of $165,000. Also, in connection with the second and third tranche, AeroGrow issued an additional 12,000 shares of common stock as bonus shares to certain investors.

In each of the above transactions, the registrant relied on Rule 506 of Regulation D and Section 4(2) of the 1933 Act for exemption from the registration requirements of the 1933 Act. Each purchaser of common stock and warrants was furnished a private placement memorandum and each had the opportunity to verify the information supplied. AeroGrow obtained a signed representation from each of the purchasers in connection with the offerings of his, her, or its intent to acquire such securities for the purpose of investment only, and not with a view toward the subsequent distribution thereof. Furthermore, each purchaser who was an accredited investor provided a signed representation as to his status as an accredited investor as defined in Rule 501 and Section 4(6) of the 1933 Act. Each of the certificates or other evidence representing the securities sold carries a legend restricting transfer of the securities represented thereby.

From July 30, 2004, through December 31, 2004, AeroGrow sold 498,596 shares of common stock at $5.00 per share in a Colorado registered offering to 116 investors for an aggregate purchase price of $2,492,977, less offering costs of $185,240. Pursuant to the terms of the offering, AeroGrow issued an additional 45,633 shares of common stock as bonus shares to certain investors. In the offering, AeroGrow offered and sold 390,880 warrants to purchase one share of common stock at $10.00 per share and 390,880 warrants to purchase one share of common stock at $15.00 per share. No selling commission or other compensation was paid in connection with such transactions. AeroGrow attempted to qualify for an exemption from registration under the 1933 Act provided by Sections 3(b) and 3(a)(11) of the 1933 Act and Rule 147 promulgated thereunder. Each of the investors in the Colorado intrastate registered offering were and are residents of the State of Colorado. The state of AeroGrow’s principal business location and more than 80% of the proceeds of the offering were utilized within the State of Colorado. Additionally, the securities were subject to the legend requirements of Rule 147. Because AeroGrow is incorporated in the State of Nevada, however, we were unable to qualify for the exemption. See “Infirmity of Colorado Offering in 2004” below.

During December 2004 AeroGrow’s former parent corporation, Mentor Capital, pursuant to applicable Nevada Statutes, made a pro rata dividend distribution to its 172 shareholders of all 1,200,061 shares of our common stock held by it. No consideration was required of any recipient. No commission or other compensation was paid in connection with the distribution. The shares are subject to the following restrictions on further transfer evidenced by a legend on its accompanying certificate: “the common stock may not be further transferred unless the transaction in which they are offered and sold is registered under the Securities Act and applicable state securities laws, or qualifies for exemption from such registration, and further, that no sales of said shares may be made in the public market until six months following the completion of our first registration of shares of common stock under the 1933 Act, and listing of a class of our securities for trading on the OTC BB or other recognized securities exchange.” The shares are further subject to the requirement that no more than 25% of the shares held by any recipient may be sold in any public market during each six-month period which commences following the expiration of six months following the aforesaid registration and listing. The dividend distribution did not involve an offer or sale and was exempt under §2(3) of the Act.

From June 22, 2005, through September 30, 2005, AeroGrow issued 28,000 shares of common stock in private transactions through the exercise of warrants by 3 accredited investors who had previously been issued warrants in the 2002-2004 private placement referenced above, which was conducted pursuant to Rule 506 of Regulation D, under the 1933 Act. A total of 20,000 warrants were exercised at a price of $2.50 per share and 8,000 warrants were exercised at a price of $1.25 per share for an aggregate purchase price of $60,000.

On August 12, 2005, AeroGrow sold 1,600 shares of common stock at $1.00 per share in a private transaction pursuant to an employment agreement with an employee. Such sale was exempt from registration under the 1933 Act provided by Sections 4(2) and/or 4(6) thereof.

On February 22, 2005, AeroGrow filed a registration statement on Form SB-2 for a planned self-underwritten offering of units consisting of one share of our common stock and a warrant to purchase one share of common stock. AeroGrow subsequently withdrew this filing on May 3, 2005, to permit the offer and sale of a private placement of notes, complying with Rule 155(c) as noted in the following paragraph. The requirements of Rule 155(c)(4) and (5) were satisfied. These sections provide that investors are informed of the restricted nature of the securities they are acquiring in the private offering, that Section 11 protections are not available, and a public offering was withdrawn after filing and that the investors receive updated disclosure about the company in which they are investing.

On May 27, 2005, AeroGrow engaged Keating Securities, LLC as placement agent in connection with a proposed offering of notes. In July, August, and September 2005, pursuant to Rule 155(c) promulgated under the 1933 Act, AeroGrow sold to 47 accredited investors notes in an aggregate amount of $3,000,000 bearing interest at 10% per annum and payable on June 30, 2006, which were convertible into shares of our common stock at a price equal to the lesser of (i) $4.00 per share or (ii) 80% of the price at which shares were sold in the first registered offering of securities by the Company, and redeemable 2005 warrants, which may be exercised for up to five years from the final closing date of the notes offering. The requirements of Rule 155(c)(4) and (5) were satisfied. The redeemable 2005 warrants may be exercised for 600,000 shares of common stock at a price of the lesser of $6.00 per share or 120% of the price at which shares are sold in this offering. Holders of the notes were also granted the right to receive conversion warrants to purchase an aggregate 600,000 shares of common stock if the holders convert their convertible notes into common stock. AeroGrow paid commissions of $300,000 to the placement agent in this offering, Keating Securities, LLC. The sales were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Each purchaser was furnished a private placement memorandum and had the opportunity to verify the information supplied. AeroGrow obtained a signed representation from each of the purchasers in connection with this debt offering of such purchaser’s intent to acquire such securities for the purpose of investment only and not with a view toward its subsequent distribution thereof. Furthermore, each purchaser signed a representation as to his status as an accredited investor as defined in Rule 501 and Section 4(6) of the 1933 Act. Each of the convertible notes and redeemable 2005 warrants carries a legend restricting transfer of the securities represented thereby. This offering was the first that the Company conducted using the placement agent services of Keating Securities, LLC. See “Note Modification” below.

In December 2005, AeroGrow sold an aggregate of 395,000 shares of common stock upon exercise of warrants previously issued in a Colorado registered offering. The exercise prices were $1.25, $2.50 and $5.00 and AeroGrow raised aggregate proceeds of $962,500. No selling commission or other compensation was paid in connection with such transactions. Such sales may not have been exempt from registration under the 1933 Act provided by Sections 3(b) and 3(a)(11) and Rule 147. See “Infirmity of Colorado Offering in 2004” below.

On February 6, 2006, AeroGrow engaged Keating Securities, LLC as placement agent in connection with a proposed private placement of securities. On February 24, 2006 and March 1, 2006, through a private placement and after meeting the requirements of Rule 155(c) under the 1933 Act (see above), AeroGrow sold to 167 accredited investors an aggregate of 2,148,000 shares of common stock and common stock purchase warrants to acquire up to 2,148,000 shares of common stock, for $5.00 per unit of one share and one warrant. The requirements of Rule 155(c)(4) and (5) were satisfied. AeroGrow raised $10,740,000 in gross proceeds. AeroGrow paid commissions and expenses of $1,775,048 to Keating Securities, LLC, the placement agent, and issued warrants to designees of Keating Securities, LLC, to acquire up to 214,800 shares of common stock at $6.25 per share. The sales were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Each investor was furnished a private placement memorandum and provided a representation and questionnaire as to their status as an accredited investor and investment intent. This was the second private placement transaction conducted by the Company through Keating Securities, LLC. This private placement was in connection with the merger with Wentworth I, in which Keating Securities, LLC was also paid $350,000 as an advisory fee by Wentworth. Keating Securities, LLC had been designated the lead underwriter of a proposed initial public offering that was abandoned by the Company in January 2006.

On February 24, 2006, AeroGrow issued 580,136 shares in exchange of outstanding securities of Wentworth I, pursuant to Section 4(2) of the 1933 Act. Each of the exchanging stockholders was provided with information about us, and each verified they were accredited investors.

Shares Granted for Services

Periodically, AeroGrow has issued shares of common stock to bona fide employees and consultants who have provided services to AeroGrow in transactions exempt under the 1933 Act.

From July 2, 2002, through December 31, 2002, AeroGrow issued, in lieu of cash compensation, 27,000 shares of common stock for services rendered to it by employees and consultants, which services AeroGrow recorded at an aggregate expense of $32,400.00. In addition, AeroGrow issued 3,000 shares to its directors as compensation for their services rendered as directors. No selling commission or other compensation was paid in connection with any of such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

In 2003, AeroGrow issued, in lieu of cash compensation, 46,999 shares of common stock for services rendered to it by employees and consultants, which services AeroGrow recorded at an aggregate expense of $58,548.75. AeroGrow issued a total of 40,199 shares to employees and consultants in lieu of cash compensation for services rendered to it and 6,000 shares to its directors in lieu of cash compensation. In addition, AeroGrow issued 130,120 shares of our common stock in exchange for 216,865 shares of Mentor Capital common stock held by members of its Advisory Board and in consideration of their services rendered to us. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

In 2004, AeroGrow issued, in lieu of cash compensation, 150,882 shares of common stock for services rendered to it by employees and consultants, which services AeroGrow recorded at an aggregate expense of $559,822.78. A total of 144,882 shares were granted to employees and consultants for services in lieu of cash compensation rendered to it and 6,000 shares were issued to its directors in lieu of cash compensation. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

From January 1, 2005, through September 30, 2005, AeroGrow issued, in lieu of cash compensation, 86,436 shares of common stock for services rendered to it by employees and consultants, which services AeroGrow recorded at an aggregate expense of $432,180.00. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) and/or Section 4(6) thereof and Regulation 701 promulgated under the 1933 Act.

Shares to Corporate Suppliers

We have granted a total of 96,000 shares of common stock to three corporate suppliers in the United States, 7,604 shares of common stock to one landlord and 10,000 shares of common stock to one foreign supplier in privately negotiated transactions exempt from registration under Section 4(2) of the 1933 Act, as amended. Each of the recipients was a key supplier of goods or services with whom AeroGrow had a pre-existing business relationship. All of the shares granted to commercial suppliers were subject to restrictions on resale.

Grants of Options

Periodically, AeroGrow has issued options to purchase shares of common stock to bona fide employees and consultants who have provided services to AeroGrow in transactions exempt under the 1933 Act. All of such issuances were made pursuant to a plan adopted by AeroGrow.

In 2003 AeroGrow granted options for 106,562 shares of our common stock to 22 persons (a total of 3 employees and 19 non-employee consultants). All such options are exercisable for a period of five years commencing from date of issuance. A total of 20,965 of such options are exercisable at the price of $0.005 per share; 9,885 of such options are exercisable at $0.05 per share; 68,009 are exercisable at $1.25 per share; and 7,703 of such options are exercisable at $2.50 per share. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

In 2004 AeroGrow granted options for 77,767 shares of its common stock to 18 persons (including 9 employees and 9 non-employee consultants). All such options are exercisable for a period of five years commencing from date of issuance. A total of 6,750 of such options are exercisable at the price of $0.05 per share; 33,086 are exercisable at $1.25 per share; 27,000 are exercisable at $2.50 per share; and 10,931 are exercisable at $5.00 per share. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

From January 1, 2005, through September 30, 2005, AeroGrow granted options covering 38,669 shares of common stock to 17 persons (12 employees and 5 non-employees). All such options are exercisable for a period of five years commencing from date of issuance. A total of 1,366 of such options are exercisable at the price of $0.50 per share; 2,412 are exercisable at $1.25 per share; and 34,891 are exercisable at $5.00 per share. A total of 18,129 of previously granted options have been canceled. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

As of March 28, 2006, AeroGrow had granted a total of 878,153 options to purchase the Company’s common stock and 82,737 shares of common stock to employees, consultants, and directors of the Company.

Infirmity of Colorado Offering in 2004

In 2004, the Company commenced a private placement intended to qualify under Regulation D, Rule 504. The offering size was increased which prevented use of the Rule 504 exemption, but because the offering was wholly within the state of Colorado, the Company sought to comply with the intrastate exemption for private placement offerings under the Federal and state securities laws, including Section 3(a)(11) of the Securities Act of 1933. Although the Company believed it met all the requirements for this exemption, after the transaction, it realized that its incorporation in the State of Nevada precluded the use of the exemption for an offering in the State of Colorado. Therefore, the exemption relied on was not available. There is no other exemption under Federal law on which the Company can rely. Under Section 5 of the Securities Act, it is unlawful to sell unregistered, non-exempt securities. Under Section 12(a)(1) of the Securities Act, investors who are sold unregistered, non-exempt transaction securities may bring an action to get their money back, plus interest. Under Section 13 of the Securities Act, investors have one year from the date of such violation to file such an action, although in certain circumstances where a company fraudulently concealed or hid the truth about the violation, the time period can be three years in which to bring an action. The Company has now disclosed the potential liability. Therefore, it believes that the extent of potential damages would be the amount of the Colorado offering, plus interest, to the extent that persons are not time barred. No provision for this contingency has been made in the financial statements of the Company.

Reference is made to the disclosure set forth under Items 2.01 and 8.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

Reference is made to the disclosure set forth under Items 2.01 and 8.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The holders of Wentworth common stock, by the terms of the Merger Agreement, exchanged their shares of Wentworth common stock for shares of common stock of AeroGrow. The common stock of AeroGrow is governed by the terms of the laws of the State of Nevada, the state of incorporation of AeroGrow, and the terms of the certificate of incorporation and by-laws of AeroGrow. Copies of the certificate of incorporation and the by-laws of AeroGrow are filed with this Current Report on Form 8-K. Also, see the Description of Securities under Item 8.01.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Items 2.01 and 5.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Management

The corporate existence of Wentworth ceased upon the Merger and the following persons who were the directors and officers of AeroGrow at that time continued in those positions after the Merger. Each of the directors of AeroGrow was elected to their positions at an annual meeting of the stockholders of AeroGrow held February 23, 2006. Immediately thereafter, the newly elected directors held a meeting and appointed the officers of AeroGrow and took other action to establish the corporate governance of the company.

Name	Age	Position with AeroGrow	Serving as a Director Since
W. Michael Bissonnette	57	Chief Executive Officer, President and Director	2002
Richard A. Kranitz	61	Director	2002
Wayne Harding	50	Director	2005
Jack J. Walker	71	Director	2006
Kenneth Leung	61	Director	2006

W. Michael Bissonnette is our founding shareholder and has served as chief executive officer, president and a director of AeroGrow since July 2002. Concurrently, he has served as chief executive officer, president, and a director of our former parent company, Mentor Capital Consultants, Inc. since March 2000. Mentor Capital currently has no active operating business. From 1994 through 2000, Mr. Bissonnette was a private investor. From 1989 to 1994, he was the founder, chief executive officer, president, and a director of Voice Powered Technology International, Inc., an international consumer electronics company. From 1977 to 1989, Mr. Bissonnette was the founder, chief executive officer and president of Knight Protective Industries, Inc., an international consumer security products company. Prior to 1977, he was founder, chief executive officer and president of Shagrila Carpets, Inc., a multi-store retailer of commercial and home carpeting. Both Voice Powered Technology and Knight Protective Industries specialized in the funding, development, and marketing of technology-based consumer products.

Richard A. Kranitz has been a director of AeroGrow since July 2002. He has also served as a director of Mentor Capital since March 2000. Mr. Kranitz has been an attorney in private practice since 1970 emphasizing securities, banking and business law. From 1990 to the present he has been an attorney in Kranitz & Philipp in Grafton, Wisconsin. Previously, following the death of a partner in 1976, he formed the Law Offices of Richard A. Kranitz. From 1982 to 1983 he also was a member of Fretty & Kranitz and from 1977 to 1978 he was also a member of Habush, Gillick, Habush, Davis, Murphy, Kraemer & Kranitz. He was a member of McKay, Martin & Kranitz from 1973 to 1976, and was employed by Reinhart, Boerner, Van Deuren, Norris & Reiselbach, s.c. from 1970 to 1973. Mr. Kranitz served as Law Clerk to the Honorable Myron L. Gordon in the U.S. District Court (E.D. Wisconsin) from 1969 to 1970. Mr. Kranitz has served as a director of the Grafton State Bank from 1990 to present. He served as a venture capital consultant to, and director of, various companies, and he has served at various times as a director of various professional, civic, or charitable organizations.

Wayne Harding has been a director since October 2005. He has served as vice president business development of Rivet Software since December 2004. From August 2002 to December 2004 Mr. Harding was owner and President of Wayne Harding & Company CPAs and from 2000 until August 2002 he was director-business development of CPA2Biz. He provided consulting services for AeroGrow from December 2003 through March 2004. Mr. Harding is a certified public accountant licensed in Colorado. He is past president of the Colorado Society of CPAs and past member of the Governing Council for the American Institute of CPAs.

Jack J. Walker has been a director since the February 23, 2006, annual meeting of shareholders. He has served as president of English & Continental Properties, Inc., a real estate investment and development company, since 1980 to present. From 1976 to 1985, Mr. Walker was president of March Trade & Finance, Inc., a private investment company. From 1974 to 1976, Mr. Walker acquired control of Charles Spreckly Industries, Town & Commercial Properties and Associated Development Holdings. In 1961 he started English & Continental Property Company, and became joint Managing Director of this commercial development company until 1976. Mr. Walker began his career in 1957 as a lawyer in London, England specializing in real estate, financing, international tax, and corporate affairs. Mr. Walker has served as a director of Megafoods Stores Inc. from 1984 to 1993. In addition, since 1975 through the present, he has served as a venture capital consultant to companies on financial and pre-IPO strategies. In addition, he created the Walker Foundation for Charitable Activities and he has served at various times as a director of various professional, civic, and charitable organizations.

Kenneth Leung has been a director since the February 23, 2006, annual meeting of shareholders. From 1995 to the present he has been Managing Director of Investment Banking-Environmental and the Chief Investment Officer of the Environmental Opportunities Fund at Sanders Morris Harris. Previously Mr. Leung served as Managing Director Investment Banking & Research-Environmental at Smith Barney from 1978 to 1994. He was Vice President Investment Banking & Research-Environmental with F. Eberstadt & Co. from 1974 to 1978. Previously, he was an Assistant Treasurer Investment Research-Environmental with Chemical Bank from 1968-1974. Mr. Leung served on the boards of American Ecology since February 2005 and SystemOne Technologies since June 2000, both of which are public companies. He has served at various times as a director of various civic and charitable organizations.

All directors are elected to annual terms by the holders of common stock. All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the Board.

Description of Other Officers of the Corporation

All of the officers of the corporation are appointed by the board of directors to serve until their termination or resignation or appointment of a successor. The current officers are:

Mitchell Rubin was elected chief financial officer and treasurer of AeroGrow on February 23, 2006. Prior to joining AeroGrow, from January 2003 through February 2006, Mr. Rubin was an independent financial consultant. From July 1999 to December 2002, Mr. Rubin was the Chief Financial Officer of Web-Ideals LLC, a privately owned application service provider that offered a web-based application for managing direct to consumer commerce. From January 1994 to June 1999, Mr. Rubin held various positions including Chief Financial Officer, Chief Executive Officer, and director with Voice Powered Technology International Inc., a publicly held developer and manufacturer of consumer electronic products. From July 1991 to December 1993, Mr. Rubin served as Executive Vice President and Chief Operating Officer of Regal Group, Inc., a television direct-response company. Mr. Rubin began his career as a certified public accountant.

Randy Seffren has been chief marketing officer of AeroGrow since April 2004 on a consulting basis through Prometheus Communications Group, a company of which he is the principal owner, and through which he has billed AeroGrow. Mr. Seffren has 25 years of senior executive level marketing experience with major advertising and direct response agencies. From 1999 to 2004, Mr. Seffren headed the marketing efforts for healthcare communications companies, including Orbis Broadcast Group and MedEd Architects. From 1993 to 1999, he was executive vice president with Reebok Home Fitness/DP Fitness/Body By Jake Fitness/Kent & Spiegel Direct. From 1989 to 1993, Mr. Seffren led the marketing, communications and product development efforts as director of marketing communications with Life Fitness, a fitness equipment company. In these positions Mr. Seffren introduced numerous consumer products on a global scale from product development through marketing and communications. He leveraged the brand image and direct response marketing of these products through distribution into specialty and mass retail channels.

There are no family relationships (whether by blood, marriage or adoption) between or among the AeroGrow directors or executive officers or the directors.

The business addresses of the directors are: W. Michael Bissonnette, AeroGrow International, Inc., 900 28th Street, Suite 201, Boulder, Colorado 80303; Richard A. Kranitz, Kranitz & Philipp, 1238 12th Avenue, Grafton, Wisconsin 53024; Wayne Harding, 5206 S. Hanover Way, Englewood, Colorado 80111; Jack J. Walker, English & Continental Properties, Inc., 5600 Arapahoe Road, Suite 205, Boulder, Colorado 80303; Kenneth Leung, Sanders Morris Harris, 527 Madison Avenue, New York, New York 10022.

Board Committees, Meetings and Compensation

Committees of the Board

Our board of directors considers all major decisions. AeroGrow has established two standing committees so that some matters can be addressed in more depth than may be possible in a full board meeting: an audit committee and a governance, compensation and nominating committee. These two committees each operate under a written charter. The board has affirmatively determined that Mr. Harding is independent as defined by applicable securities law and NASDAQ corporate governance guidelines. As of March 28, 2006, AeroGrow elected to comply with the corporate governance requirements of NASDQ which satisfied its obligation pursuant to the Merger Agreement. Following is a description of both of these committees.

Audit Committee. The current members of our audit committee are Mr. Harding (chairman), Mr. Jack Walker, and Mr. Kenneth Leung. Mr. Harding is considered a financial expert and Messrs Walker and Leung are considered financially literate under the rules of the Securities and Exchange Commission for audit committee members. As AeroGrow adds additional independent members to our board of directors as required by applicable securities law or exchange listing guidelines when applicable, such independent directors may be appointed to our audit committee or the membership of the committee may be changed. This committee’s charter provides that the committee shall:

•	oversee the accounting and financial reporting processes and audits of the financial statements,

•
assist the board with oversight of the integrity of our financial statements, company compliance with legal and regulatory requirements, its independent auditors’ qualifications and independence and the performance of the independent auditors, and

•	provide the board with the results of its monitoring.

Governance, Compensation and Nominating Committee. The current members of the governance, compensation and nominating committee are Mr. Harding (chairman), Mr. Jack Walker and Mr. Kenneth Leung. Each of these persons is an independent director. This committee’s charter provides that the committee shall:

•	recommend to the board the corporate governance guidelines to be followed,

•	review and recommend the nomination of board members,

•	set the compensation for the chief executive officer and other officer, and

•	administer the equity performance plans of AeroGrow.

Meetings. During fiscal year ended December 31, 2005, the board of directors met 15 times. Each director attended all of the meetings held by the board during the period that he served as a director of AeroGrow.

Director Compensation

In 2004 and 2005 each director received 2,000 shares of common stock for his service as director. Mr. Bissonnette has agreed to forego any future stock-based compensation for serving as a director of AeroGrow. AeroGrow compensates directors $500 for attending meetings and reimburses them for their out-of-pocket expenses for attending meetings. On March 28, 2006, AeroGrow granted to each of its four outside directors 2,500 shares of the Company’s common stock at a value of $5.00 per share for a total of $12,500 for each director, or an aggregate total of $50,000, and 10,000 fully vested five-year options to purchase AeroGrow common stock at an exercise price of $5.00 per share for services for the fiscal year ending December 31, 2005.

Management Compensation

The following table provides information concerning compensation earned by Mr. Bissonnette, our chief executive officer, Mr. Gutterman, our former chief financial officer, and Mr. Seffren, our chief marketing officer during 2005, 2004 and 2003. No other executive officer of AeroGrow was paid in excess of $100,000 in 2005.

Summary Compensation Table Annual
Compensation
Name and Principal Position	Year		Salary		Bonus		All Other Compensation

W. Michael Bissonnette, CEO, President and Director(1)	2005 2004 2003		$156,954 134,428 123,046	$ $ $	0 0 0	$ $ $	10,000(2 10,000(2 2,500(2	) ) )

Randy Seffren, CMO	2005 2004 2005	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	404,653(3) 215,566(3) 0

Jerry L. Gutterman, Former, CFO	2005 2004 2003	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	277,005(4 56,723(4 89,355(4	) ) )

Mitchell Rubin, CFO	2005 2004 2003	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	29,937(5) 0 0

(1)	Mr. Bissonnette also received perquisites and other personal benefits totaling $31,954 in 2005, $24,504 in 2004, and $22,566 in 2003.

(2)	Other compensation reflects the value at the time of grant of shares of our common stock received by Mr. Bissonnette in each year.

(3)
Other compensation reflects consulting fees of $164,153 and $84,466 and the value at the time of grant of shares of our common stock received by Prometheus Communications Group, LLC of which Mr. Seffren is the 100% owner and managing member, in 2005 and 2004, respectively. Mr. Seffren provided marketing services through his company and billed AeroGrow through his company.

(4)
Other compensation reflects consulting fees of $139,330 and the value at the time of grant of shares of our common stock received by Mr. Gutterman in 2005. Also reflected are 10,000 shares valued at $0.25 in 2003, and 10,000 shares valued at $1.00 per share in 2004, all on a pre-Reverse Split basis. Other compensation also includes $46,723 and $67,955 of consulting fees paid in 2004 and 2003, respectively, and 75,600 shares of our common stock issued in 2003 for services rendered on the Advisory Board, which services AeroGrow recorded as an expense of $0.25 per share, on a pre-Reverse Split basis. In 2004, Mr. Gutterman received options to purchase 99,612 shares of our common stock at an exercise price of $.025 per share, on a pre-Reverse Split basis. In 2003, Mr. Gutterman received options to purchase 235,451 shares of our common stock at an exercise price of $.025 per share, on a pre-Reverse Split basis. The value of these stock options is not included in the above table.

(5)	Other compensation reflects consulting fees of $29,937.

Compensation Plans

Amended 2003 Stock Option Plan. On January 3, 2003, the board of directors adopted a stock option plan for key employees (including key employees who are directors), non-employee directors, consultants and investors which provides that an aggregate of 400,000 shares of our common stock may be granted under the plan (“2003 Plan”). On December 31, 2005, there were options for 204,869 shares outstanding and the remaining options of 195,131 were merged into the 2005 Equity Compensation Plan on August 22, 2005, and the 2003 plan no longer separately exists. Vesting schedules are determined individually for each grant.

Administration. The plan is administered by our Governance, Compensation and Nominating Committee, and in the past was administered by the board. The plan provides that it may be administered by either the committee or board, and in its administration it may:

•	select participants,

•	determine the date of grant, exercise price and other terms of options,

•	establish rules and regulations to administer the plan,

•	amend, suspend, or discontinue the plan subject to applicable shareholder approval,

•	interpret the rules relating to the plan, and

•	otherwise administer the plan.

Stock Options. The plan provides that the committee may grant both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The committee determines the terms and vesting provisions, including the exercise price. The maximum term of each option and the times at which each option will be exercisable generally are fixed by the committee, except that no option may have a term exceeding ten years. Shares subject to options that expire or otherwise terminate remain available for awards under the plan. Shares issued under the plan may be either newly issued shares or shares which AeroGrow has reacquired.

2005 Equity Compensation Plan. In August 2005 AeroGrow adopted the 2005 Equity Compensation Plan (“2005 Plan”) to promote the interests of AeroGrow and our shareholders by attracting, retaining, and motivating our key officers, employees, directors, and consultants. A total of 1,505,000 shares of our common stock may be granted under this plan pursuant to stock options or awards of shares of restricted stock. As of December 31, 2005, 28,401 options and 157,192 shares of restricted stock had been granted under this plan and 1,319,407 remain available for grant. Our 2003 stock option plan was merged into this plan in August 2005, which modification was approved by the stockholders in February 23, 2006; the 2003 Plan no longer separately exists. The options for the 204,869 shares issued under the 2003 Plan continue to be governed by their grant agreements but are administered under the 2005 Plan. The 2005 Plan was approved by our stockholders at the annual meeting of stockholders held February 23, 2006. As of March 28, 2006, AeroGrow granted an additional 888,153 options and 83,737 shares of its common stock pursuant to the 2005 Plan. As of that date, there were 351,671 unallocated shares that may be the subject of awards in the future.

Shares Available for Awards. Shares subject to an award that is cancelled, expired unexercised, forfeited, settled in cash or otherwise terminated remain available for awards under the plan. Shares issued under the 2005 Plan may be either newly issued shares or shares which AeroGrow has reacquired. The plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986. Under these limitations no single participant may generally receive awards in any calendar year that relate to more than $1 million. Finally, awards may generally be adjusted to prevent dilution or enlargement of benefits when certain events occur such as a stock dividend, reorganization, recapitalization, stock split, combination, merger, or consolidation.

Eligibility. Our employees, directors and consultants may be granted awards under the plan. As of March 31, 2006, approximately 57 individuals were eligible to participate.

Administration. The plan is administered by the Governance, Compensation and Nominating Committee. Awards to directors serving on the committee are determined and administered by the full board of directors. The committee may:

•	select participants,

•	determine the type and number of awards to be granted,

•	determine the exercise or purchase price, vesting periods and any performance goals,

•	determine and later amend the terms and conditions of any award,

•	interpret the rules relating to the plan, and

•	otherwise administer the plan.

Stock Options. The committee may grant both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The committee determines the terms and individual vesting schedules for each grant including the exercise price which may not be less than the fair market value of a share of common stock on the date of the grant.

Restricted Shares. The committee may grant restricted shares of common stock. Restricted shares are shares of common stock with transfer restrictions. These restrictions lapse on the basis of performance and/or continued employment as determined in advance by the committee. They may be forfeited by participants as specified by the committee in the award agreement. A participant who has received a grant of restricted shares will receive dividends and the right to vote those shares. Restricted shares may not be transferred, encumbered or disposed of during the restricted period or until after the restrictive conditions are met.

Other Terms. All outstanding awards vest, become immediately exercisable or payable, and have all restrictions lifted immediately when AeroGrow experiences a change in control. The Board may amend or terminate the plan subject to applicable stockholder approval. The committee may not amend the terms of previously granted options to reduce the exercise price or cancel options and grant substitute options with a lower exercise price than the cancelled options. The committee also may not adversely affect the rights of any award holder without the award holder’s consent.

Mr. Gutterman was granted 69,429 stock options at an exercise price of $1.25 per share stock options under the 2003 Plan. Mr. Rubin was granted 1,366 stock options at an exercise price of $0.50 per share stock options under the 2003 Plan. They are the only executive officers who have been granted stock options under that Plan.

Mr. Bissonnette, Mr. Gutterman and Mr. Seffren were granted 2,000, 24,710, and 28,520 restricted shares of common stock, respectively, under the 2005 Plan. Mr. Rubin was granted 2,402 stock options at an exercise price of $0.50 per share stock options under the 2005 Plan.

Equity Compensation Plan Information. The following table shows the total shares of common stock reserved for issuance for outstanding options granted under the 2003 Plan and the 2005 Plan as of December 31, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for issuance under our Amended 2003 Stock Option Plan	Number of securities remaining available for issuance under our 2005 Equity Compensation Plan
Equity compensation plans not approved by stockholders	204,869	$2.13	0	N/A
Equity compensation plans approved by stockholders	28,401	$3.81	NA	1,239,803
Total	233,270	$2.34		1,239,803

This table does not reflect 86,436 and 358,008 shares of common stock issued through December 31, 2005 and 2004, respectively, to employees and consultants as compensation and not as part of a plan.

Employment Contracts

AeroGrow has entered into employment agreements with W. Michael Bissonnette, Mitchell Rubin, and Jeff Brainard.

The employment agreement of Mr. Bissonnette provides that he will be employed as the chief executive officer of AeroGrow for an initial term of 24 months, renewable automatically for successive one year terms. He will be paid a base salary of $225,000. Mr. Bissonnette will also be able to participate in equity compensation plans as determined by the compensation committee. Mr. Bissonnette will be reimbursed car and home office expenses at the rate of $2,500 per month and participate in regular employee benefit plans as provided by the Company. If Mr. Bissonnette is terminated without cause by the Company or Mr. Bissonnette terminates upon a Company breach, he will be paid his base salary, medical benefits, and pro rata portion of the bonus for one year. If he terminates his employment without cause, he will be paid his salary to the end of the month of such notice. Mr. Bissonnette has agreed to regular confidentiality provisions and agreed not to compete with AeroGrow in the area of aeroponics products and business for two years after the termination of employment. Any inventions, including modifications, are assigned to the Company by the terms of the agreement.

The employment agreement of Mr. Rubin provides that he will be employed as the chief financial officer of the Company. He will devote his entire business time to the affairs of the Company, provided that for the first four months of his employment he may devote a limited amount of time to non-competitive business activities during the work day in transition from his prior consulting business. The initial term is two years and renewable for successive one year terms. Mr. Rubin shall receive base compensation of $200,000 per year and a bonus per fiscal year of not less than 1.5% of EBITDA. In the event of termination of the agreement by AeroGrow without cause or breach by AeroGrow, Mr. Rubin shall be entitled to receive severance compensation equivalent to six months base salary and the pro rata bonus. The agreement also provides for medical, vacation and other benefits commensurate with the policies and programs as adopted by AeroGrow for its senior executives. Further, the agreement provides for Mr. Rubin to receive a grant of 125,000 options to purchase AeroGrow’s common stock under AeroGrow’s 2005 Equity Compensation Plan at an exercise price of not greater than $5.00. The options shall: (i) vest pursuant to terms no less than a minimum of 50% of the amount of the grant per each 12 month period from the date of grant; (ii) shall not expire in less than five years from the date of grant; (iii) shall be subject to other standard terms and conditions under the 2005 Equity Compensation Plan; and; (iv) shall have other terms and conditions no less favorable than that granted to other senior executives of the Company. Mr. Rubin has agreed to regular confidentiality and inventions assignment provisions and agreed not to compete with AeroGrow for two years after the termination of employment.

The employment agreement of Mr. Brainard provides that he will be employed as the vice president, sales of the Company. He will devote his entire business time to the affairs of the Company working from his home office in Lexington, Massachusetts. The initial term is two years and renewable for successive one year terms. Mr. Brainard shall receive base compensation of $150,000 per year and a bonus per fiscal year in an amount not less than the greater of; a) $50,000; b) 0.5 per cent of retail net sales, net of all customer deductions including but not limited to returns, allowances, bad debts and other deductions; or c) 1.5% of the EBITDA of the Company as determined by the Company’s annual financial statements and pro rated for any portion of such annual period covered under this Agreement. Such bonus shall be payable for the initial year in two installments, $25,000 to be paid six months following the initial date hereof and an additional $25,000 12 months following the date hereof and the balance not later than 120 days after the end of the each of the Company’s fiscal years covered under this agreement. The agreement also provides for medical, vacation and other benefits commensurate with the policies and programs as adopted by AeroGrow for its senior executives. Further, the agreement provides for Mr. Brainard to receive a grant of 125,000 options to purchase AeroGrow’s common stock under AeroGrow’s 2005 Equity Compensation Plan at an exercise price of not greater than $5.00. The options (i) shall vest pursuant to terms no less than a minimum of 33% of the amount of the grant at the date granted and 33% per each 12 month period from the date of grant; (ii) shall not expire in less than five years from the date of grant; and (iii) shall be subject to other standard terms and conditions under the 2005 Equity Compensation Plan. Mr. Brainard has agreed to regular confidentiality and inventions assignment provisions and agreed not to compete with AeroGrow for a period equal to the term employed after the termination of employment. In addition, in the event of a change in control of AeroGrow, including a change in chief executive officer, Mr. Brainard shall be entitled to receive severance for one year.

Except as set forth above, all employees of AeroGrow are employed on “at will” basis.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On February 24, 2006, AeroGrow filed a Certificate of Amendment to the Certificate of Incorporation to change the corporate name to “AeroGrow International, Inc.” This was a corrective amendment to remove the space in the “AeroGrow” part of the name.

Effective as of the Merger, pursuant to the provisions of the bylaws of AeroGrow, the board of directors, by resolution, set the number of directors on the board of directors of AeroGrow to be five. At the annual meeting held February 23, 2006, five persons were elected directors of AeroGrow.

Item 5.06 Change In Shell Company Status

Please see the discussion of “Closing of the Merger” in Item 2.01 above, which discussion is incorporated herein by reference.

Item 8.01 Other Events.

The following is a description of AeroGrow’s business as of February 24, 2006.

Overview

AeroGrow was formed as a Nevada corporation on March 25, 2002. AeroGrow’s principal business is developing and marketing advanced indoor aeroponic garden systems designed and priced to appeal to the gardening, cooking and small kitchen appliance, healthy eating, and home and office décor markets worldwide. Guided by the consumer product marketing experience of its founder, AeroGrow’s principal activities since its formation through March 2006 have consisted of product research and development resulting in the filing of 14 patent applications and ten trademark applications, the development of two proprietary growing systems and six proprietary seed kits, research into the markets for AeroGrow’s products and the best channels through which to sell them, product engineering, business planning, and raising the capital necessary to fund these activities. These development activities included an iterative process of experimentation, consumer testing, and adjustment, in consultation with scientists familiar with the technology. AeroGrow’s experimentation included more than 500 internal tests on nutrients, lighting, water quality, and seed varieties in our greenhouses and labs between August 2002 and December 2005. Often, these tests were combined with in-home use of our systems by sample consumers picked from our employees and investors. User feedback from these tests was often incorporated in next generation products and development. In December 2005, AeroGrow commenced pilot production of its AeroGarden™ system, and in March 2006, AeroGrow began shipping these systems to retail and catalogue customers.

AeroGrow’s principal products are “kitchen garden” indoor growing systems and proprietary seed kits that will allow consumers, with or without gardening experience, to easily grow cherry tomatoes, cilantro, chives, basil, dill, oregano, mint, flowers, chili peppers, and lettuce throughout the year. AeroGrow’s kitchen garden systems are designed to be simple, consistently successful, and affordable. AeroGrow believes that its focus on the design and features of its kitchen garden systems will make them the first of their kind on the consumer market. We reached this conclusion using standard means of market research, including focus groups and potential customer interview techniques, review of potentially competitive products offered at all ranges of functionality and price, and testing of products that may be considered competitive in function although not necessarily competitive in terms of market orientation.

AeroGrow has filed 13 patent applications in the United States and one international patent application to protect its core inventions. No patents have been grated and there is no assurance such applications will be granted. Although aeroponic technology cannot in and of itself be patented, the patent applications include aeroponic technological advances (described below) as well as product, nutrient and seed pod inventions designed to enhance plant growth. Many of AeroGrow’s patent-pending companion technologies are based on its innovations in the fields of biology, plant physiology, chemistry and adaptive learning computer science. In addition, AeroGrow has developed certain trade secrets which simplify, combine, and integrate its core technologies into its indoor kitchen garden systems.

AeroGrow believes that its inventions and combined technologies will allow almost anyone, from consumers who have no gardening experience to professional gardeners, to produce year-round harvests of cherry tomatoes, cilantro, chives, basil, dill, oregano, mint, flowers, chili peppers, and lettuce, which are provided in its seed kits regardless of season, weather, or lack of natural light. AeroGrow believes that its kitchen garden systems’ unique and attractive designs make them appropriate for use in almost any location, including kitchens, bathrooms, living areas, and offices.

AeroGrow’s basic kitchen garden system and its deluxe kitchen garden system are projected to retail at prices ranging from $99 to $149 based on the channel of distribution in which they are sold and the specific product features provided.

Hydroponics Industry - Background and Opportunity

Hydroponics is the science of growing plants in water instead of soil. Used commercially worldwide, hydroponics is considered an advanced and often preferred crop production method. Hydroponics is typically used inside greenhouses to give growers the ability to better regulate and control nutrient delivery, light, air, water, humidity, pests, and temperature. Hydroponic growers benefit by producing crops faster and enjoying higher crop yields per acre than traditional soil-based growers.

Aeroponic technology is derived from hydroponics and occurs when plant roots are suspended in an air chamber and bathed at regular intervals with nutrient solution. AeroGrow believes that the aeroponic technology used in its kitchen garden systems is a technological advance over hydroponics because plant roots are suspended in a near-100% humidity enclosed air chamber and bathed in a nutrient-rich solution. Aeroponic methods ensure the plants not only have sufficient water, nutrients and, of course, oxygen, but the temperature inside the root chamber can be easily controlled, ensuring temperature stress of the plant does not limit growth. For this reason, the use of a well-designed and maintained aeroponic system can yield increases in growth rate and plant survival when compared to hydroponics systems.

From August 2002 through July 2005, AeroGrow conducted research with approximately 500 individuals who were identified because they either signed up on the Company website to pre-order the basic AeroGrow product, agreed to be beta testers of the basic product, came to preview meetings concerning the Company, or were friends of employees and consultants of the Company that were asked to locate persons for market testing. Persons found AeroGrow’s website through referrals, web searches, or as a result of fund raising and hiring activities. The research consisted of face to face and internet interviews/surveys with potential consumers and standard focus group experiences. From some of the contacts, AeroGrow obtained a 10 page questionnaire, and in other instances the responses were taped for later review. Persons from approximately 35 states responded to the surveys and focus groups. A professional market research consultant assisted with the design, implementation, and analysis of the focus groups, individual interviews, and surveys. From this research, it appears to AeroGrow that there is a potential sizeable national market for its countertop soil-less kitchen garden systems for use indoors in homes and offices. Until the development of AeroGrow’s kitchen garden systems, significant barriers have prevented hydroponic or aeroponic technology from being incorporated into mainstream, mass-marketed consumer products, including:

•  Consumers generally lack the specialized knowledge required to select, set up, operate, and maintain the various components for a typical hydroponic or aeroponic system, including growing trays, irrigation channels, growing media nutrient reservoirs and nutrient delivery systems consisting of electronic timers, pumps, motors, tubing, and nozzles.

•  Consumers generally do not possess the specialized knowledge required to select, set up, operate and maintain the varied indoor lighting systems that are necessary to grow plants in the absence of adequate indoor natural light.

•  Consumers are required to properly mix and measure complex hydroponic nutrient formulas which change depending on the plant variety and the stage of plant growth. In addition, consumers must deal with the problem of nutrient spoilage.

•  Federally-mandated water quality reports show that the water in many large cities is not suitable for hydroponic or aeroponic growing and requires chemical treatments. Consumers generally are unaware of how to adjust the water for healthy plant growth.

AeroGrow believes that these complexities have been accepted in existing hydroponic market channels because its research has indicated that hydroponic manufacturers have generally focused their product development and marketing efforts on satisfying the needs of the commercial greenhouse and dedicated hobbyist markets. AeroGrow’s research has indicated that the hydroponic growing equipment currently available in these markets is bulky, expensive and comprised of many parts. These users are motivated to gain the specialized knowledge, equipment and experience currently required to successfully grow plants with these products.

AeroGrow believes that the complexities of currently available commercial hydroponic products fail to address the needs and wants of the mass consumer market, leaving that market unserved. AeroGrow further believes that its trade secrets, patent-pending inventions, and companion technologies have simplified and improved hydroponic and aeroponic technologies and enabled it to create the first indoor aeroponic gardening system appropriate for the mass consumer market.

AeroGrow’s Proprietary Technology

AeroGrow has spent more than three years innovating, simplifying, combining, and integrating numerous proprietary technologies and inventions into a family of “plug and grow” aeroponic kitchen garden systems and related seed kits specifically designed and priced for the mass consumer market. AeroGrow has filed 13 patent applications in the United States and one international patent application to protect its inventions. Following is a description of AeroGrow’s proprietary technologies and inventions which are used together in its kitchen garden system and seed kits. The inventions under the patent applications have not been granted patents, and there can be no assurance that patents will be granted.

Rainforest Nutrient Delivery System. AeroGrow’s “rainforest” nutrient delivery system combines its patent-pending technologies with features from several hydroponics or aeroponic methodologies into a proprietary system designed to provide aeroponic plant growth. These hydroponics or aeroponic methodologies include:

•  Drip Technologies. Drip systems create nutrient irrigation by pumping nutrient solution from a reservoir up to the base of the plant and saturating a soil-less growing medium. The growing medium delivers nutrients and moisture to plant roots which is similar to rainwater as it drips through the soil and past plant roots.

•  Ein Gedi Aeroponic Technologies. Plant roots in aeroponic systems are suspended in an air chamber and bathed at regular intervals with nutrient solution. In the Ein Gedi variation of aeroponics, plant roots are allowed to grow directly into nutrient solution after passing through an air space.

AeroGrow’s rainforest technology suspends plant roots into a 2 to 4 inch air chamber above an oxygenated nutrient solution. Nutrients are pumped from the nutrient reservoir to the base of each plant where a regulated flow of nutrients drips down through plant roots.

Pre-Seeded Bio-Grow Seed Pods. AeroGrow’s proprietary bio-grow seed pods include pre-implanted seeds, a bio-sponge growing medium, removable bio-dome covers, and a grow basket to assist with the proper distribution of moisture. AeroGrow’s seed pods must be used in its kitchen garden systems in order to grow plants. AeroGrow believes consumers may use seeds purchased from other sources for use in its kitchen garden system, although AeroGrow cannot provide any assurances on germination and growth in such cases.

AeroGrow selected the seeds to pre-implant in its bio-grow seed pods after two years of extensive research which included:

•  analyzing thousands of seed varieties,

•  growing and testing several hundred varieties of plants in its greenhouse and grow laboratories, and

•  testing the taste and appearance of its grown vegetables, herbs and flowers with consumers.

AeroGrow implants its selected seeds in a bio-sponge growing medium that, based upon research by AeroGrow, facilitates rapid germination and enhanced root growth in comparison to other mediums tested, as well as supporting plant roots from germination through maturity and harvest. AeroGrow’s bio-grow domes create a mini-greenhouse environment by covering the grow surface to create a near-100% humidity air chamber which is optimal for most plant germination and initial growth. Bio-grow domes help regulate moisture and temperature to levels optimal for plant germination.

AeroGrow’s proprietary bio-grow seed pods are a vital component of its kitchen garden system. AeroGrow’s bio-grow seed pods will be packaged along with nutrients in its proprietary seed kits to be used exclusively in its kitchen garden systems. These seed kits currently include seeds for cherry tomatoes, cilantro, chives, basil, dill, oregano, mint, chili peppers and flowers. In addition to pre-seeded pods, AeroGrow also plans to allow consumers to purchase unseeded pods to give them the opportunity to grow their own seeds in AeroGrow’s kitchen garden systems. AeroGrow seed pods will be required for use with the kitchen garden systems. However, not all plants are appropriate to grow in the kitchen garden system.

Microprocessor-Based Control Panel and Nutrient Cycle Delivery System. AeroGrow believes that certain common problems face both experienced gardeners and beginning gardeners, including:

•  improperly watering plants,

•  improperly feeding plants, and

•  failing to provide plants with sufficient light needed for healthy growth.

To assist consumers, especially inexperienced gardeners, AeroGrow has developed two patent-pending microprocessor-based technologies that address these common problems. These technologies are designed to:

•  regulate the lighting system,

•  automatically alert users when it is time to add water and nutrients,

•  help simplify and reduce consumers’ time and involvement in caring for plants,

•  reduce the variables and errors often made by consumers in plant care, and

•  enhance plant growth.

AeroGrow has developed two kitchen garden systems with different control systems which are described below at “AeroGrow’s Kitchen Garden Systems.” AeroGrow’s microprocessor-based control panel will be available as an accessory for its basic kitchen garden system and is included as a standard feature on its deluxe kitchen garden system. This control panel includes an electronic nutrient and water reminder system and microprocessor-controlled lights that alert consumers to add water and nutrients when needed and help ensure that plants are properly fed and receive the proper lighting. Without the microprocessor control panel, the user is required to track the time since the last nutrient tablets were added and needs to monitor the system visually to determine when to add water.

In addition, AeroGrow’s deluxe kitchen garden system includes its microprocessor-based nutrient cycle delivery system as a standard feature. With its nutrient cycle delivery system, the consumer selects from four plant types (lettuce, herbs, tomatoes, or flowers) and the system then automatically adjusts and optimizes the nutrient, water and lighting cycles based on the plant variety selected.

Time-Release Nutrient Tablets. Plants require a balanced mixture of nutrients for optimal growth. Certain nutrient combinations, including calcium nitrate and magnesium sulphate, generally cannot be combined, mixed or stored in the same container due to specific chemical reactions that bind them together and renders them useless to plants. Hydroponic growers seek to solve this problem by packaging various nutrient concentrations in up to four separate containers which are individually measured and added as needed by the consumer. These nutrient complexities require consumers using hydroponic systems to:

•  understand the blends of nutrient fertilizer that are best suited for the specific variety of plants they are growing,

•  understand the nutrient requirements for the specific plant variety at each of three stages of its growth and maturity,

•  measure and blend nutrients from up to four different concentrated solutions and add them to specific measured quantities of water, and

•  monitor, adjust and re-mix nutrient fertilizers over time.

AeroGrow believes that current plant nutrition processes required for successful hydroponic growing have created barriers to mass consumer use and acceptance because they are cumbersome and complex. To help overcome these barriers, AeroGrow has spent nearly three years developing time-release nutrient tablets designed specifically to deliver the proper nutrients to the plants, while offering consumers a user-friendly nutrient system. The consumer simply adds the plant-specific nutrient tablets to the kitchen garden systems when instructed by the microprocessor-based nutrient cycle delivery system, usually once every two weeks. The nutrient tablets eliminate the need for measuring and mixing multi-part nutrient formulas and storing various nutrients in separate containers. The nutrient tablets customize multiple nutrients and minerals such as calcium, magnesium and iron for specific plant varieties at different stages of their growth.

Water Quality. Tap water as supplied by local municipalities often is not conducive to aeroponic or hydroponic growth. To address these problems, most hydroponic growers monitor and chemically adjust the water they use on a daily or weekly basis.

AeroGrow believes that the problems associated with the wide range of water chemistry found throughout the United States (and possibly internationally), as well as the complexities involved in monitoring water chemistry, are significant barriers which limit the use of hydroponic gardening by the general public. AeroGrow has developed a patent-pending formula that automatically adjusts and balances the water to a level capable of sustaining healthy plant growth in an aeroponic environment. This formula is pre-mixed into AeroGrow’s time-release nutrient tablet described above, which eliminates the need for consumers to understand water chemistry.

Integrated and Automated Lighting System. Hydroponic systems typically do not incorporate built-in lighting systems. Lighting systems must typically be purchased as separate components and assembled by the consumers. Hydroponic lighting systems generally consist of a ballast, reflector hood, lights, and an electronic timer. The consumer must suspend the lighting system over the hydroponic unit and then continually raise the lights as the plants grow. Complete lighting systems often cost hundreds of dollars, which is considerably more than the cost of AeroGrow’s entire kitchen garden system.

AeroGrow’s kitchen garden systems include built-in adjustable grow lights with ballast, reflector hood, lights and electronic timer. AeroGrow’s integrated lighting systems include high-output compact fluorescent light bulbs that deliver a spectrum and intensity of light designed to help optimize plant growth without natural light. In addition, AeroGrow’s lighting system is fully automated and controlled by its microprocessor-based control panel described above.

Adaptive Growth Software. Through continual research and testing in AeroGrow’s grow laboratory, AeroGrow’s plant scientists have determined that better plant growth can be achieved if nutrients, moisture, and lighting are adapted and customized to the specific stages of the plant’s growth: germination, initial growth and advanced growth. AeroGrow has developed a proprietary software technology entitled “adaptive growth technology” which automatically analyzes and adjusts the nutrient delivery schedules based on plant maturity. AeroGrow intends to introduce this technology into its deluxe kitchen garden system as an added feature for specialty retailers in the future.

AeroGrow’s Kitchen Garden Systems

AeroGrow has initially developed two kitchen garden systems with projected initial retail prices ranging from approximately $99 to $149 depending on the features and model selected and the channels of distribution through which they will be marketed.

Basic Kitchen Garden System. AeroGrow’s basic kitchen garden system features its rainforest nutrient delivery system and an integrated lighting system. This product is projected to retail for $99. AeroGrow’s microprocessor-based control panel will be available as an optional accessory with a projected retail price of $29.

Deluxe Kitchen Garden System. AeroGrow’s deluxe kitchen garden system contains the features of its basic kitchen garden system, including the microprocessor-based control panel, and adds its microprocessor-based nutrient cycle delivery system. AeroGrow has launched this product in selected retailers and catalogues and currently plans to launch this product as part of an initial direct marketing campaign in the second quarter 2006 at a price of $149.

AeroGrow’s Seed Kits

AeroGrow has developed and is producing a variety of seed kits to be used in its kitchen garden systems. These seed kits include pre-seeded bio-grow seed pods and a 3- to 6-month supply of nutrients, including its formula for adjusting water quality. AeroGrow expects its seed kits to retail at prices ranging from $14.99 to $19.99. Currently developed seed kits include:

•  cherry tomato garden,

•  chili pepper garden,

•  gourmet herb garden,

•  salad greens garden,

•  grandiflora petunia garden, and

•  international basil garden.

AeroGrow’s seed kits, time-release nutrient tablets, and replacement light bulbs will be sold to consumers for use with its kitchen garden system. Additionally, seed pods will be sold for use by consumers who wish to try to grow their own seeds, but no assurance can be given that all varieties of plants will grow with the AeroGrow kitchen garden system.

Additional Future Products

In addition to its kitchen garden systems, AeroGrow is developing and plans to market in the future companion products designed to provide a successful gardening experience for consumers of all experience levels while providing a potentially continuing and profitable revenue stream for it. AeroGrow’s development and production of the following additional products will depend in large part on the revenues generated from future product sales and the availability of additional financings.

Magic Garden. AeroGrow’s children’s magic garden is designed for simplicity and ease of use. AeroGrow anticipates introducing this garden system in the toy market.

Decorator Office Garden. AeroGrow is developing a garden system designed specifically for use in offices and work stations to introduce decorative and fragrant living flowers into the workplace.

Professional System. A larger-scale garden system is planned for small businesses, florists, restaurants, large families and gardening enthusiasts who want to grow large quantities of vegetables, herbs and flowers.

Future Seed Kits. AeroGrow plans to complete development and start producing an additional six to ten seed kits in 2006. AeroGrow currently anticipates that these seed kits could include strawberries, cilantro garden, sunny flower garden, baby bell peppers, Asian hot peppers, Italian basil garden, Italian herb garden, French herb garden and salsa garden with cherry tomatoes, jalapenos, and cilantro.

Other Additional Future Products. AeroGrow is considering other products for future development, including:

•  a solar-powered system for outdoor use,

•  educational units specifically designed for use in schools,

•  a “vacation-friendly” water reservoir attachment that will hold sufficient water to enable plants to remain healthy for about three weeks while untended, and

•  tiered “wall farm” systems that will contain several kitchen garden systems designed to produce larger quantities of crops.

Development of the additional range of systems, including units for the office, some seed kits, water reservoir development, and wall units, are included in the estimated research and development expenses for the future. For other product expansions and new products, AeroGrow has not budgeted amounts for their research and development at this time, and in connection therewith may need to raise additional capital.

Markets

Based on AeroGrow’s informal market research, consisting of individual consumer interviews, focus groups and Internet survey responses, AeroGrow believes that its kitchen garden systems will appeal to a broad spectrum of the people in the United States and internationally, including Europe and Japan. AeroGrow believes that its products will appeal to at least four major market segments:

•  experienced gardeners,

•  novice and “want-to-be” gardeners,

•  the kitchen products and small appliances market, and

•  the office and home décor markets.

Further, based on its discussions with potential distributors, AeroGrow believes that its kitchen garden systems also present opportunities in the specialized toy, educational, gift, and hydroponic hobbyist markets.

Gardener Market. The 2002 National Gardening Survey conducted by the National Gardening Association states that gardening was America’s number one hobby with more than 70 million active gardeners. In the United States in 2002 there were estimated to be 27 million vegetable gardeners with one out of every four households having a vegetable garden, over 15 million fresh herb gardeners and over 20 million flower gardeners. AeroGrow believes that its kitchen garden systems and related products can offer both expert and novice gardeners several major benefits not readily available through traditional gardening methods, including:

•  the ability to grow fresh herbs, lettuces, vegetables, tomatoes and flowers year-round, regardless of indoor light levels or seasonal weather conditions,

•  the ability to easily start plants indoors during colder months and then transplant them outdoors at the onset of the outdoor growing season,

•  the ability to use stem cuttings to propagate multiple reproductions of the desired plants in AeroGrow’s kitchen garden systems,

•  the reasonable assurance that crops can grow successfully by significantly reducing potential obstacles such as uncertain weather and garden pests,

•  the ease of growing hydroponically in contrast to the toil associated with traditional gardening, including preparing the soil, planting, thinning, weeding and watering.

“Want-to-be” Gardener Market. AeroGrow believes that many people have an interest in gardening but lack the knowledge, confidence, available space, equipment or time to garden. AeroGrow has observed the following barriers to beginning to garden:

•  gardening requires an ongoing time commitment,

•  apartment, high-rise and condominium dwellers often lack the land needed for a traditional garden,

•  gardening requires physical work which can be a significant barrier to older people or people with limited mobility or health issues,

•  buying the necessary equipment to garden can be expensive, and

•  gardening requires knowledge and expertise.

AeroGrow believes that its kitchen garden systems overcome many of these barriers and provide a simple, convenient way for many current non-gardeners to begin to garden.

Kitchen Products and Small Appliances Market. AeroGrow believes that many Americans now enjoy cooking as a form of entertainment or hobby and that these people repeatedly purchase new kitchen appliances and will be motivated to purchase AeroGrow’s kitchen garden systems and related seed kits. Consumers in this potential market include:

•  people interested in cooking who would appreciate the convenience and satisfaction of having a readily available supply of fresh-cut herbs and basils to flavor soups, salads and other dishes,

•  people who prefer the distinctive texture and taste of freshly picked, vine-ripened tomatoes, basils, lettuces and other vegetables over days-old supermarket produce, and

•  people interested in healthy, pesticide-free foods for themselves and their families, reflecting both the rapidly growing interest in naturally and organically grown foods and the increasing number of people who, for health or weight concerns, include salads and fresh vegetables as part of their families’ diets.

AeroGrow believes that its kitchen garden systems will be embraced in this market by people who understand the value of having an ongoing supply of fresh herbs and vine-ripened produce throughout the year.

Office and Home Decor Market. Flowers are frequently used to brighten homes and offices around the world. It is difficult to readily grow flowers indoors due to a lack of sufficient light and growing knowledge. As a result, people often use cut flowers which are expensive, short-lived and require ongoing maintenance. AeroGrow’s kitchen garden systems enable colorful and fragrant flowers to be easily grown indoors year-round. Flowers grown with its kitchen garden systems will last for months with minimal care and maintenance. Flowers can be grown in a wide variety of indoor locations, including kitchen and bathroom countertops, living rooms, bedrooms, family rooms, offices, work stations, waiting rooms, and lobbies. In addition, professional plant caretakers may be motivated to include AeroGrow’s kitchen garden systems among their traditional plant options because of the relatively low cost and ease of maintenance of AeroGrow’s systems.

Specialty Markets. AeroGrow’s informal market research indicates that several specialized markets potentially exist for AeroGrow’s kitchen garden systems in the future, including:

•  toy market for a children’s “root-viewing” garden,

•  classroom market for student education relating to plant growth,

•  gift market,

•  hydroponic enthusiast market, and

•  international markets, particularly in large cities with limited outdoor garden space.

Marketing and Sales Strategy

AeroGrow began launching its kitchen garden system in the United States during the first quarter of 2006 with a nationwide public relations campaign. Initial test marketing shipments to retail launch partners, including Sur La Table, Frontgate, and others commenced in March 2006. As launch partners, the Company had agreed to feature Sur La Table and Frontgate in the Company’s public relations efforts. In addition, the Company agreed to pay to Sur La Table a $30,000 fee for a full page advertisement in Sur La Table’s catalogue distributed to over one million consumers. With regard to Frontgate, the Company granted exclusive rights within a select group of catalogue retailers through December 1, 2006 in exchange for Frontgate’s agreement to provide full page advertisements within their catalogues for the AeroGarden through the end of 2006. AeroGrow has developed many of its marketing materials, including its website, product brochures, retail packaging, and other retail collateral materials and public relations kits. Additional development is in process for in-store point of purchase supplies, infomercial and short-form television show, and print media items. Many of these items will be completed in the period of March to June 2006. AeroGrow’s planned marketing strategy is to follow this initial launch with sales of its products through direct marketing vehicles and then expanded distribution through retail channels as described below in “AeroGrow’s Plan of Operation.” AeroGrow plans to expand its marketing and distribution internationally when its products have been successfully launched and established in the United States. AeroGrow’s proposed direct marketing activities may include a 60-second television spots, 30-minute infomercials, home shopping networks, print advertising, and Internet-based advertising. AeroGrow’s plan is designed to educate prospective customers while creating widespread awareness of its kitchen garden systems and generating direct sales in four key target markets: the experienced gardener market, the “want-to-be” gardener market, the kitchen products and small appliances markets, and the office and home décor market.

Competition

Aeroponic and hydroponic technologies have historically been limited to ardent hobbyists and commercial growing facilities worldwide. AeroGrow believes that it is the first company to develop and offer a simple soil-less indoor growing system for the mass consumer market. AeroGrow further believes that its proprietary and patent-pending technologies, trade secrets, and product development efforts to date will provide certain barriers to entry for potential competitors.

Typical hydroponic manufacturers offer a range of equipment and accessories through distributors or small independent “hydro-shops” in a trade-oriented manner similar to plumbing or electrical suppliers. Purchasers typically mix and match equipment from various suppliers in an “a la carte” fashion to individually customize a large system that they then assemble on their premises. AeroGrow believes that these products are substantially more expensive than the proposed selling prices of the Company’s products.

AeroGrow believes that its simplified and complete kitchen garden systems and planned methods of distribution offer significant benefits from these traditional hydroponic industry practices. However, AeroGrow recognizes that there are companies that are better funded and have greater experience in producing hydroponic products in commercial markets, including, but not limited to, companies such as General Hydroponics and American Hydroponics. These companies could potentially decide to focus on the consumer market with competing products. AeroGrow could also potentially face competition from gardening wholesalers and large and profitable soil-based gardening companies, including, but not limited to, the Burpee Seed Company and Gardener’s Supply Company, should they decide to produce a competitive product.

Nevertheless, AeroGrow believes that its kitchen garden systems and related products can compete effectively in the marketplace on the basis of their affordable cost, user-friendly design, and the benefits offered by its proprietary and patent-pending technologies. Further, to the best of AeroGrow’s knowledge, none of the growing systems currently available for use in the home at AeroGrow’s projected retail prices provide an integrated grow lighting system and are therefore unsuited to growing fresh herbs, vegetables, and flowers indoors without the additional purchase of a separate bulky lighting system.

Manufacturing

AeroGrow manufactures its products using contract manufacturing sources that are supervised by its internal engineering and manufacturing teams. Its bio-grow seed pods will initially be produced and assembled in its laboratory facilities in Longmont, Colorado.

AeroGrow has signed a tri-party manufacturing agreement with Source Plus, Inc., an Alabama corporation (“Source Plus”), and Mingkeda Industries Co., Ltd., a Chinese company (“Mingkeda”), for the initial manufacture of its kitchen garden systems and accessories. Source Plus assisted AeroGrow in identifying companies in China that had the capability to manufacture AeroGrow’s kitchen garden systems. Source Plus advanced monies to Mingkeda for tooling and molds to build AeroGrow’s products. To reimburse Source Plus for its advances to Mingkeda for tooling, AeroGrow issued 62,000 shares of its common stock to Source Plus in October 2005 . AeroGrow recorded a $310,000 asset for tooling which AeroGrow will depreciate over a period of three years to reflect the estimated useful life of the tooling. Source Plus is also obligated to provide quality control inspection services at Mingkeda’s factory for AeroGrow.

Mingkeda has informed AeroGrow that it can produce approximately 25,000 kitchen garden systems per month with its existing set of tools and can increase its production to approximately 100,000 kitchen garden systems per month by adding an additional set of tools and injection molding presses. Mingkeda estimates that it can add the additional set of tools and presses within 60 to 90 days following AeroGrow’s notification. There is no assurance that Mingkeda will be able to meet the projected estimated deliveries. If it is not able to meet the orders, the Company’s sales will be adversely effected. To date, AeroGrow has received approximately 5,000 units from Mingkeda with over 10,000 additional units in process. In addition to the Mingkeda plant, AeroGrow is exploring relationships with other manufacturers located in China as an alternative supply source should sales volumes require added production. In the event Mingkeda in unable to meet its anticipated production capacity before AeroGrow is able to develop additional contract manufacturing sources, sales could be adversely affected if sales demand exceed production capacity.

AeroGrow’s manufacturing costs for its initial model of the AeroGarden are anticipated to allow AeroGrow to achieve gross margins before selling expenses from wholesale sales ranging from 40% to 50% once manufacturing volumes are at a sufficient level (in excess of 10,000 per month) to enable AeroGrow to i) achieve economies of scale in its seed kit production; ii) obtain volume discounts for parts and components related to the manufacture of its kitchen garden systems; and iii) minimize transportation and logistics costs. However, no assurance can be given that such volume will be realized, that the price of our products will not be subject to downward price pressure, or that our margins will be attained or maintained.

AeroGrow intends to initially produce and assemble its bio-grow seed pods in its laboratory facilities in Longmont, Colorado. The seed pods and kitchen garden systems will be shipped to a fulfillment center in Reno, Nevada. Innotrac Corporation will provide warehousing, order fulfillment and shipping for AeroGrow’s products. AeroGrow’s agreement with Innotrac is described below at “Distribution.”

Product Returns and Warranties

AeroGrow has had limited sales to date and thus has no experience dealing with returns. AeroGrow currently anticipates that products may be returned to it at its facilities in Longmont, Colorado. AeroGrow anticipates that the returned products will go to inventory and AeroGrow may repair the products to sell as refurbished products. Mingkeda will provide AeroGrow with replacement part assemblies for products which are deemed defective due to materials or manufacturing complications. AeroGrow have not yet determined the form of warranties AeroGrow will grant for its products.

Intellectual Property

AeroGrow has filed 14 patent applications in the United States to protect its technologies and products. These applications are for:

•  seed germination pods that transport, support, and germinate seedlings in aeroponic or hydroponic devices and support the growth of the plant to maturity (filed in November 2003, application serial number 10/714,786, and responded to examiner’s second action),

•  use of infrared beams to measure plant roots which creates a basis for the regulation of nutrients, oxygen and plant growth (filed in December 2003, application serial number 10/748,321, and responded to examiner’s first action),

•  PONDS (passive, osmotic nutrient delivery system) technology which is a nutrient delivery system using no moving parts (filed in March 2005, application serial number 11/079,054),

•  RAIN (rain-aerated ionized nutrient) system technology which hyper-oxygenates and ionizes plant roots in AeroGrow’s kitchen garden systems (filed in March 2005, application serial number 10/528,110),

•  rainforest growing dome for maximizing germination (filed in April 2005, application serial number 11/098,176, and responding to examiner’s second action),

•  growing basket for optimizing liquid and nutrient delivery (filed in April 2005, application serial number 11/111,553, and responding to examiner’s second action),

•  methods for growing plants using seed germination pods (filed in April 2005, application serial number 11/112,269, and responding to examiner’s second action),

•  devices and methods for growing plants by measuring liquid or nutrient usage rate, the adaptive growth learning technologies (filed in December 2005, application serial number 11/321,368),

•  time-release oxygen generating nutrient compositions and methods for growing plants (filed in December 2005, application serial number 11/321,910),

•  pH buffered plant nutrient compositions and methods for growing plants (filed in December 2005, application serial number 11/321,023),

•  apparatus and methods for delivering photoradiation to plants (filed in June 2006, application serial number 60/814,853),

•  smart garden devices and methods for hydroponic gardens (filed in June 2006, application serial number 11/455,364),

•  indoor gardening appliance (filed in August 2005, application serial number 29/235,880), and

•  master gardener baskets and methods for growing plants (filed in August 2006, application serial number 60/840,575).

AeroGrow believes that these patent applications do not infringe on issued patents owned by others. AeroGrow believes that failure to obtain patents will enable competition to more easily bring competitive products to market, which could adversely effect AeroGrow’s operations if such competitive products performed better and/or were marketed by companies with greater financial and distribution resources than AeroGrow. In addition to the patents being sought, AeroGrow maintains some crucial information about its products as trade secrets. The inventions under the patent applications have not been granted patents, and there can be no assurance that patents will be granted.

AeroGrow has filed 14 trademark applications in the United States and three trademark applications designating 33 countries which it intends to prosecute to protect its products and brand equity. The applications are for:

•  Farmers Market Fresh (filed in July 2005, application serial number 78671280, and responded to examiners’ first action),

•  Kitchen Harvest (filed in December 2005, application serial number 78781094),

•  AeroGarden (filed in December 2005, application serial number 78781935),

•  Farmer’s Market in Your Kitchen (filed in March 2006, application serial number 78836826),

•  We Grow Green Thumbs (filed in March 2006, application serial number 78836659),

•  Off the Plant and Into the Pot (filed in March 2006, application serial number 78836758),

•  Cut & Cook (filed in March 2006, application serial number 78836746),

•  Bio-Dome (filed in March 2006, application serial number 78836718),

•  AeroPod (filed in March 2006, application serial number 78836577),

•  AeroGarden (filed in Mexico in June 2006, application serial number 790722),

•  AeroGarden (filed in 31 countries under the Madrid Protocol in June 2006, application serial number A0005030),

•  AeroGarden (filed in Canada in June 2006, application serial number 1,305,822),

•  International Gourmet (filed in May 2006, application serial number 78874379),

•  Farmer’s Market Fresh (filed in May 2006, application serial number 78882877),

•  AeroGrow (filed in April 2005, application serial number 78614573, and responded to examiners first action),

•  MiniGarden (filed in August 2006, application serial number 78955675), and

•  GrowNow (filed in August 2006 application serial number 78955695).

Each of AeroGrow’s employees, independent contractors, and consultants has executed assignment of application agreements and nondisclosure agreements. The assignment of application agreements grant to AeroGrow the right to own inventions and related patents which may be granted in the United States. The nondisclosure agreements generally provide that these people will not disclose AeroGrow’s confidential information to any other person without its prior written consent. AeroGrow has also obtained the domain names for AeroGrow.com and AeroGarden.com, AeroGarden.net and AeroGarden.biz, among others.

Governmental Regulation and Certification

To the best of its knowledge, AeroGrow believes that it is complying with United States regulations concerning the shipping and labeling of seeds and nutrients. Currently, the components for the kitchen garden system are UL certified. AeroGrow has filed initial applications for UL certification and ETL certification for the kitchen garden system as a whole. These certifications confirm that the products have been tested and conform to a recognized level of fire and other safety standards for consumers. Such independent third party certification is required for sales of products through many major retailers.

Personnel

AeroGrow currently employs approximately 43 persons with 28 full-time and 15 part-time. In addition, AeroGrow contracts for the services of 31 part-time and project consultants. AeroGrow believes that its employee relations are good. AeroGrow intends to continue to conduct its business primarily using employees, and it is likely that some consultants will become employees in the future, including its chief marketing officer, Randy Seffren. AeroGrow believes that it will hire additional employees and/or consultants in the future as its operations grow. AeroGrow is planning to outsource some activities, in whole or part, such as manufacturing, telemarketing, public relations, infomercial production, fulfillment and shipping.

Facilities

AeroGrow leases approximately 918 square feet in Boulder, Colorado, pursuant to a lease agreement that expires on December 30, 2005, which was extended on a month-to-month basis. AeroGrow maintains a grow room, laboratory and research facility in this space. The lease agreement requires AeroGrow to pay monthly rent in the amount of $1,000.
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AeroGrow leases approximately 800 square feet in Boulder, Colorado, pursuant to a month-to-month rental agreement. AeroGrow is preparing this space to use as an additional laboratory facility. The rental agreement requires AeroGrow to pay monthly rent in the amount of $700.

AeroGrow leases 3,075 square feet of office space in Boulder, Colorado, from one of its consultants pursuant to a lease agreement that expires in April 2006. The lease agreement requires AeroGrow to pay monthly rent in the amount of $2,534. AeroGrow is also required to issue 1,267 shares of AeroGrow common stock per month to this consultant as additional rent for an aggregate of 7,604 additional shares through the end of the lease. AeroGrow plans to renew this lease in April 2006 with rental payments solely in cash.

AeroGrow also rents 1,800 square feet of laboratory, prototyping and manufacturing space in Longmont, Colorado, pursuant to a month-to-month rental agreement. The rental agreement requires AeroGrow to pay monthly rent in the amount of $1,200. AeroGrow uses this space to manufacture its seed pods.

While its facilities appear adequate for the foreseeable future, AeroGrow may add space to meet future growth as needed. Upon expiration of its current leases, AeroGrow believes that it will be able to either renew its existing leases or arrange new leases in nearby locations on acceptable terms. AeroGrow believes that these properties are adequately covered by insurance.

Legal Proceedings

AeroGrow is not a party in any bankruptcy, receivership or other legal proceeding, and to the best of AeroGrow’s knowledge, no such proceedings by or against AeroGrow have been threatened.

PLAN OF OPERATIONS

The following plan of operation provides information which AeroGrow’s management believes is relevant to an assessment and understanding of AeroGrow’s business, operations and financial condition. The discussion should be read in conjunction with the audited financial statements and notes thereto which are included in this Memorandum. This plan of operation contains forward-looking statements that involve risks, uncertainties and assumptions. AeroGrow’s actual results may differ substantially from those anticipated in any forward-looking statements included in this discussion as a result of various factors, including those set forth in “Risk Factors.”

Overview

AeroGrow is in the business of developing, marketing and distributing advanced indoor aeroponic garden systems. Since formation, through its development stage ending February 2006, its principal activities consisted of product research and development, market research, business planning and raising the capital necessary to fund these activities. AeroGrow has completed development of its kitchen garden systems and related bio-grow seed pods, has contracted with a third-party manufacturer who has commenced production activities and has actively began sales activities as of March 2006. AeroGrow placed its initial manufacturing order for 4,000 units in December 2005 and began taking delivery of units in the first quarter of 2006. AeroGrow commenced its initial marketing and distribution of its products in the first quarter of 2006.

Liquidity and Capital Resources

As of March 31, 2006, AeroGrow has generated net proceeds from the sale of the following securities:

•  $2,279,444 from private placements of 2,040,611 shares of its common stock during 2002, 2003, and 2004,

•  $215,000 from the exercise of its redeemable $1.25 warrants and $2.50 warrants for 164,000 shares of common stock in 2003, 2004, and through June 30, 2005,

•  $2,307,737 from a Colorado registered offering of units consisting of 544,228 shares of common stock and its redeemable $10.00 warrants and $15.00 warrants during 2004,

•  $2,591,554 from its debt offering of convertible notes and redeemable 2005 warrants in June, July, August, and September 2005,

•  $8,000 from the issuance of 1,600 shares of common stock pursuant to an agreement with an employee at $5.00 per share during the period June 30, 2005 through September 30, 2005,

•  $85,000 from the issuance of 38,000 shares of common stock pursuant to the exercise of $1.25 and $2.50 warrants,

•  $962,500 from the exercise of outstanding $1.25, $2.50 and $5.00 warrants for 395,000 shares of common stock during December 2005, and

•  $8,964,952 in net proceeds from the sale of common stock and warrants in the 2006 Offering, consummated February 24, 2006 and March 1, 2006 (see “Private Placement in Connection with Merger” in Item 2.01.

As of March 31, 2006, AeroGrow had a cash balance of approximately $8,840,168. This amount of cash capital will be sufficient to meet its liquidity requirements for the next 12 to 18 months. AeroGrow anticipates its principal sources of liquidity during 2006 will be the net proceeds from the 2006 Offering and proceeds from initial sales of AeroGrow’s products.

AeroGrow expects to incur additional losses in the foreseeable future and at least until such time as it successfully launches its marketing and public relations campaigns generating wide scale domestic and international sales and distribution for its products and successfully obtains additional contract manufacturers needed for volume production of its products. Accordingly, there is no historical financial or other information about AeroGrow which you could use to determine its future performance.

AeroGrow has used the funds raised to date to:

•  complete the research and development of its basic and deluxe kitchen garden systems,

•  commence manufacturing of its deluxe kitchen garden system and six varieties of seed kits,

•  commence development of its direct response marketing advertisements including one 30-minute infomercial and 60-second television commercials, and

•  commence development of its public relations launch scheduled for the first half of 2006.

AeroGrow anticipates that existing cash resources will be sufficient to complete these activities. AeroGrow plans to launch the sale of its kitchen garden systems nationally through a direct-to-consumer advertising campaign and through selected retail outlets and to date has shipped products to Sur La Table, a retailer, and Frontgate, a nationally recognized catalogue. AeroGrow intends to use its working capital principally to purchase inventory, fund its initial media advertising, and fund a portion of its public relations campaign and trade show costs.

Plan of Operation

During the balance of 2006, AeroGrow intends to expand its efforts in manufacturing, marketing, distributing, and selling its kitchen garden systems. Manufacturing activities began in January 2006 for pilot production and production capacity is being expanded, both in terms of capacity at its current contract manufacturer as well as seeking additional contract manufacturers, for the balance of calendar year 2006. AeroGrow intends to complete its infomercial in the second calendar quarter of 2006 and begin test marketing. Initial test marketing shipments to retail launch partners, including Sur La Table, Frontgate and others commenced in March 2006. In order to transition from its development stage to an operating company, AeroGrow has strengthened its management team with the addition of a Vice President of Sales, a Vice President of Operations, a new Chief Financial Officer and other operations and administrative staff. AeroGrow also is expanding its new product development activities to sustain operations beyond its initial product offerings.

AeroGrow has developed many of its marketing materials, including its website, product brochures, retail packaging and other retail collateral materials and public relations kits. Additional development is in process for in-store point of purchase supplies, infomercial and short-form television show, and print media items. Many of these items will be completed in the period of March to June 2006.

AeroGrow’s plan of operation for the balance of the 2006 and early 2007 fiscal years will depend, in part, on the assumptions used to develop its business plan and whether they were or have been inaccurate or need to be changed to respond to different assumptions or different business needs or objectives. Any changes could cause the working capital to be insufficient to fund its operations and it could be required to seek additional financing sooner than it currently anticipates.

Manufacturing. AeroGrow plans to manufacture its products using contract manufacturing sources that are supervised by its internal engineering and manufacturing teams. Its bio-grow seed pods will initially be produced and assembled in its laboratory facilities in Longmont, Colorado.

On September 30, 2005, AeroGrow entered into a manufacturing agreement with Source Plus, Inc. (“Source Plus”) an Alabama corporation, and Mingkeda Industries Co., Ltd. (“Mingkeda”), a Chinese company located in the Guangdong Province of China that has primarily manufactured light fixtures in the past. This agreement supersedes a prior agreement with Mingkeda and Source Plus. Under the terms of this agreement, Source Plus advanced monies to Mingkeda for tooling and molds to build AeroGrow’s products. To reimburse Source Plus for its advance to Mingkeda, AeroGrow issued 62,000 shares of its common stock to Source Plus in October 2005. AeroGrow recorded a $310,000 asset for tooling which AeroGrow will depreciate over a period of three years to reflect the estimated useful life of the tooling. AeroGrow and Source Plus have agreed to certain selling restrictions on its sale of AeroGrow common stock. In the event certain capital raising is not completed by June 1, 2006, Source Plus may require AeroGrow to repay the $155,000 in exchange for its return of AeroGrow stock. If the market value of AeroGrow common stock issued to Source Plus is less than $155,000 one year after the closing of the 2006 Offering, then AeroGrow has agreed to pay such difference to Source Plus in cash within 60 days following the one year date, plus interest at 5% per annum. Further, in return for a $0.50 per unit price concession from Mingkeda for products AeroGrow has purchased, AeroGrow issued 10,000 shares of its common stock to Mingkeda in October 2005. These shares are subject to the same selling restrictions as the stock issued to Source Plus. AeroGrow recorded a $50,000 expense for inventory which AeroGrow will charge to cost of sales at a rate of $0.50 per unit for each unit sold or one year, whichever occurs sooner.

The new agreement provides for payment of the purchase price of products manufactured by Mingkeda as follows: 30% paid 25 days prior to shipment, 50% paid upon shipment, and the remaining 20% paid 20 days after shipment. The purchase price is determined based upon a fixed percentage (29% except for light bulbs which are 14%) for profit, overhead and labor applied to actual component costs. AeroGrow has also agreed to pay to Source Plus a commission of 2% of the total purchases of the product with such payments to be made using the same proportions as AeroGrow’s payments to Mingkeda. In addition, Source Plus is entitled to receive 2% of all purchases by AeroGrow of kitchen gardens, from all sources, for a period of 18 months from the date of the initial shipment from Mingkeda. Mingkeda will manufacture and ship the products as and when required by AeroGrow and will maintain an agreed level of quality. Mingkeda has agreed to develop sufficient capacity to manufacture up to 25,000 kitchen garden systems per month. AeroGrow will have the right to audit Mingkeda’s manufacturing performance periodically and maintain an agent in the Mingkeda plant to inspect its production. AeroGrow believes that its products will be manufactured to the highest quality standards at acceptable costs. In order to diversify its risk to a single manufacturer, as well as provide for capacity beyond that of Mingkeda, AeroGrow is actively seeking additional contract manufacturing sources.

The manufacturing agreement with Mingkeda and Source Plus provides for protection of the intellectual property rights of AeroGrow. Under the agreement, Source Plus is specifically responsible for working as the liaison between AeroGrow and Mingkeda with responsibility for oversight of quality control in the manufacturing of the products, reviewing of specifications and making sure that Mingkeda complies, monitoring order fulfillment, and similar tasks related to quality of the finished goods. Source Plus receives a 2% commission for their work. Mingkeda manufactures the product to the specifications of AeroGrow at a predetermined line item component and assembly cost and is subject to cost fluctuations only due to changes in exchange rate and cost of raw materials, which must be pre-approved by AeroGrow.

Public Relations Program. During the first calendar quarter of 2006, AeroGrow initiated a public relations program designed to gain a wide exposure for AeroGrow and its kitchen garden systems through news stories:

•  on radio and television,

•  in food and gardening sections of newspapers,

•  in food and gardening magazines, and

•  on the Internet.

AeroGrow’s products were sent to selected major food and gardening editors, other recognized gardening and cooking authorities and celebrities to familiarize them with the products. The public relations program to date has yielded placements in newspapers such as the New York Times, magazines such as Readers Digest, and television shows such as Good Morning America. AeroGrow signed a letter agreement with Patrice Tanaka & Company, Inc. (“Tanaka”) in June 2005, to manage its public relations activities. This agreement is cancelable by either party at any time. AeroGrow has agreed that, through March 2006, 25% of Tanaka’s hourly compensation will be paid in shares of its common stock at the then current market or fair value. The total stock compensation payable to Tanaka as of March 31, 2006 is 11,354 shares, and the Company recorded $56,770 in compensation. AeroGrow expects Tanaka to execute a lock-up agreement with restrictions similar to those agreed to by KRM Fund. AeroGrow anticipates continuing to have Tanaka manage public relations activities through March 2007.

Direct Response Marketing and Sales. AeroGrow will begin testing various direct marketing advertisements during the second calendar quarter of 2006 including:

•  60-second television commercials,

•  30-minute infomercials,

•  home shopping networks, and

•  print and Internet advertising.

AeroGrow will develop a plan based on the results of this testing to generate direct sales nationally in the experienced gardener market, the “want-to-be” gardener market, the kitchen products and small appliance markets, and the office and home décor markets.

AeroGrow receives the full retail selling price for its products when AeroGrow markets directly to consumers, which yields higher gross profit margins than sales made at wholesale prices. However, the gross margins for direct-to-consumer sales have a higher marketing cost associated with them. Accordingly, the level of product awareness achieved by these direct marketing programs will depend on the level of consumer response generated by AeroGrow’s advertisements. The consumer response, in turn, generates revenues which allows AeroGrow to maintain higher levels of media expenditures.

AeroGrow entered into an agreement with Respond2, Inc. (“Respond2”) to develop and produce one 30-minute infomercial and 60-second television commercials. AeroGrow has paid to Respond2 a creative fee of $15,000 in cash plus 3,000 shares of its common stock (for which the Company recorded $5,000 in compensation expense). AeroGrow also agreed to pay to Respond2 all actual approved production costs currently estimated at approximately $400,000, and a profit percentage equal to 33% of the production costs. The profit percentage will be paid in shares of AeroGrow’s common stock valued at 80% of the then current market price. AeroGrow currently estimates that the total compensation payable to Respond2 during the term of this agreement will be approximately $415,000 in cash and 30,000 shares of common stock (for which the Company will record $150,000 of compensation expense).

AeroGrow intends to launch its products nationally through direct response marketing channels and to maintain a dedicated e-commerce website. AeroGrow plans to initially allocate $1.9 million to purchase television time for direct response advertising, $200,000 to purchase print advertisements in newspapers and magazines and $50,000 to maintain its website.

Retail Marketing and Sales. During the 2006 fiscal year, AeroGrow plans to expand the distribution of its products to additional channels including:

•  television shopping networks,

•  catalog companies, and

•  specialty retailers including cooking and gourmet, gardening, and housewares.

AeroGrow has developed a nationwide network of manufacturer sales representative organizations with experience in each of these retail categories to manage sales activities for these channels. These sales representatives will be independent contractors compensated by commission based on the sales they generate. Although AeroGrow’s gross profit margins will be lower when selling through retail channels, AeroGrow will not incur the relatively higher advertising costs associated with its direct response marketing. AeroGrow’s ability to establish and maintain sales through retail channels will depend on the success of its public relations and direct marketing campaigns in generating awareness for its products, the retailers’ ability and willingness to merchandise its products, and consumer acceptance for its kitchen garden systems.

Distribution. AeroGrow’s kitchen garden systems will be shipped from its manufacturer in China primarily via ocean cargo to a fulfillment center in Reno, Nevada, however, initial shipments are being shipped via airfreight to meet customer delivery dates and allow for additional quality inspection during the early stages of production. Its seed pods are being shipped from its manufacturing facility in Longmont, Colorado, to the fulfillment center. AeroGrow has contracted with Innotrac Corporation (“Innotrac”), a Georgia corporation, to fulfill, store and ship its products. Innotrac will provide warehousing, order packing and shipping for the products sold through both its direct response channels and retail channels on primarily a variable cost basis. Costs for warehousing, order packing, and shipping for the products sold through direct response channels are estimated to be about $1.50 to $2.00 per units plus actual freight costs forecasted between $5.00 and $10.00 per order. These costs are included in the shipping and handling charge paid by the direct response purchaser. For retail distribution, the costs for warehousing, order packing, and shipping are estimated to be between $.50 and $1.00 per unit because of the efficiencies gained in shipping larger quantities per order. Freight costs will vary significantly depending upon quantity ordered and destination, but they are projected to be in the range of 2% to 4% of the sales net of reimbursement from customers. Innotrac also provides payment processing, database management, and customer support services for the direct response sales. These costs are projected to be approximately 2.5% of sales for payment processing and 1% of sales for customer support, with database management costs included in the foregoing. The contract with Innotrac is for an initial term of three years, but provides for termination by either party on 90 days written notice.

AeroGrow is negotiating with a telemarketing company to provide operators who will take calls from consumers responding to its direct response marketing. These orders and the orders received on its website will be provided to Innotrac once each day to be fulfilled. Telemarketing costs per order are projected at 4% of direct response sales.

International Sales. Once AeroGrow has established consumer acceptance of its products in the United States, it intends to actively seek to establish international distributors in key markets in Europe and Asia. Its goal is to partner with successful distribution companies that possess both direct and retail marketing experience. These partnerships will most likely be in the form of exclusive distributor or licensing agreements tied to performance criteria. AeroGrow anticipates that such distributors will modify AeroGrow’s marketing and advertising materials developed for United States’ markets for use in their respective markets.

Inflation and Seasonality. AeroGrow does not expect inflation to have a significant effect on its operations in the foreseeable future. Because its kitchen garden systems are designed for an indoor gardening experience, it is possible that AeroGrow may experience slower sales in the United States during April through September when its consumers may tend to garden outdoors. However, AeroGrow currently anticipates increased sales during the holiday season in the fourth calendar quarter and in the first calendar quarter due to additional marketing AeroGrow plans to undertake.

Research and Development

During the year ended December 31, 2005, AeroGrow incurred $577,302 in research and development costs. During the year ended December 31, 2004, AeroGrow incurred $333,253 in research and development costs. During the year ended December 31, 2003, AeroGrow incurred $344,164 in research and development costs. AeroGrow initially focused its efforts on determining if an aeroponic product could be developed for consumer use in the home at attractive prices. AeroGrow then focused on developing the design, technology and various prototype models. In addition, AeroGrow set up a greenhouse and laboratory to measure the success of growing herbs, vegetables, and flowers with various seeds, cuttings and nutrients under different lighting conditions. Finally, AeroGrow filed patent applications for the technology used in its kitchen garden systems.

In the next 12 months AeroGrow intends to continue researching and developing new product designs and product extensions including, but not limited to, nutrient delivery systems and additional seed varieties for its seed kits.

Off-Balance Sheet Arrangements

AeroGrow has certain current commitments under operating leases and has not entered into any capital leases or contracts for financial derivative instruments such as futures, swaps and options.

Critical Accounting Policies and Estimates

Significant estimates include valuation of AeroGrow’s non-monetary transactions in connection with issuances of common stock and common stock warrants and options. This estimate has had a material or substantial effect upon AeroGrow’s operations.

RISK FACTORS

The business, financial conditions and operating results of AeroGrow could be adversely affected by any of the following factors, in which event the value of the equity securities of AeroGrow could decline, and investors could lose part or all of their investment. The risks and uncertainties described below are not the only ones that the combined company faces. Additional risks and uncertainties not presently known to management, or that management currently thinks are immaterial, may also impair future business operations.

Because AeroGrow has a limited operating history, AeroGrow may not be able to successfully manage its business or achieve profitability.

AeroGrow has a limited operating history upon which you can base your evaluation of its prospects and the potential value of its common stock. AeroGrow is just now starting to produce its garden systems and seed kits. AeroGrow is confronted with the risks inherent in a start-up company, including difficulties and delays in connection with the production and sales of its kitchen garden systems, operational difficulties, and its potential under-estimation of production and administrative costs. If AeroGrow cannot successfully manage its business, AeroGrow may not be able to generate future profits and may not be able to support its operations.

AeroGrow has incurred substantial losses since inception and may never achieve profitability.

Since AeroGrow commenced its operations in 2002, AeroGrow has incurred substantial operating losses. For the year ended December 31, 2005, AeroGrow had a net loss of $7,717,577; for the year ended December 31, 2004, AeroGrow had a net loss of $2,389,044; and for the year ended December 31, 2003, AeroGrow had a net loss of $1,159,535. AeroGrow’s losses from operations have resulted in an accumulated deficit of $11,862,369 at December 31, 2005. AeroGrow expects that its operating expenses will outpace revenues for the near future and result in continued losses. The success of its business will depend on its ability to introduce and sell its kitchen garden systems to consumers and develop new product extensions and applications. You should consider the costs and difficulties frequently encountered by companies in their early stages of launching a product and establishing a market presence. There is no assurance that AeroGrow will ever obtain profitability which may lead to the entire loss of your investment.

If AeroGrow’s kitchen garden systems fail to perform properly, its business could suffer with increased costs and reduced income.

Although AeroGrow has been internally testing its products in its laboratories and with users for three years, its products may fail to meet consumer expectations. AeroGrow has had no experience in returns and has no history with respect to warranty claims for its products. AeroGrow may be required to replace or repair products or refund the purchase price to consumers. Failure of AeroGrow’s products to meet expectations could:

•  damage its reputation,

•  decrease sales,

•  incur costs related to returns and repairs,

•  delay market acceptance of its products,

•  result in unpaid accounts receivable, and

•  divert its resources to remedy the malfunctions.

AeroGrow may need additional capital to fund its growth.

AeroGrow anticipates that it has sufficient capital to satisfy its requirements for the next 12 to 18 months. However, AeroGrow may require additional capital to support its growth and cover operational expenses as AeroGrow expands its marketing and product development. AeroGrow may need to issue equity, debt, or securities convertible into equity which will dilute the current stock ownership in AeroGrow. If AeroGrow cannot obtain additional financing on reasonable terms, AeroGrow may not have sufficient capital to operate its business as planned and would have to modify its business plan or curtail some or all of its operations.

If the holders of AeroGrow’s convertible notes choose repayment instead of conversion or the extension of maturity, AeroGrow will not be able to implement its full plan of operation.

AeroGrow’s convertible notes with an aggregate principal amount of $30,000 are repayable on demand at any time after June 30, 2006, unless converted into shares of AeroGrow’s common stock. In addition, $840,000 of principal amount will be repayable on December 31, 2006 unless converted. If these holders choose to demand payment rather than converting their notes to common stock, up to $870,000 of principal plus related interest may have to be paid. If such holders choose not to convert or extend the maturity, AeroGrow would use a portion of its current capital to repay the convertible notes instead of funding its full plan of operations, and AeroGrow may not be able to maximize revenues or profitability.

AeroGrow’s intellectual property and proprietary rights give it only limited protection and can be expensive to defend.

AeroGrow’s ability to produce and sell kitchen garden systems exclusively depends in part on securing patent protection for the components of its systems, maintaining various trademarks and protecting its operational trade secrets. To protect its proprietary technology, AeroGrow relies on a combination of patents pending (and if granted, patents), trade secrets, and non-disclosure agreements, each of which affords only limited protection. AeroGrow owns the rights to 13 United States patent applications and one foreign patent application. However, these patent applications may not result in issued patents and even issued patents may be challenged. AeroGrow plans to begin selling its kitchen garden systems prior to receiving issued patents relating to its patent applications. All of AeroGrow’s intellectual property rights may be challenged, invalidated, or circumvented. Claims for infringement may be asserted or prosecuted against AeroGrow in the future and AeroGrow may not be able to protect its patents, if any are obtained, and intellectual property rights against others. AeroGrow’s former employees or consultants may violate their non-disclosure agreements with AeroGrow, leading to a loss of proprietary intellectual property. AeroGrow also could incur substantial costs to assert its intellectual property or proprietary rights against others.

AeroGrow might not be able to hire and retain personnel with the appropriate experience and talent to build its sales and marketing capability which will negatively affect future revenue.

AeroGrow intends to expand its sales and marketing personnel with additional hires during 2006. If AeroGrow is unable to identify, hire, or retain qualified sales and marketing personnel, AeroGrow may not be able to implement its business plan and may not be able to achieve adequate revenues.

AeroGrow’s future depends on the financial success of its kitchen garden systems. Since AeroGrow is introducing entirely new products without comparable sales history, AeroGrow does not know if its kitchen garden systems and seed kits will generate wide acceptance by consumers.

AeroGrow has introduced its kitchen garden systems and seed kits as new products to consumer markets unfamiliar with their use and benefits. AeroGrow cannot be certain that its products will generate widespread acceptance. If consumers do not purchase its products in sufficient numbers, AeroGrow will not be profitable. Investors must consider AeroGrow’s prospects in light of the risks, expenses, and challenges of attempting to introduce new products with unknown consumer acceptance.

AeroGrow’s marketing strategies may not be successful which would adversely affect its future revenues and profitability.

AeroGrow’s revenues and future depend on the successful marketing of its kitchen garden systems. AeroGrow cannot give assurance that consumers will be interested in purchasing its products. AeroGrow plans to use direct marketing to sell its products via television commercials, infomercials, magazine and newspaper advertising, and the Internet. Its infomercials and commercials may not generate sufficient income to continue to air them. If AeroGrow’s marketing strategies fail to attract customers, its product sales will not produce future revenues sufficient to meet its operating expenses or fund its future operations. If this occurs, AeroGrow’s business may fail and investors may lose their entire investment.

AeroGrow’s current or future manufacturers could fail to fulfill AeroGrow’s orders for kitchen garden systems which would disrupt its business, increase its costs and could potentially cause it to lose its market.

AeroGrow currently depends on one contract manufacturer in China to produce its kitchen garden systems. To date, AeroGrow has received only limited quantities of finished products, and it does not yet have a sufficient operating history demonstrating that this manufacturer can produce its kitchen garden systems in a timely manner or in volumes required. The manufacturer may also fail to produce the kitchen garden system to AeroGrow’s specifications or in a workmanlike manner and may not deliver the systems on a timely basis. AeroGrow is in the process of identifying other manufacturers in China to assure them of alternative sources of supply. Any change in manufacturers could disrupt its business due to delays in finding a new manufacturer, providing specifications and testing initial production. A new manufacturer must also obtain an inventory of necessary parts and tools for production. AeroGrow owns the tools and dies used by its manufacturer. AeroGrow’s manufacturer operates in China and may be subject to business, political, currency, and regulatory risks outside the control of AeroGrow that may affect its ability to fulfill AeroGrow’s orders for kitchen garden systems.

If an exemption from registration on which AeroGrow has relied for any of its past offerings of common stock or warrants were later challenged legally, its principals may have to expend time defending claims and AeroGrow would then risk paying expenses for defense, rescission and/or regulatory sanctions.

To raise working capital, AeroGrow offered common stock and warrants in private transactions that AeroGrow believed to be exempt from registration under the 1933 Act, as amended, and state securities laws. In 2004 AeroGrow also conducted a state registered offering in Colorado of common stock and warrants intended to be exempt from registration under the 1933 Act, as amended, as an intrastate offering. However, because the Company is incorporated in Nevada it did not satisfy all of the requirements for an intrastate offering. This could result in investors or regulators asserting that the Colorado offering and/or the private transactions (if the private transactions were integrated with the Colorado offering) violated the 1933 Act. There can be no assurance that investors or regulators will not be successful in asserting a claim that these transactions should not be integrated. In the event that one or more investors seeks rescission, with resulting return of investment funds and interest at a market rate, or that state or federal regulators seeks sanctions against AeroGrow or its principals, AeroGrow would spend time and financial resources, including some of the net proceeds of the 2006 Offering, to pay expenses for defense, rescission awards or regulatory sanctions. The use of funds would reduce the capital available to implement its full plan of operation. No assurance can be given regarding the outcome of any such actions.

There may be substantial sales of AeroGrow’s common stock by existing stockholders which could cause the price of AeroGrow’s stock to fall.

Future sales of substantial amounts of AeroGrow’s common stock in the public market, if one develops, or the perception that such sales might occur, could cause the market price of its common stock to decline and could impair the value of your investment in AeroGrow’s common stock and its ability to raise equity capital in the future. As of March 31, 2006, AeroGrow had 9,145,120 shares of common stock outstanding, of which 544,228 shares may be sold without restriction. Of the remaining shares, (i) 710,009 shares issued upon conversion of the Convertible Notes in the principal amount of $2,130,000 at a conversion price of $3.00 per share are subject to registration rights and are not subject to lock up restrictions, (ii) 2,148,000 shares issued in the 2006 Offering are subject to registration rights and are not subject to lock up restrictions, (iii) 580,136 shares issued to Wentworth stockholders in the Merger have registration rights, but of these shares, 396,813 shares are subject to lock up restrictions for periods of 12 to 18 months, (iv) 811,391 shares were issued during 2005 and are considered “restricted” shares under Rule 144, (v) 4,285,121 shares have been held more than one year and may be transferred and sold, subject to the restrictions under Rule 144 or Rule 701 depending on the status of the holder and the holding period, and (vi) 66,235 shares granted to employees and directors on March 30, 2006 under the Company’s 2005 Equity Compensation Plan. Of the shares identified in the last two categories above, 4,642,326 shares are subject to lock-up agreements for periods of 12 to 18 months. The lock up restrictions may be released by the agreement of AeroGrow and Keating Securities, LLC. The shares of AeroGrow’s common stock underlying the Convertible Notes and the warrants issued or to be issued to the holders of Convertible Notes are required to be registered for resale by AeroGrow following and are not subject to lock up restrictions. As part of the 2006 Offering, AeroGrow agreed to register for resale the shares of common stock issued to investors in the 2006 Offering (together with the shares of common stock underlying the 2,148,000 warrants issued in the 2006 Offering) on a registration statement to be filed with the SEC. In the event such registration statement is filed, the shares of common stock issued to the Wentworth’s stockholders in connection with the Merger will also be included. There can be no assurance that the shares of common stock subject to registration rights will become registered under the Securities Act. The sales of AeroGrow common stock by these stockholders having registration rights or even the appearance that such holders may make such sales once a registration statement becomes effective may limit the market for the common stock or depress any trading market volume and price before other investors are able to sell the common stock.

AeroGrow’s outstanding warrants, options and convertible notes, and additional future obligations to issue AeroGrow securities to various parties, may dilute the value of an investment in the Company and may adversely affect AeroGrow’s ability to raise additional capital.

As of March 31, 2006, AeroGrow is committed to issue up to 5,941,756 additional shares of common stock under the terms of outstanding convertible notes, warrants, options, and other arrangements. There are warrants and options outstanding that can be exercised for 1,126,128 shares of its common stock at exercise prices ranging from $0.005 to $15.00 per share and, as of March 31, 2006, the Company granted an additional 888,153 options and 83,737 shares of its common stock pursuant to the Company’s 2005 Equity Compensation Plan. There are 2,148,000 shares of common stock issuable upon exercise of the warrants issued to investors in the 2006 Offering exercisable at $6.25 per share. There are also 240,006 shares of common stock issuable upon conversion of the Convertible Notes in the principal amount of $840,000 at a conversion price of $3.50 by holders who have elected to extend the maturity of their notes to December 31, 2006 and 7,500 shares of common stock issuable upon conversion of Convertible Notes in the principal amount of $30,000 at a conversion price of $4.00 by holders who have not elected to extend the maturity of their notes beyond June 30, 2006. There are 600,000 shares of common stock issuable upon exercise of outstanding warrants held by the initial holders of the Convertible Notes with exercise price of $5.00 per share. There are 426,000 shares of common stock issuable upon exercise of warrants, at an exercise price of $6.00 per share, that were issued to holders that elected to convert notes in the principal amount of $2,130,000. There are 174,000 shares of common stock issuable upon the exercise of warrants to be issued upon conversion of Convertible Notes in the principal amount of $870,000 at an exercise price of $6.00 per share. There are 60,000 shares of common stock issuable upon exercise of outstanding warrants issued in 2005 to Keating Securities, LLC or its designees in connection with the Convertible Notes offering with exercise price of $6.00 per share and 214,800 shares of common stock issuable upon exercise of outstanding warrants issued to designees of Keating Securities, LLC in the 2006 Offering with an exercise price of $6.25. AeroGrow also has commitments to issue up to 38,204 shares of common stock under certain equity commitments.

AeroGrow has historically issued shares of its common stock or granted stock options to employees, consultants and vendors as a means to conserve cash, and AeroGrow may continue to grant additional shares of stock and issue stock options in the future. As of March 31, 2006, there were 351,671 shares of common stock under its 2005 equity compensation plan available for issuance.

For the length of time these notes, warrants and options are outstanding, the holders will have an opportunity to profit from a rise in the market price of AeroGrow’s common stock without assuming the risks of ownership. This may adversely affect the terms upon which AeroGrow can obtain additional capital. The holders of such derivative securities would likely exercise or convert them at a time when AeroGrow would be able to obtain equity capital on terms more favorable than the exercise or conversion prices provided by the notes, warrants or options.

If AeroGrow’s common stock is traded, AeroGrow expects to be subject to the “penny stock” rules for the foreseeable future.

AeroGrow will be subject to the SEC’s “penny stock” rules if its common stock sells below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for AeroGrow’s common stock. As long as AeroGrow’s common stock is subject to the penny stock rules, the holders of its shares may find it more difficult to sell their securities.

The market price of the shares may fluctuate greatly. Investors in the Company bear the risk that they will not recover their investment.

There is no clearly established market for AeroGrow’s shares at this time. If a public market develops, the price is likely to be influenced by the price at which and the amount of shares the selling stockholders are attempting to sell at any point in time with the possible effect of limiting the trading price or lowering it to their offering price. Shares such as those of AeroGrow are also subject to the activities of persons engaged in short selling the securities, which generally has the effect of driving the price down. Also, common stock of emerging growth companies is subject to high price and volume volatility. Therefore, the price of AeroGrow’s common stock may fluctuate widely. A full and stable trading market for AeroGrow’s common stock may never develop in which event any holder of such shares may not be able to sell at the time he elects or at all.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on March 31, 2006, by:

•  each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock,

•  each of our executive officers and directors, and

•  all executive officers and directors as a group.

In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares except as otherwise noted. The table assumes a total of 9,145,120 shares of common stock outstanding.

Name of Beneficial Owner (1)	Amount of Beneficial Ownership	Percent Beneficial Ownership
W. Michael Bissonnette 900 28th Street, Suite 201 Boulder, CO 80303	956,297	10.45%

Mitchell Rubin 900 28th Street, Suite 201 Boulder, CO 80303 (2)	128,768	1.39%

Jeff Brainard 900 28th Street, Suite 201 Boulder, CO 80303 (3)	131,000	1.41%

Richard A. Kranitz 1238 Twelfth Avenue Grafton, WI 53024 (4)	67,579	0.74%

Randy Seffren 900 28th Street, Suite 201 Boulder, CO 80303 (3)	209,320	2.3%

Wayne Harding 5206 South Hanover Way Englewood, CO 80111 (5)	144,673	1.58%

Jack J. Walker c/o 900 28th Street, Suite 201 Boulder, CO 80303 (6)	176,908	1.92%

Kenneth Leung c/o 900 28th Street, Suite 201 Boulder, CO 80303 (7)	12,500	0.14%

Timothy J. Keating 5251 DTC Parkway, Suite 1090 Greenwood Village, Colorado 80111 (8)	452,449	4.9%

All AeroGrow Executive Officers and Directors as a Group (8 Persons) (9)	1,827,045	19.0%

*	Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”), which include holding voting and investment power with respect to the securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(2)
Includes options to purchase 3,768 shares of AeroGrow’s common stock at an exercise price of $0.50 per share and options granted on March 28, 2006 to purchase 125,000 shares of AeroGrow’s common stock at an exercise price of $5.00 per share.

(3)	Includes options granted on March 28, 2006 to purchase 125,000 shares of AeroGrow’s common stock at an exercise price of $5.00 per share.

(4)
Includes 46,546 shares owned by Cedar Creek Ventures, LLC, of which Mr. Kranitz is a 50% owner and managing member. Also includes 10,000 fully vested five-year options to purchase AeroGrow’s common stock at an exercise price of $5.00 per share and 2,500 shares of common stock valued at $5.00 per share granted as of March 28, 2006.

(5)
Includes options to purchase 3,910 shares of AeroGrow’s common stock at an exercise price of $2.50 per share, and warrants to purchase 5,000 shares of AeroGrow’s common stock at an exercise price of $2.50 per share. Also includes 10,000 fully vested five-year options to purchase AeroGrow’s common stock at an exercise price of $5.00 per share and 2,500 shares of common stock valued at $5.00 per share granted as of March 28, 2006.

(6)
Includes 96,122 shares held of record by March Trade & Finance, Inc. of which Mr. Walker is a controlling person and 24,000 shares underlying immediately exercisable warrants at $5.00 per share and 34,286 shares issuable under a convertible note in principal amount of $120,000. Also includes 10,000 fully vested 5-year options to purchase AeroGrow’s common stock at an exercise price of $5.00 per share and 2,500 shares of common stock valued at $5.00 per share granted as of March 28, 2006.

(7)
Includes 10,000 fully vested five-year options to purchase AeroGrow’s common stock at an exercise price of $5.00 per share and 2,500 shares of common stock valued at $5.00 per share granted as of March 28, 2006.

(8)
Includes warrants to purchase 20,000 shares of common stock at an exercise price of $6.00 per share and warrants to purchase 47,800 shares of common stock at an exercise price of $6.25 per share. Includes 309,406 shares of common stock held by KRM Fund. Timothy J. Keating is the manager of KRM Fund and has voting and disposition power of the shares owned by KRM Fund.

(9)	Includes options and warrants to acquire 451,678 shares of common stock and 34,286 shares issuable on conversion of an outstanding note.

DESCRIPTION OF SECURITIES

General

The articles of incorporation provide that AeroGrow is authorized to issue up to 75,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. As of March 31, 2006, AeroGrow had 9,145,120 shares of common stock outstanding. No shares of preferred stock were issued and outstanding. Nevada law allows AeroGrow board of directors to issue shares of common stock and preferred stock up to the total amount of authorized shares without obtaining the prior approval of shareholders.

The following description of AeroGrow’s common stock, preferred stock, convertible notes and various warrants summarizes the material provisions of each and is qualified in its entirety by the provisions of AeroGrow’s articles of incorporation, bylaws, convertible notes and warrant agreements, copies of which will be provided by us upon request.

Common Stock

Holders of AeroGrow’s outstanding common stock, have the following rights and privileges in general:

•	the right to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors,

•	no cumulative voting rights, which means that holders of a majority of shares outstanding can elect all of AeroGrow’s directors,

•
the right to receive ratably dividends when, if and as may be declared by AeroGrow’s board of directors out of funds legally available for such purposes, subject to the senior rights of any holders of preferred stock then outstanding,

•	the right to share ratably in the net assets legally available for distribution to common stockholders after the payment of AeroGrow’s liabilities on its liquidation, dissolution and winding-up, and

•	no preemptive or conversion rights or other subscription rights, and no redemption privileges.

All outstanding shares of AeroGrow’s common stock are fully paid and nonassessable.

Preferred Stock

AeroGrow’s preferred stock may be issued from time to time, in one or more series, with relative designations, preferences, priorities, powers and other special rights for each series of preferred stock as may be approved by the board and shareholders.

AeroGrow believes that the preferred stock may provide it with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. Although AeroGrow’s board of directors currently has no intention to issue preferred stock, in the event of any issuance, its common stockholders will not have any preemptive or similar rights to acquire any of the preferred stock. Issuances of preferred stock could:

•	dilute the voting power of common stockholders,

•	adversely affect the voting power of common stockholders,

•	adversely affect the likelihood that common stockholders will receive dividend payments and payments on liquidation, and

•	have the effect of delaying or preventing a change in shareholder and management control.

Debt Warrants

In June, July, August and September 2005, AeroGrow sold in a private placement debt offering to accredited investors 300 units consisting of convertible notes, described below, and its redeemable warrants. The warrants are exercisable for the purchase of an aggregate 600,000 shares of its common stock, assuming an exercise price of $5.01 per share.

The warrants are exercisable in whole at any time or in part from time to time prior to September 13, 2010, at an exercise price of $5.01 per share. Upon the expiration of the warrant exercise period, unless extended, each warrant will expire and become void and of no value.

The holder of each warrant is entitled, upon payment of the exercise price, to purchase one share of AeroGrow’s common stock. The number and kind of securities or other property for which the warrants are exercisable are subject to adjustments in certain events, such as mergers, reorganizations or stock splits, to prevent dilution. AeroGrow may redeem the warrants at any time on 15 days prior written notice at a redemption price of $0.0001 per share of common stock underlying the warrant, provided a registration statement is in effect covering the common shares underlying the warrant, and further provided that for a period of not less than 20 consecutive trading days the closing bid price as quoted on the Nasdaq Capital Market or NASD OTC Bulletin Board has been at least $7.50 per share of common stock and the average daily trading volume exceeds 50,000 shares per day. All of the outstanding warrants must be redeemed if any are redeemed. The holders of the warrants will not possess the rights that AeroGrow’s shareholders have unless and until the holders exercise the warrants and then only as a holder of the common stock.

The shares of common stock underlying the redeemable 2005 warrants have registration rights. See “Registration Rights” below.

For additional information on the Debt Warrants described above, see “Convertible Note Modification Agreement” below.

Convertible Notes and Conversion Warrants

AeroGrow issued $3,000,000 in aggregate principal face amount of 10% unsecured convertible notes as part of its debt offering in July, August and September 2005 along with the debt warrants described above. The principal amount is convertible into its common stock at the option of the note holders, at any time, at a conversion price equal to $4.00 per share. If not converted, these notes and all accrued interest became repayable on demand by the note holders on June 30, 2006. The notes bear interest at the rate of 10% annually which is payable quarterly beginning September 30, 2005. The principal was due on June 30, 2006. AeroGrow may not prepay the notes without the holder’s prior consent.

On conversion of the notes each holder shall also receive five-year warrants to purchase 2,000 shares of common stock for each $10,000 principal amount converted. These conversion warrants may be exercised at any time at an exercise price equal to $6.00 per share. AeroGrow may not redeem these conversion warrants.

The shares of common stock underlying the convertible notes and the conversion warrants have registration rights. See “Registration Rights” below.

For additional information on the Convertible Notes and Conversion Warrants described above, see “Convertible Note Modification Agreement” below.

Convertible Note Modification Agreement

In connection with the Merger, AeroGrow sought to modify the terms of certain outstanding convertible notes issued in 2005 with an outstanding principal balance of $3,000,000 due June 30, 2006 (“Convertible Notes”). The note holders of this debt were offered the opportunity to convert the principal and interest at a reduced conversion rate, extend the maturity for a lesser reduced conversion rate than immediate conversion, or maintain the current terms unchanged.

The holders of Convertible Notes representing $2,130,000 in principal amount have converted their notes into AeroGrow common stock at a conversion price of $3.00 per share, a reduction from the original conversion price of $4.00 per share. Accordingly, at the closing of the Merger and 2006 Offering, AeroGrow issued 710,009 shares of its common stock to converting note holders (rounded up for fractional shares). The converting note holders also were issued, pursuant to the terms of the note offering, five-year warrants to purchase 426,000 shares of AeroGrow’s common stock at an exercise price of $6.00 per share.

Holders of Convertible Notes representing $840,000 in principal amount have agreed to extend the maturity under their notes from June 30, 2006 to December 31, 2006 in exchange for a reduction in their conversion price from $4.00 per share to $3.50 per share.

The remaining holders of Convertible Notes representing $30,000 in principal amount have not elected to convert or extend the maturity of their notes and can demand payment in cash at any time.

For those Convertible Note holders who elected to convert or extend the maturity of their notes as described above, (i) AeroGrow eliminated the current 180 day lock-up provisions on the shares of common stock underlying the Convertible Notes and related warrants; (ii) AeroGrow eliminated the redemption provisions of the $5.00 warrants issued to holders at the time of the issuance of the notes; and (iii) holders waived any registration penalties that they may have in connection with any late filing or effectiveness under the registration rights provisions of their original subscription for the notes.

As of February 24, 2006, the Convertible Notes and the warrants issued or to be issued to convertible note holders can be summarized as follows:

•
710,009 shares of common stock were issued at the closing of the 2006 Offering to holders of Convertible Notes in the principal amount of $2,130,000 who have elected to convert such notes at $3.00 per share;

•
240,006 shares of common stock will be issuable upon conversion of Convertible Notes (rounded up for fractional shares) in the principal amount of $840,000 at a conversion price of $3.50 by holders who have elected to extend the maturity of their notes to December 31, 2006;

•
7,500 shares of common stock will be issuable upon conversion of Convertible Notes in the principal amount of $30,000 at a conversion price of $4.00 by holders who have not elected to extend the maturity of their notes beyond June 30, 2006;

•
600,000 shares of common stock will be issuable upon exercise of outstanding warrants held by the initial holders of the Convertible Notes with exercise price of $5.01 per share, of which 6,000 warrants held by those not electing to extend the maturity of their Convertible Notes to December 31, 2006 are redeemable;

•
426,000 shares of common stock issuable upon exercise of warrants, at an exercise price of $6.00 per share, that were issued to holders that elected to convert notes in the principal amount of $2,130,000; and

•
174,000 shares of common stock issuable upon the exercise of warrants that may be issued if Convertible Notes in the principal amount of $870,000 (consisting of the notes due December 31, 2006 and June 30, 2006) are converted in the future, which warrants would be exercisable at $6.00 per share.

$10.00 Redeemable Warrants and $15.00 Redeemable Warrants

In 2004 AeroGrow completed a Colorado registered offering of 544,228 shares of its common stock, redeemable warrants to purchase 390,880 shares of its common stock at an exercise price of $10.00 and redeemable warrants to purchase 390,880 shares of its common stock at an exercise price of $15.00. The $10.00 redeemable warrants and $15.00 redeemable warrants became exercisable upon issue, provided that at least 500 shares must be purchased on each exercise and further provided that the Common Stock issuable upon exercise is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act of 1933, as amended, and the securities or “blue sky” laws of the jurisdiction in which the exercise occurs. These warrants expire on December 31, 2007.

AeroGrow may redeem all of these warrants at any time after its common stock is quoted on the OTC BB or a recognized exchange on 15 days prior written notice at a redemption price of $0.01 per share, provided that the closing bid or sale price of its common stock exceeds $12.50 per share for the $10.00 redeemable warrants and $17.50 per share for the $15.00 redeemable warrants for 20 consecutive trading days ending within 15 days of the date the notice of redemption is given.

$5.00 Non-Redeemable Warrants, $2.50 Non-Redeemable Warrants and $1.25 Non-Redeemable Warrants

From December 2002 through July 2004 AeroGrow sold in a private placement:

•
$5.00 non-redeemable warrants to purchase 30,000 shares of its common stock at an exercise price of $5.00 per share. As of January 31, 2006, warrants to purchase 5,000 shares have been exercised and warrants to purchase 25,000 have expired.

•
$2.50 non-redeemable warrants to purchase 501,098 shares of its common stock at an exercise price of $2.50 per share. As of January 31, 2006, warrants to purchase 390,000 shares have been exercised and warrants to purchase 111,098 shares remain outstanding and are exercisable during 2006.

•	$1.25 non-redeemable warrants to purchase 170,000 shares of its common stock at an exercise price of $1.25 per share. As of January 31, 2006, all of these warrants were exercised.

Stock Options

AeroGrow has outstanding options to purchase 233,270 shares of AeroGrow common stock at an exercise price ranging from $0.005 to $5.00 per share.

February 2006 Warrants

In connection with the 2006 Offering, there were issued common stock purchase warrants to purchase up to 2,362,800 shares of common stock at an exercise price of $6.25 per share. Of this amount, warrants for 2,148,000 shares were issued to investors and warrants for 214,800 shares were issued to the placement agent of the offering. Each warrant is non-redeemable and is exercisable until February 24, 2011. The exercise price and number of shares of common stock under the warrants will be subject to adjustment on certain events, including reverse stock splits, stock dividends and recapitalizations, combinations, and mergers where AeroGrow is not the surviving company. AeroGrow will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the warrants, such shares of common stock underlying the warrants as from time to time shall be issuable upon the exercise of the warrants. The warrants held by the Keating Securities, LLC and its designees also may be exercised on a net cashless basis.

The shares of the Underlying common stock have registration rights. See “Registration Rights” below.

2005 Placement Agent Warrants

In connection with its services as placement agent for AeroGrow’s 2005 debt offering of units consisting of convertible notes and redeemable warrants, AeroGrow sold to Keating Securities, LLC for a nominal consideration five-year warrants to purchase 60,000 shares of AeroGrow’s common stock. These warrants will be exercisable at any time after September 13, 2006, at a price equal to $6.00 per share on a net-issuance or cashless basis.

The shares of common stock underlying the above placement agent warrants have registration rights. See “Registration Rights” below.

Registration Rights

AeroGrow has agreed to register: (i) 2,148,000 shares of common stock issued to investors in the 2006 Offering; (ii) 2,148,000 shares of common stock underlying the Warrants issued to investors in the 2006 Offering; and (iii) 214,800 shares of common stock underlying the warrants issued to the Keating Securities, LLC in the 2006 Offering, on a registration statement to be filed by AeroGrow (“Registration Statement”). AeroGrow agreed to file the registration statement by April 10, 2006, which it did, and use its best efforts to have the registration statement declared effective 150 days after February 24, 2006. AeroGrow shall pay the usual costs of such registration. The registration statement also will include : (i) 710,009 shares of common stock issued to holders of Convertible Notes in the principal amount of $2,130,000 who elected to convert their notes at $3.00 per share; (ii) 240,006 shares of common stock issuable upon conversion of Convertible Notes in the principal amount of $840,000 at a conversion price of $3.50 by holders who elected to extend the maturity of their notes to December 31, 2006; (iii) 7,500 shares of common stock issuable upon conversion of Convertible Notes in the principal amount of $30,000 at a conversion price of $4.00 by holders who have not elected to extend the maturity of their notes beyond June 30, 2006; (iv) 600,000 shares of common stock underlying warrants, at an exercise price of $5.00 per share, held by the holders of the Convertible Notes (“Debt Warrants”); (v) 426,000 shares of common stock underlying warrants, at an exercise price of $6.00 per share, held by holders that have elected to convert their Convertible Notes in the principal amount of $2,130,000, and 174,000 shares of common stock underlying warrants, at an exercise price of $6.00 per share, to be issued upon conversion of Convertible Notes in the principal amount of $870,000 at an exercise price of $6.00 per share (collectively, the “Conversion Warrants”); (vi) 60,000 shares of common stock underlying warrants, at an exercise price of $6.00 per share, issued to Keating Securities, LLC or its designees in connection with the Convertible Notes offering (“Agent Debt Warrants”); and (vii) up to 580,136 shares of common stock issued to Wentworth stockholders in the Merger.

If the registration statement is not filed or does not become effective on a timely basis, for any reason, AeroGrow will be required to pay the investors in the 2006 Offering and the investors in the Convertible Note offering an amount equal to 1% of the purchase price of the securities held by them for every 30 day period (or part) after the relevant date, in each case until the registration statement is filed or declared effective, as the case may be (“Registration Penalty”).

After the effectiveness of the registration statement, AeroGrow also will be required to pay investors in the 2006 Offering and the investors in the Convertible Note offering an amount equal to 1% of the purchase price of the securities held by them for every 30 day period that the registration statement is not available for use to sell or transfer the registered shares (“Suspension Penalty”). This Suspension Penalty shall be in addition to any other penalties mentioned.

The Registration Penalty and/or Suspension Penalty (the “Penalties”) shall be due and payable only to the investors in the 2006 Offering and investors in the Convertible Note offering based on the amount subscribed and not based on the value of any warrants. Payment of the Penalties in the circumstances of a registration statement not being filed or declared effective by designated dates will be made in shares of common stock calculated by taking the amount due and dividing it by $2.00 (“Penalty Shares”). The Penalty Shares will be included in the registration statement. Payment of the Penalties that may be due after the effective date of the registration statement will be paid in cash. The Penalty amount is 1% per month of the purchase price paid for the securities payable for up to a maximum of an aggregate of 18 months.

There can be no assurance that the shares of common stock subject to registration rights as specified above will become registered under the Securities Act.

Lock Up Agreements

Stockholders of Wentworth holding an aggregate of 396,813 shares of common stock entered into a lock up agreement under which they will be prohibited from selling or otherwise transferring: (i) any of their shares of common stock for a period of the effective date of the resale registration statement that includes the common stock issued in 2006 (“Initial Lock Up Period”), and (ii) 50% of its shares of common stock for a period of 18 months following the effective date of such registration statement.

Further, as a condition of the closing of the Merger Agreement, 4,792,428 shares of AeroGrow’s common stock held by existing AeroGrow stockholders (including all shares of AeroGrow held by AeroGrow’s current officers and directors discussed elsewhere in this Report) and 1,831,067 shares of common stock underlying AeroGrow’s existing warrants and options outstanding entered into lock up agreements with the same transfer restrictions as set forth above and applicable to the stockholders of Wentworth.

As of September 30, 2006, the following shares of common stock (or shares of common stock underlying warrants and options) will not be subject to any lock up agreement restrictions:

•
Approximately 544,228 shares of common stock held by investors in AeroGrow’s Colorado intrastate offering (“Colorado Offering Shares”). The Colorado Offering Shares will be freely tradable without restriction.

•
370,319 shares of outstanding common stock held by existing AeroGrow stockholders. These shares of common stock may be freely tradable without restriction following the 2006 Offering depending on how long the holders thereof have held these shares depending on the requirements of Rules 144 and 701.

•
115,000 shares of common stock underlying existing warrants, and 20,944 shares of common stock underlying outstanding options issued to employees, consultants and vendors. Upon exercise of these warrants by the holders thereof, the shares will be restricted shares subject to the restrictions on transfer imposed under Rule 144 and Rule 701 promulgated under the Securities Act, which have different holding periods and volume limitations depending on the status of the holder and the time period that the holder has held the securities.

•	183,323 shares of common stock held by Wentworth.

None of the shares of common stock issued in the 2006 Offering, issued upon conversion of the Convertible Notes, underlying the warrants issued in the 2006 Offering (including Agent Warrants), underlying the Convertible Notes, or underlying the warrants issued or to be issued to Convertible Note holders (including placement agent warrants) are subject to lock up restrictions.

Dividend Policy

AeroGrow has not declared or paid any cash dividends on its common stock. It intends to retain any future earnings to finance the growth and development of its business, and therefore it does not anticipate paying any cash dividends on the common stock in the future. The board of directors will determine any future payment of cash dividends depending on the financial condition, results of operations, capital requirements, general business condition and other relevant factors. If the Company issues preferred shares, although not currently anticipated, no dividends may be paid on the outstanding common stock until all dividends then due on the outstanding preferred stock will have been paid.

Transfer Agent and Registrar

AeroGrow has appointed Corporate Stock Transfer, Denver, Colorado, as its registrar and transfer agent and registrar of its common stock. The mailing address of Corporate Stock Transfer is 3200 Cherry Creek South Drive, Denver, Colorado 80209-3246.

Director Liability and Indemnification

Under Nevada law and the AeroGrow’s bylaws, AeroGrow is required to indemnify its officers, directors, employees and agents in certain situations. In some instances, a court must approve indemnification. As permitted by Nevada statutes, the articles of incorporation eliminate in certain circumstances the monetary liability of its directors for a breach of their fiduciary duties. These provisions do not eliminate a director’s liability for:

•	a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest,

•	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful,

•	a transaction from which the director derived an improper personal profit, and

•	willful misconduct.

As to indemnification for liabilities arising under the Securities Act for directors, officers or persons controlling the Company, AeroGrow has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable.

Shareholder Action

Under our bylaws, the affirmative vote of the holders of a majority of the shares of common stock represented at a meeting at which a quorum is present is sufficient to authorize, ratify or consent to any action required by the common shareholders, except as otherwise provided by the Nevada General Corporation Law. Under the Nevada General Corporation Law and our bylaws, our shareholders may also take actions by written consent without holding a meeting. The written consent must be signed by the holders of at least a majority of the voting power, except that if a different proportion of voting power is required for a specific action, then that proportion. If this occurs, we are required to provide prompt notice of any corporate action taken without a meeting to our shareholders who did not consent in writing to the action.

Antitakeover Provisions

Our articles of incorporation and the Nevada General Corporation Law include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging these proposals because, among other things, negotiation of the proposals might result in an improvement of their terms.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following transactions were or will be entered into with our executive officers, directors and 5% or greater shareholders. These transactions may or will continue in effect and may result in conflicts of interest between us and these individuals. Although our executive officers and directors have fiduciary duties to us and our shareholders, AeroGrow cannot assure that these conflicts of interest will always be resolved in our favor or in the favor of our shareholders.

Stock Grants

AeroGrow granted to its founder, W. Michael Bissonnette, 10,000 shares of common stock from December 2002 through September 30, 2005, with a weighted value of $3.87 per share or $38,700 in the aggregate, as partial payment for services provided since inception. In December 2002, Mr. Bissonnette purchased 50,000 shares of our common stock for $0.50 per share, or $25,000 in the aggregate, in one of our private offerings. We granted Mr. Bissonnette 2,000 shares for serving as our chairman of the board during 2005 under our 2005 plan on December 31, 2005.

AeroGrow granted to its former chief financial officer and secretary, Jerry Gutterman, 11,425 shares of our stock from December 2002 through September 30, 2005, with a weighted value of $2.69 per share, or $30,725 in the aggregate, as partial payment for services provided since inception. AeroGrow granted Mr. Gutterman 25,110 shares under our 2005 plan on December 31, 2005.

AeroGrow granted to the current chief financial officer, Mitchell Rubin, 1,366 stock options at an exercise price of $0.50 per share under the 2003 and 2,402 stock options at an exercise price of $0.50 per shares under the 2005 Plan.

Richard Kranitz, one of our directors, is a member of the law firm of Kranitz and Philipp which provides legal services to AeroGrow. In 2004 Kranitz and Philipp was paid $24,000 and received 100,000 shares of stock and in 2003 the firm was paid $25,000 for legal services performed on our behalf. From January 1 through July 31, 2005, Kranitz and Philipp has been paid $14,000 for legal services performed. In the future, Kranitz and Philipp may perform additional legal services on our behalf on an as-needed basis at hourly rates based on the type of legal services provided.

AeroGrow granted to our chief marketing officer, Randy Seffren, 45,800 shares of our common stock in 2004 and 2005 with a value of $5.00 per share, or $229,000 in the aggregate, as partial payment for services provided since inception. AeroGrow granted Mr. Seffren 28,520 shares under our 2005 plan on December 31, 2005.

Wayne Harding, one of our directors, provided consulting services for AeroGrow from December 2003 through March 2004. He received stock options for 3,910 shares of common stock with an exercise price of $2.50 per share.

Mentor Capital

Mentor Capital Consultants, Inc. was formerly our parent corporation. Mr. Bissonnette is the principal shareholder and chief executive officer of Mentor Capital. Mr. Gutterman is the chief financial officer, secretary and a director of Mentor Capital. Mr. Kranitz is a director of Mentor Capital.

On October 15, 2002, Mr. Bissonnette exchanged 1 million shares of Mentor Capital’s common stock for 3 million common shares of our common stock, not taking into account the one-for-five reverse stock split to shareholders of record on May 31, 2005. We valued this transaction at $300,000, which was the market value of the AeroGrow shares of common stock at the time of the transaction. The $300,000 was treated as a compensation expense.

On December 31, 2004, Mentor Capital made a pro rata liquidating distribution to its shareholders of all 6,000,000 shares of our common stock held by it. These shares were issued with the restriction with AeroGrow that 25% may be sold beginning six months after a public offering, 25% may be sold beginning 1 year after a public offering, 25% may be sold beginning 18 months after a public offering, and the remaining 25% may be sold beginning 24 months after a public offering. In addition, these shareholders entered into a lock-up agreement under which they will be prohibited from selling or otherwise transferring: (i) any of their shares of common stock for a period of 12 months following the effective date of the resale registration statement that includes the common stock issued in 2006, and (ii) 50% of their shares of common stock after a period of 18 months following the effective date of such registration statement.

From inception until May 31, 2005, AeroGrow leased from Mentor Capital our furniture, computers, and other office equipment for a rental payment of $2,500 per month. For each of the years ended December 31, 2004 and 2003, AeroGrow paid $30,000 to rent the equipment. This lease was terminated as of May 31, 2005. From January through April 2005 AeroGrow made interest-free unsecured loans totaling $41,000 to Mentor Capital to allow Mentor Capital to redeem some of its stock from a shareholder who is not affiliated with AeroGrow. The lease payments for the furniture of $2,500 per month were being used to offset a portion of this loan. We acquired the fixed assets under the furniture lease in full payment of the loan on May 31, 2005. At the time of these transactions, Michael Bissonnette owned 41.4% of Mentor Capital.

Mentor Capital entered into a research and development contract in 2002 with AgriHouse, Inc. (“AgriHouse”) which provided for development of a nutrient delivery system using proprietary aeroponic technology which could be used in a low cost consumer product. If a product was developed, Mentor Capital was granted the exclusive worldwide marketing rights for it, subject to the duty to pay a royalty to AgriHouse of 10% of the manufacturing cost of each unit. Mentor Capital assigned its rights under this contract to AeroGrow shortly after AeroGrow was formed, and AeroGrow agreed to assume the royalty payment obligations. Subsequently, AeroGrow developed a fractionator bar technology, applied for two patents and was granted one patent. The fractionator bar technology uses a spinning cylinder to disperse water to the roots of plants in an aeroponic growing system. In May 2005 we entered into an agreement with AgriHouse, consented to by Mentor Capital, to collaborate on the development of an aeroponic product employing the fractionator bar technology (the “FB Product”) which agreement; i) assigned all ownership and manufacturing rights to the FB Product to AgriHouse along with two related patents, drawings, molds and other materials; ii) granted AeroGrow exclusive marketing rights to the FB Product; iii) required the payment of $25,000 to AgriHouse by AeroGrow for AgriHouse to act as a consultant to determine the feasibility of commercializing the FB Product; and iv) superseded and terminated the 2002 agreement thereby releasing AeroGrow from all obligations related thereto. The May 2005 agreement with AgriHouse was terminated by AeroGrow in accordance with its terms by AeroGrow electing not to proceed with the FB Product and thereby assigning all rights to such product and technology associated therewith to AgriHouse. AeroGrow had determined that the fractionator bar technology was not feasible for mass production for consumer use and therefore believes the loss of this technology did not and will not have a material effect on AeroGrow’s operations.

Wentworth

During 2002, Wentworth borrowed a total of $8,500 from Kevin R. Keating, its then president. The amount loaned plus interest at 6% is due and payable upon the completion of a business combination. For the years ended December 31, 2005 and 2004, interest on this loan of $510 each year is included in operations. At December 31, 2005, the principal balance of this loan together with accrued interest totaled $10,290.

Wentworth’s president, with two other shareholders, granted Keating Reverse Merger Fund, LLC an option to acquire an aggregate of 1,000,000 shares, owned by them, until January 30, 2005 at a total purchase price of $125,000. This option expired unexercised.

On April 9, 2003 and August 7, 2003 Timothy Keating paid invoices on behalf of Wentworth in an aggregate of $1,861. Timothy Keating is the managing member of Keating Investments, LLC.

Kevin R. Keating, is the father of the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KRM Fund, which was the majority stockholder of Wentworth. Keating Investments, LLC is also the managing member and 90% owner of Keating Securities, LLC, a registered broker-dealer. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KRM Fund or Keating Securities, LLC and disclaims any beneficial interest in the shares of the Company’s Common Stock owned by KRM Fund. Similarly, Keating Investments, LLC, KRM Fund and Keating Securities, LLC disclaim any beneficial interest in the shares of the Company’s Common Stock currently owned by Kevin R. Keating.

On June 10, 2004, Wentworth entered into a contract with Vero for managerial and administrative services. Vero was not engaged to provide, and Vero did not render, legal, accounting, auditing, investment banking, or capital formation services. Kevin R. Keating is the manager of Vero. The term of the contract was for one year. In consideration of the services provided, Vero was paid $1,000 for each month in which services were rendered. For the years ended December 31, 2005 and 2004, a total of $12,000 and $7,000, respectively, was included in results of operations as a result of the agreement.

Wentworth engaged Keating Securities, LLC, an affiliate of Keating Investments, LLC, the managing member of Wentworth’s controlling stockholder, to act as a financial advisor in connection with the business combination between Wentworth and AeroGrow for which it earned an advisory fee of $350,000 upon completion of the Merger. The services included introduction of Wentworth to AeroGrow and advising Wentworth on the Merger transaction. The advisory fee was paid at the closing of the Merger.

Keating Securities, LLC

In connection with the private placement of notes and warrants by AeroGrow in the period July 2005 and September 2005, Keating Securities, LLC was paid $300,000 and was issued a warrant to purchase up to 60,000 shares of common stock at an exercise price of $6.00 per share, exercisable for five years.

In connection with the private placement of common stock and warrants by AeroGrow with closings on February 24, 2006 and March 1, 2006, Keating Securities, LLC was paid $1,775,048 and its designees were issued warrants to purchase up to 214,800 shares of common stock at $6.25 per share, exercisable for five years.

Keating Securities, LLC and Keating Investments, LLC did not receive any compensation in connection with the modification of the notes sold in July to September 2005.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Audited Financial Statements of AeroGrow for the years ended December 31, 2005 and 2004 and for the period from inception (March 25, 2002) to December 31, 2005.

(b) Pro forma financial statements of business acquired.

Pro forma Financial Statements for AeroGrow giving effect the Merger, the 2006 Offering and the note conversions as of December 31, 2005 and for the year ended December 31, 2005.

(c) Exhibits

3.1 Articles of Incorporation of the Registrant+

3.2	Certificate of Amendment to Articles of Incorporation, dated June 25, 2002 (Change of Name, Increase in Authorized Shares of Common Stock)+

3.3	Certificate of Amendment to Articles of Incorporation, dated November 3, 2003 (Increase Authorized Shares of Common Stock; Addition of Authorized Shares of Preferred Stock)+

3.4	Certificate of Amendment to Articles of Incorporation, dated January 31, 2005 (Increase in Authorized Shares of Common Stock)+

3.5	Certificate of Change to Articles of Incorporation, dated July 27, 2005 (One-for-five Reverse Split of Common Stock)+

3.6	Certificate of Amendment to Articles of Incorporation, dated February 24, 2006 (Change of Name)+

3.7	Amended Bylaws of the Registrant*

4.1	Form of Certificate of Common Stock of Registrant*

4.2	Form of 2005 Warrant*

4.3	Form of 2006 Warrant*

4.4	Form of 10% Convertible Note*

4.5	Form of $10.00 Redeemable Warrant*

4.6	Form of $15.00 Redeemable Warrant*

4.7	Form of Conversion Warrant*

4.8	Form of 2005 Placement Agent Warrant *

4.9	Form of 2006 Placement Agent Warrant*

4.10	Form of $2.50 Warrant*

4.11	Form of $5.00 Warrant*

4.12	Form of $1.25 Warrant***

10.1	Lease Agreement between AeroGrow and United Professional Management, Inc. dated October 1, 2003, as amended by a Lease Amendment dated April 1, 2005, and a Lease Amendment dated October 7, 2003*

10.2	Amended 2003 Stock Option Plan*

10.3	Form of Stock Option Agreement relating to the 2003 Stock Option Plan*

10.4	2005 Equity Compensation Plan*

10.5	Form of Stock Option Agreement relating to the 2005 Equity Compensation Plan*

10.6	Form of Restricted Stock Grant Agreement relating to the 2005 Equity Compensation Plan*

10.7	Form of Lock-up Agreement for certain investors*

10.8	Placement Agent Agreement between Keating Securities, LLC and AeroGrow dated May 27, 2005 with respect to the Convertible Note offering*

10.9	Placement Agent Agreement between Keating Securities, LLC and AeroGrow dated February 6, 2006 with respect to the 2006 Offering*

10.10	Business Lease dated December 8, 2004, between AeroGrow and Investors Independent Trust Company*

10.11	Consulting Arrangement between Randy Seffren and AeroGrow dated October 13, 2004*

10.12	Contract between AeroGrow and Innotrac Corporation dated October 7, 2005*

10.13	Letter of Agreement dated September 30, 2005, between AeroGrow and Kenneth Dubach*

10.14	Consulting Agreement between AeroGrow and Jerry Gutterman dated May 16, 2005*

10.15	Manufacturing Agreement among Mingkeda Industries Co., LTD., Source Plus, Inc. and AeroGrow dated September 30, 2005*

10.16	Form of Subscription Agreement relating to the issuance of our convertible notes and redeemable 2005 warrants*

10.17	Form of Assignment of Application Agreement between AeroGrow and our executives, employees and consultants*

10.18	Form of Non-disclosure Agreement between AeroGrow and our executives, employees and consultants*

10.19	Form of Statement of Confidentiality, Non-Disclosure and Non-Compete Agreement between AeroGrow and our employees, consultants and other third-party contractors*

10.20	Letter agreement dated July 15, 2005 between AeroGrow and Patrice Tanaka & Company*

10.21	Production Agreement dated October 3, 2005, between AeroGrow and Respond2, Inc.*

10.22	Form of Subscription Agreement relating to offering consummated February 24, 2006 for the sale of common stock and warrants*

10.23	Employment Agreement between AeroGrow and W. Michael Bissonnette*

10.24	Employment Agreement between AeroGrow and Mitchell Rubin*

10.25	Employment Agreement between AeroGrow and Jeff Brainard *

10.26	Agreement rescinding right of KRM Fund LLC to send representative to observe board meetings.+

10.27	Convertible Note Modification Agreement.+

*	Previously filed with Form 8-K filed March 2, 2006.

**	Previously filed with Form 8-K filed April 3, 2006.

***	Previously filed with Form SB-2 filed November 4, 2005.

+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, AeroGrow International, Inc. has duly caused this Amendment No. 2 to its Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

Date: November 16, 2006	By:	/s/ Mitchell B. Rubin
Mitchell B. Rubin, CFO

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Aero Grow International, Inc.
Boulder, Colorado

We have audited the accompanying balances sheets of Aero Grow International, Inc. (a development stage enterprise, the “Company”) as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the two years then ended and for the cumulative period from March 25, 2002 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aero Grow International, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the two years then ended, and for the cumulative period March 25, 2002 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Gordon Hughes & Banks, LLP
Gordon, Hughes & Banks, LLP Greenwood Village, Colorado January 18, 2006

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS
	December 31,
	2005	2004
ASSETS

Current assets
Cash	$949,126	$1,916,842
Subscriptions receivable	840,000	41,000
Inventory	19,480	—
Prepaid expenses and other	79,720	5,423
Total current assets	1,888,326	1,963,265

Property and equipment
Property and equipment	482,043	38,561
Less accumulated depreciation	(61,599)	(7,840)
Property and equipment, net	420,444	30,721

Debt issuance costs, net of $209,737 accumulated amortization	209,737	—
Intangible assets	20,407	—
Deposits	4,684	4,484
Total assets	$2,543,598	$1,998,470

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$196,840	$46,969
Accrued expenses	56,900	27,745
Convertible debentures, net of discounts of $904,740	2,095,260	—
Mandatorily redeemable common stock	310,000	—
Accrued compensation	—	11,833
Total current liabilities	2,659,000	86,547

Stockholders’ equity (deficit)
Preferred stock, $.001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.001 par value, 75,000,000 shares authorized, 5,578,740 and 4,882,908 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively	5,579	4,883
Additional paid-in capital	11,741,388	5,761,832
(Deficit) accumulated during the development stage	(11,862,369)	(3,854,792)

Total stockholders’ equity (deficit)	(115,402)	1,911,923
Total liabilities and stockholders’ equity (deficit)	2,543,598	1,998,470

See accompanying summary of accounting policies and notes to financial statements.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS

	Cumulative Period from March 25 2002 (Inception) to	Year Ended December 31,
	December 31, 2005	2005	2004

Revenue
Product sales	$—	$—	$—

Operating expenses
Cost of sales	—	—	—
Research and development	1,271,691	577,302	333,253
Professional consulting fees	2,721,308	1,594,102	676,906
Salaries and wages	2,200,386	1,314,009	783,263
Other general and administrative	4,864,775	1,601,109	603,186
Total operating expenses	11,058,160	5,086,522	2,396,608

Income (loss) from operations	(11,058,160)	(5,086,522)	(2,396,608)

Other income (expense), net
Warrant modification expense	—	1,446,200
Interest income	(48,670)	(41,106)	7,564
Interest expense	1,600,961	1,225,961
Total other income (expense), net	(804,209)	2,631,055	7,564

Net income (loss)	$(11,862,369)	$(7,717,577)	$(2,389,044)

Net income (loss) per share, basic and diluted		$(1.55)	$(0.56)

Weighted average number of common shares outstanding, basic and diluted		4,971,857	4,252,626

See accompanying summary of accounting policies and notes to financial statements.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
Period from March 25, 2002 (Inception) to December 31, 2005

	Common Stock		Additional Paid-in	Accumulated (Deficit) During the Development
	Shares	Amount	Capital	Stage	Total
Issuance of common stock in July 2002 to parent company	1,200,000	$1,200	$4,800	$—	$6,000

Exchange of common stock in parent company by president for common stock (restated)	600,000	600	299,400	—	300,000

Issuance of common stock for cash during private placement from December 7, 2002 to December 27, 2002 at $0.50 per share	380,000	380	189,620	—	190,000

Issuance of common stock for services provided at $1.20 per share	27,000	27	32,373	—	32,400

Issuance of common stock to Board of Directors at $1.20 per share	3,000	3	3,597	—	3,600

Net (loss) for the period from July 2, 2002 (inception) to December 31, 2002	—	—	—	(596,213)	(596,213)

Balances, December 31, 2002	2,210,000	2,210	529,790	(596,213)	(64,213)

Issuance of common stock for cash during private placement from January 1 to February 14, 2003 at $0.50 per share	90,000	90	44,910	—	45,000

Issuance of common stock for cash during private placement from March 1 to August 31, 2003 at $1.25 per share	880,800	881	1,100,119	—	1,101,000

Issuance of common stock for cash during private placement from September 30 to December 31, 2003 at $1.665 per share	175,763	176	292,568	—	292,744

Issuance of additional shares of common stock to private placement investors	93,888	94	(94)	—	—

Issuance of common stock for services provided (4,000 shares at $1.20 per share and 36,999 shares at $1.25 per share)	40,999	41	51,007	—	51,048

Exercise of common stock warrants at $1.25 per share	120,000	120	149,880	—	150,000

Issuance of stock options to non-employees for services provided from January 1, 2003 to December 31, 2003	—	—	73,151	—	73,151

Issuance of common stock to Board of Directors at $1.25 per share	6,000	6	7,494	—	7,500

Issuance of common stock to Advisory Board at $1.25 per share	130,120	130	162,520	—	162,650

Net (loss)	—	—	—	(1,159,535)	(1,159,535)

Balances, December 31, 2003	3,747,570	3,748	2,411,345	(1,755,748)	659,345

Issuance of common stock for cash from January 1 to January 30, 2004 at $1.25 per share	40,000	40	49,960	—	50,000

Issuance of common stock for cash during private placement from February 1 to June 30, 2004 at $1.665 per share	360,458	360	600,140	—	600,500

Issuance of common stock for cash during public offering from July 30 to December 31, 2004 at $5.00 per share, net of $185,240 in offering costs	498,596	498	2,307,239	—	2,307,737

Issuance of additional shares of common stock to private placement investors	27,700	28	(28)	—	—

Issuance of additional shares of common stock to public offering investors	45,633	46	(46)	—	—

Issuance of common stock for services provided (4,000 shares at $0.05 per share; 5,000 shares at $1.25 per share; 38,332 shares at $1.65 per share and 97,550 shares at $5.00 per share)	144,882	145	557,301	—	557,446

Exercise of common stock warrants at $1.25 per share	12,000	12	14,988	—	15,000

Issuance of stock options to non-employees for services provided from January 1, 2004 to December 31, 2004	—	—	80,939	—	80,939

Issuance of common stock to Board of Directors at $5.00 per share	6,000	6	29,994	—	30,000

Net (loss)	—	—	—	(2,389,044)	(2,389,044)

Effects of 1 for 5 reverse stock split	69	—	—	—	—
Balances, December 31, 2004	4,882,908	4,883	6,051,832	(4,144,792)	1,911,923

See accompanying summary of accounting policies and notes to financial statements.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)
Period from March 25, 2002 (Inception) to December 31, 2005

	Common Stock		Additional Paid-in	Accumulated (Deficit) During the Development
	Shares	Amount	Capital	Stage	Total
Exercise of common stock warrants from August to December 31, 2005 at $1.25 per share	38,000	38	47,462	—	47,500

Exercise of common stock warrants from June to December 31, 2005 at $2.50 per share	390,000	390	974,610	—	975,000

Exercise of common stock warrants at December 31, 2005 at $5.00 per share	5,000	5	24,995		25,000

Issuance of common stock for cash in August at $5.00 per share	1,600	2	7,998	—	8,000

Issuance of common stock for services provided, rent and equipment purchases from January to December 31, 2005 at $5.00 per share	261,232	261	1,305,875	—	1,306,136

Issuance of stock options to non-employees for services provided	—	—	72,936	—	72,936

Issuance of warrants to debt holders of convertible debentures	—	—	1,059,480	—	1,059,480

Intrinsic value of convertible debentures, beneficial conversion feature	—	—	750,000	—	750,000

Effects of variable accounting on the modification of terms of outstanding warrants	—	—	1,446,200	—	1,446,200

Net (loss)	—	—	—	(7,717,577)	(7,717,577)

Balances, December 31, 2005	5,578,740	$5,579	$11,741,388	$(11,862,369)	$(115,402)

See accompanying summary of accounting policies and notes to financial statements.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS

	Cumulative Period from March 25, 2002 (Inception) to	Year Ended December 31,
	December 31, 2005	2005	2004
Cash flows from operating activities:

Net (loss)	$(11,862,369)	$(7,717,577)	$(2,389,044)

Adjustments to reconcile net (loss) to cash provided (used) by operations:
Issuance of common stock and options for services	2,347,806	1,349,072	668,385
Depreciation expense	61,599	53,759	5,920
Amortization of debt issuance costs	209,737	209,737	—
Amortization of convertible debentures, beneficial conversion feature	375,000	375,000	—
Interest expense associated with warrants issued with convertible debentures	529,740	529,740	—
Issuance of common stock as compensation expense	300,000	—	—
Effects of variable accounting for modification of warrant terms	1,446,200	1,446,200	—
Change in assets and liabilities:
(Increase) in inventory	(19,480)	(19,480)	—
(Increase) in other current assets	(919,699)	(873,297)	(3,323)
(Increase) in deposits	(4,684)	(200)	(2,484)
Increase in accounts payable	196,819	149,871	39,480
Increase in accrued expenses and mandatorily redeemable stock	366,900	339,155	18,469
(Decrease) in accrued compensation	—	(11,833)	(25,770)

Net cash (used) by operating activities	(6,972,431)	(4,169,853)	(1,688,367)

Cash flows from investing activities:
Purchases of equipment	(452,043)	(413,482)	(11,556)
Patent expenses	(20,407)	(20,407)	—

Net cash (used) by investing activities	(472,450)	(433,889)	(11,556)

Cash flows from financing activities:
(Decrease) in due to parent company	—	—	(17,884)
Proceeds from issuance of common stock	5,807,481	1,055,500	3,002,237
Proceeds from issuance of convertible debentures	3,000,000	3,000,000	—
Issuance costs associated with debentures	(419,474)	(419,474)	—
Proceeds from initial investment by parent company	6,000	—	—

Net cash provided by financing activities	8,394,007	3,636,026	2,984,353

Net increase (decrease) in cash	949,126	(967,716)	1,284,430

Cash, beginning of period	—	1,916,842	632,412

Cash, end of period	$949,126	$949,126	$1,916,842
Supplemental disclosure of non-cash investing and financing activities:
Interest paid	$113,729	$111,487	$324
Issuance of mandatorily redeemable common stock for tooling	$310,000	$—	$—
Issuance of common stock for equipment purchases	$30,000	$30,000	$—

See accompanying summary of accounting policies and notes to financial statements.

Note 1 - Description of the Business and Summary of Significant Accounting Policies

Description of the Business

Aero Grow International, Inc. (“the Company”) was incorporated in the State of Nevada on March 25, 2002. The Company was organized for the purpose of researching, developing, manufacturing, and marketing indoor, turnkey, “plug and grow” Aero Grow “Kitchen garden” systems designed and priced for the consumer market worldwide. The Company’s offices are in Boulder, Colorado.

From the period March 25, 2002 (Inception) to December 31, 2005, the Company has raised $4,967,481, from shares sold through private placements, a Colorado public offering and, $3,000,000, through a private convertible debenture offering from June 6, 2005 thru December 31, 2005. However, the Company has experienced significant operating losses since inception and has an accumulated deficit of $11,862,369 as of December 31, 2005.

As noted in the subsequent events footnote 10, the Company has entered into a merger agreement for a reverse merger and is scheduled to close the merger by the end of February 2006. Concurrently, the Company is scheduled to close its private placement offering and has currently raised approximately $9.0 million. The Company believes these actions, if successful, will enable it to generate revenues to the level necessary to create positive cash flow from operations.

Additionally, the Company has signed a manufacturing agreement with a Chinese contract manufacturer with the intention of launching its product for sale during the first half of 2006.

Significant Accounting Policies

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Income (Loss) per Share of Common Stock

The Company computes net income (loss) per share of common stock in accordance with SFAS No. 128, “Earnings per Share,” and Securities and Exchange Commission Staff Accounting Bulletin No. 98 (“SAB 98”). SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as the income or loss available to common stock shareholders divided by the weighted average shares of common stock outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common stock (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented. Potential shares of common stock that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Note 1 - Description of the Business and Summary of Significant Accounting Policies (cont.)

Significant Accounting Policies (continued)

Reclassifications & Restatement

Certain prior year amounts have been reclassified to conform to current year presentation.

The accompanying balance sheet and statement of changes in stockholders’ equity (deficit) has been restated from previously issued financial statements. For the period ended December 31, 2002, the Company has recorded $300,000 in compensation expense to properly reflect the fair value of the exchange of an officer’s holdings of one million shares of common stock in Mentor Capital Consultants, Inc. (the then parent company) for three million shares of common stock of the Company. The transaction was initially recorded as a reciprocal stockholding in its former parent of $10,000, and subsequent $10,000 impairment. The effects of the restatement include the retained (deficit) being increased by $290,000 for each of the periods ended December 31, 2004 and 2003, and the statement of changes in stockholders’ equity reflecting an increase to additional paid in capital of $300,000, effective in fiscal year 2002.

The accompanying Statement of Operations for the year ended December 31,2005 reflects a reclassification of $375,000 in expense from general and administrative expense to interest expense related to the beneficial conversion feature of convertible debentures issued by the Company (see Note 9) and $1,446,200 in expense from general and administrative expense to a segregated item under other income and expense that was related to modification of the terms of certain of the Company’s outstanding warrants (see Note 6).

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Concentration of Credit Risk and Financial Instruments

Statement of Financial Accounting Standards (“SFAS”) No. 105, “Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk”, requires disclosure of significant concentrations of credit risk regardless of the degree of such risk. Financial instruments with significant credit risk include cash. The amount on deposit with a financial institution exceeded the $100,000 federally insured limit as of December 31, 2005 and 2004. However, management believes that the financial institution is financially sound and the risk of loss is minimal.

Financial instruments consist of cash and cash equivalents, subscriptions receivable and accounts payable. The carrying values of all financial instruments approximate their fair value. The carrying value of the convertible debentures approximate their fair value based on the current interest rate of 5%.

Property and equipment

Property and equipment are stated at cost. Depreciation for financial accounting purposes is computed using the straight-line method over the estimated lives of the respective assets. Office equipment and computer hardware are depreciated over five years. The Company has purchased and built its own manufacturing equipment and tools. The equipment is being amortized over a period of seven years commencing July 1, 2003. Direct internal labor incurred in the manufacturing of the equipment totaled $12,714 as of December 31, 2005, and $6,240 as of December 31, 2004, and has been capitalized. The Company does not capitalize any overhead or other administrative costs in conjunction with the manufacturing of equipment.

Note 1 - Description of the Business and Summary of Significant Accounting Policies (cont.)

Significant Accounting Policies (continued)

Property and equipment consist of the following as of:

	December 31,
	2005	2004
Manufacturing equipment and tooling	$402,639	$11,772
Computer hardware	40,973	17,575
Office equipment	38,431	9,214
	482,043	38,561
Less: accumulated depreciation	(61,599)	(7,840)
Property and equipment, net	$420,444	$30,721

Research and Development

The costs incurred to develop products to be sold or otherwise marketed are currently charged to expense. When a product is ready for general release, its capitalized costs will be amortized using the straight-line method of amortization over a reasonable period. During the years ended December 31, 2005 and 2004, no research and development costs have been capitalized.

Inventory

Inventories consist of finished goods purchased from third-party manufacturers and is valued at the lower of average cost or market, average cost being determined using the first-in, first-out method of accounting.  At December 31, 2005, total inventory of $19,480 consisted of product purchased for re-sale in fiscal year 2006.

General and Administrative Costs

General and administrative costs consist of the following for the years ended December 31, 2005 and 2004:

	December 31,
	2005	2004
Costs for abandoned offering	212,580	—
Marketing	436,203	23,060
Office and postage	111,868	93,332
Rent	114,244	91,741
Travel and entertainment	292,095	63,453
Other	434,119	331,600
	$1,601,109	$603,186

Note 1 - Description of the Business and Summary of Significant Accounting Policies (cont.)

Significant Accounting Policies (continued)

Stock Based Compensation

The Company accounts for its stock-based compensation using Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (“APB No. 25”), and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-based Compensation, (“SFAS No. 123”), as amended by SFAS No. 148, Accounting for Stock-based Compensation-Transition and Disclosure. Under APB 25, compensation expense is recognized for stock options with an exercise price that is less than the market price on the grant date of the option. For stock options with exercise prices at or above the market value of the stock on the grant date, the Company adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost has been recognized for these options. As of December 31, 2005, and since inception, 90,613 options have been issued to employees or directors of the Company and 609 options have expired.

The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions, as prescribed by SFAS 123, to stock-based compensation for all awards.

	Year Ended December 31
	2005	2004

Net loss, as reported	$(7,717,577)	$(2,389,044)
Net income (loss) per share, basic and diluted, as reported	$(1.55)	$(0.56)
Deduct: Stock-based compensation expense, as determined under fair-value based method for all awards	(225,127)	(96,294)
Pro forma net loss	$(7,942,704)	$(2,485,338)
Pro forma net income (loss) per share, basic and diluted	$(1.60)	$(0.58)

For purposes of calculating fair value under SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield, expected volatility rate of 129.67%; risk free interest rate of 5%; and average lives of 5 years.

Income taxes

The Company accounts for deferred income taxes in accordance with the liability method as required by Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS 109”). Deferred income taxes are recognized for the tax consequences in future years for differences between the tax basis of assets and liabilities and their financial reporting amounts at the end of each period, based on enacted laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Any liability for actual taxes to taxing authorities is recorded as income tax liability.

Comprehensive Income

Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” requires the presentation and disclosure of all changes in equity from non-owner sources as “Comprehensive Income”. The Company had no items of comprehensive income for the years ended December 31, 2005 and December 31, 2004.

Note 1 - Description of the Business and Summary of Significant Accounting Policies (cont.)

Significant Accounting Policies (continued)

Segments Of An Enterprise And Related Information

Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”) replaces the industry segment approach under previously issued pronouncements with the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company’s reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas and major customers. At present, the Company only operates in one segment.

Debt Issuance Costs

Debt issuance costs consist of consideration paid to third parties with respect to debt financing transactions, including cash payments for legal fees and placement agent fees. Such costs are being deferred and amortized over the term of the related debt which is one year. As of December 31, 2005, a six month term remains to be amortized.

Intangible Assets

Intangible assets, to date, have consisted of the direct costs incurred for application fees and legal expenses associated with patents and trademarks on the Company’s products.  The Company periodically reviews the recoverability from future operations using undiscounted cash flows.  To the extent carrying values exceed fair values, an impairment loss will be evaluated for possible recording.  The Company will amortize its patent costs over 17 years.

Intangible assets consist of the following as of December 31, 2005:

Patent applications	$15,503
Trademark applications	4,904
Total intangible assets	$20,407

Beneficial Conversion Feature of Debentures

In accordance with Emerging Issues Task Force No. 98-5 (“EITF 98-5”), Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the Company recognizes the advantageous value of conversion rights attached to convertible debt. Such rights gives the debt holder the ability to convert debt into shares of common stock at a price per share that is less than the fair market value of the common stock on the day the loan is made to the Company. The beneficial value is calculated as the intrinsic value (the fair market value of the stock at the commitment date in excess of the conversion rate) of the beneficial conversion feature of the debentures and the related accrued interest and is recorded as a discount to the related debt and an addition to additional paid in capital. The discount is subsequently amortized to interest expense over the remaining outstanding period of the related debt using the interest method.

Registration Penalties

The Company has convertible debentures and related warrants outstanding that require limited liquidating payments if the shares underlying these instruments are not registered. The Company’s policy is to accrue these penalties, if any, as incurred. Payments can be made in unregistered shares of the Company’s common stock.

Note 1 - Description of the Business and Summary of Significant Accounting Policies (cont.)

Significant Accounting Policies (continued)

New Accounting Pronouncements

In December 2004, the FASB issued a revision to FASB Statement 123, “Accounting for Stock Based Compensation”. This Statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to employees”, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees, or in Connection with Selling Goods or Services.” This Statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employees’ Accounting for Employee Stock Ownership Plans”.

A public entity will initially measure the cost of employee services received in exchange for an award of liability instruments based on its current fair value; the fair value of that award will be re-measured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation cost over that period.

The grant-date fair value of employee share options and similar instruments will be estimated using the option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available).

Excess tax benefits, as defined by this Statement, will be recognized as an addition to paid-in-capital. Cash retained as a result of those excess tax benefits will be presented in the statement of cash flows as financing cash inflows. The write-off of deferred tax assets relating to unrealized tax benefits associated with recognized compensation cost will be recognized as income tax expense unless there are excess tax benefits from previous awards remaining in paid-in capital to which it can be offset.

The notes to the financial statements will disclose information to assist users of financial information to understand the nature of share-based payment transactions and the effects of those transactions on the financial statements.

The effective date for public entities that do not file as small business issuers will be as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. For public entities that file as small business issuers and nonpublic entities the effective date will be as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. Management expects that the effect of this pronouncement could have a material impact upon its future financial statements and intends to comply with this Statement at the scheduled effective date.

Note 1 - Description of the Business and Summary of Significant Accounting Policies (cont.)

Significant Accounting Policies (continued)

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB No. 20, and FAS No. 3.” SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. SFAS No. 154 also provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by SFAS No. 154. SFAS No. 154 is required to be adopted in fiscal years beginning after December 15, 2005. The Company does not believe adoption of SFAS No. 154 will have a material impact on its financial position, results of operations or cash flows.

Note 2 - Income Taxes

The Company did not record any provision for federal and state income taxes for the years ended December 31, 2005, and December 31, 2004. Variations from the federal statutory rate are as follows:

	Cumulative period from March 25, 2002 (Inception) to	Years Ended December 31,
	December 31, 2005	2005	2004

Expected income tax benefit at the statutory rate of 34%	3,094,946	2,091,806	794,910
Net operating (loss) carryforward	(3,094,946)	(2,091,806)	(794,910)

Net tax expense	$—	$—	$—

Deferred income tax assets result from federal and state operating loss carryforwards in the amounts of $7,758,420, and $3,777,190 for the years ended December 31, 2005 and 2004, respectively. The loss carry forwards will begin to expire in 2022. At December 31, 2005 and 2004, the Company has research and development tax credit carryforwards of $118,285 and $83,942, respectively, which begin to expire in 2022.

Note 2 - Income Taxes (cont.)

Net deferred tax assets consist of the following as of:

	December 31,
	2005	2004

Tax effect of net operating loss carryforwards	$2,997,078	$1,459,129
Tax effect of non-employee stock based compensation	—	385,811
Tax effect of other temporary differences	(20,417)	(7,196)
Research and development tax credit	118,285	83,942
Less valuation allowance	(3,094,946)	(1,921,686)

Net deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some or the entire deferred tax asset will not be realized. The Company believes that sufficient uncertainty exists regarding the realizability of the deferred tax assets such that valuation allowances equal to the entire balance of the deferred tax assets are necessary. In accordance with Sections 382 and 383 of the Internal Revenue Code, a change in ownership of greater than 50% of a corporation within a three-year period will place an annual limitation on our ability to utilize our existing tax loss and tax credit carryforwards.

Note 3 - Stock Options

In 2003, the Company’s Board of Directors approved a Stock Option Plan (the Plan) pursuant to which nonqualified stock options are reserved for issuance to eligible employees, consultants and directors of the Company. The Plan is administered by the Board of Directors, which has the authority to select the individual’s to whom awards are to be granted, the number of shares of common stock to be covered by each award, the vesting schedule of stock options, and all other terms and conditions of each award. The Company has granted nonqualified stock options to purchase shares of common stock to certain employees at exercise prices ranging from $.05 to $5.00 per share. In August 2005, the Plan was merged into the 2005 Equity Compensation Plan and it no longer separately exists. However, options issued and outstanding under this Plan continue to be governed by their grant agreements but are administered under the 2005 Equity Compensation Plan.

In August 2005, the Company’s Board of Directors approved the 2005 Equity Compensation Plan (the 2005 Plan) pursuant to which both qualified and nonqualified stock options as well as restricted shares of common stock are reserved for issuance to eligible employees, consultants and directors of the Company.  The 2005 Plan is administered by the Company’s compensation committee which has the authority to select the individual’s to whom awards are to be granted, the number of shares of common stock to be covered by each award, the vesting schedule of stock options, and all other terms and conditions of each award. The Company has granted qualified stock options to purchase shares of common stock to certain employees at exercise prices ranging from $2.50 to $5.00 per share.

The Company has adopted the disclosure only provisions of Statement of Financial accounting Standards No. 123 “Accounting for Stock-Based compensation” (“SFAS No. 123”). Accordingly, the Company continues to account for options using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (“APB No. 25”).

Note 3 - Stock Options (cont.)

A summary of activity in the Plan is as follows:

	Cumulative Period from
	March 25, 2002 (Inception) to		Year Ended		Year Ended
	December 31, 2005		December 31, 2005		December 31, 2004
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price	Options	Price
Outstanding at the beginning of the period	—	$—	38,994	$2.85	4,737	$2.00
Granted during the period	90,613	4.00	51,625	4.88	34,257	2.95
Cancelled during the period	(609)	(0.05)	(615)	(0.05)	—	—
Exercised during the period	—	—	—	—	—	—
Outstanding at the end of the period	90,004	$4.03	90,004	$4.03	38,994	$2.85

Exercisable at end of period	90,004	$4.03	90,004	$4.03	38,994	$2.85

As of December 31, 2005, outstanding options had weighted average contractual lives remaining of approximately four years with an exercise price of $4.03 per share. Of those options outstanding at December 31, 2005, all are fully vested. As of December 31, 2004, outstanding options have weighted average contractual lives remaining of approximately four and one half years with an exercise price of $2.85 per share.

In addition to stock options granted to employees, the Company granted options to purchase shares of common stock to certain consultants in exchange for services provided. The compensation cost of these options, measured by the fair value of the options provided in lieu of cash, has been included in general and administrative expense. The assumptions utilized to value employee options in accordance with the disclosure requirements of SFAS No. 123 were also used to value the options issued to the consultants. For the years ended December 31, 2005, and December 31, 2004, the Company has recognized consulting expense related to the non-employee options of $72,936 and $80,939, respectively.

Note 3 —Stock Options (cont.)

Following is a reconciliation of transactions during the period for options granted to consultants:

	Cumulative Period from
	March 25, 2002 (Inception) to		Year Ended		Year Ended
	December 31, 2005		December 31, 2005		December 31, 2004
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price	Options	Price
Outstanding at the beginning of the period	—	$—	145,335	$1.10	101,825	$1.00
Granted during the period	160,769	1.19	15,445	2.00	43,510	1.45
Cancelled during the period	(17,603)	(0.64)	(17,614)	(0.64)	—	—
Exercised during the period	—	—	—	—	—	—
Outstanding at the end of the period	143,166	$1.27	143,166	$1.27	145,335	$1.10

Exercisable at end of period	143,166	$1.27	143,166	$1.27	145,335	$1.10

As of December 31, 2005, outstanding options had weighted average contractual lives remaining of approximately four years with an exercise price of $1.27 per share. Of those options outstanding at December 31, 2005, all are fully vested. As of December 31, 2004, outstanding non-employee options have a weighted average contractual life remaining of approximately four and one half years with an average exercise price of $1.10 per share. Of those options outstanding at December 31, 2004, all are fully vested.

Note 4 - Related Party Transactions

During the years ended December 31, 2005 and December 31, 2004, the Company retained one member of their board as a consultant who was granted shares of common stock and fees for services provided, which services AeroGrow recorded at an aggregate expense of $286,167 and $46,723, respectively. During the years ended December 31, 2005 and December 31, 2004, the Company paid legal fees to a director in the amount of $37,438 and $24,000, respectively, and issued shares of common stock for services provided, which services AeroGrow recorded at an aggregate expense of $10,000 and $83,250, respectively. The Company also issued shares of common stock to its Board of Directors for services provided, which services AeroGrow recorded at an aggregate expense of $30,000, for both of the years ended December 31, 2005 and December 31, 2004.

The Company leased their office space during the year ended December 31, 2005 from a landlord who is a minority shareholder. The Company paid rent to the shareholder in the amount of $30,408 and issued shares of common stock for rent provided, which rent AeroGrow recorded at an aggregate expense of $76,036. Thru July 2005, the Company leased certain laboratory space from an employee. Rent expense paid to the employee totaled $7,574 and $5,200 for the years ended December 31, 2005 and 2004, respectively.

The Company was renting office furniture, office equipment, and computers from its former parent, Mentor Capital Consultants, Inc., at the rate of $2,500 per month. For the year ended December 31, 2004, the Company paid $30,000 to rent the equipment. For the first five months of 2005, the Company continued to rent equipment from its parent for a total of $12,500. On May 31, 2005, the Company acquired these fixed assets for their net book value of $33,901.

Note 4 - Related Party Transactions (cont.)

On October 15, 2002, Mentor Capital Consultants, Inc.’s principal shareholder and chief executive officer exchanged one million (1,000,000), of his outstanding shares in Mentor Capital for three million (3,000,000) shares of common stock of the Company. As a result of this transaction, the Company has restated it’s previously issued 2002 financial statements by recording $300,000, in compensation expense.

Note 5 - Operating Leases

The Company leases certain facilities and office space under a non-cancelable operating lease agreement. Rent expense for the years ended December 31, 2005, and December 31, 2004, was approximately $106,444 and $91,741, respectively. This includes the fair value of 15,208 shares and 15,531 shares of common stock granted to the landlord for the years ended December 31, 2005 and December 31, 2004, respectively.

One of the Company’s operating leases ended on December 31, 2005. The Company is currently in negotiations for a new operating lease and is on a month-to-month basis at $1,000 per month. In addition, the Company is on a month-to-month basis with the same landlord for additional space beginning in November at the rate of $700 per month.

The Company leased certain laboratory space under a month-to-month lease beginning November 2005 at the rate of $600 per month.

The Company leased certain production space under a month-to-month lease beginning in August 2005, at the rate of $1,315 per month.

Note 6 - Shareholders’ Equity

During the period from December 1, 2002 to December 31, 2002, the Company issued a private placement memorandum for the purpose of raising capital for administrative costs, research and development, and for the establishment of a cash reserve. Pursuant to the private placement, the Company sold 380,000 shares of its common stock at $0.50 per share.

The Company issued 3,000 shares of common stock, and 27,000 shares of common stock valued at $1.20 per share to its Board of Directors and consultants for marketing, administrative, financial, and research and development services provided in the period from March 25, 2002 (Inception) to December 31, 2002, respectively. In conjunction with the private placement offering, certain investors who purchased a minimum of $25,000 of shares of common stock were provided two year warrants to purchase additional shares of common stock at $1.25 per share. As of December 31, 2002, a total of 140,000 warrants were issued and outstanding. All of the foregoing warrants were initially exercisable for a two year period from date of issue, did not require registration of the common stock underlying the warrants nor was registration of shares issued upon exercise required.

During the years ended December 31, 2004 and 2003, the Company continued its private placement offering initiated in 2002, and issued shares of common stock to new investors at $0.50 per share for 90,000 shares, and at $1.25 per share for 880,800 shares. On August 1, 2003, the Company initiated a new private placement offering, and issued shares of common stock to new investors at $1.665 per share for 175,763 shares. During the year ended December 31, 2004, an additional 360,458 shares were issued at $1.665 per share. In conjunction with the continuing and new private placement offerings, certain investors who purchased minimum amounts of shares of common stock were provided with additional bonus shares of common stock. If investors contributed a minimum of $15,000, to the Company, they were awarded 10% bonus common stock award. In total, 27,700 and 81,888 shares of common stock were issued as bonus shares for the years ended December 31, 2004 and December 31, 2003, respectively.

Note 6 - Shareholders’ Equity (cont.)

As of December 31, 2003, in conjunction with the private placement offerings, certain investors who purchased a minimum of $25,000, of shares of common stock were provided warrants to purchase additional shares of common stock. 30,000 warrants were issued at $1.25 per share, 324,098 warrants were issued at $2.50 per share and 30,000 warrants were issued at $5.00 per share. A total of 374,098 warrants have been issued in conjunction with the private placement offerings during 2003. All of the foregoing warrants were initially exercisable for a two year period from date of issue, did not require registration of the common stock underlying the warrants nor was registration of shares issued upon exercise required.

A total of 12,000 warrants have been exercised at $1.25 per share, and a total of 120,000 warrants have been exercised at $1.25 per share as of December 31, 2004 and December 31, 2003, respectively. Certain investors who exercised minimum amounts of their warrants were provided with bonus shares of stock. If investors contributed a minimum of $25,000, to the Company, they were awarded a 10% bonus stock award. For the year ended December 31, 2003, 12,000 shares of common stock were issued as bonus shares.

The Company also issued shares of common stock to its Board of Directors for services provided valued at $30,000 and $7,500 for the years ended December 31, 2004, and December 31, 2003, respectively.

As of December 31, 2004, in conjunction with the private placement offerings, certain investors who purchased a minimum of $25,000, of shares of common stock were provided warrants to purchase additional shares of common stock. One hundred seventy seven thousand (177,000) warrants were issued at $2.50 per share. All of the foregoing warrants were initially exercisable for a two year period from date of issue, did not require registration of the common stock underlying the warrants nor was registration of shares issued upon exercise required.

During the year ended December 31, 2004, the Company issued a total of 144,882 shares of common stock to landlords and consultants. Four thousand (4,000) shares were issued at $0.05, 5,000 shares at $1.25, 38,332 shares at $1.665, and 97,550 shares at $5.00 for legal, information technology, marketing, administrative, and research and development services provided. During the year ended December 31, 2003, the Company issued a total of 40,999 shares of common stock to landlords and consultants. Four thousand (4,000) shares were issued at $1.20 and 36,999 shares at $1.25 per share to a landlord and consultants for marketing, administrative, financial, and research and development services provided. These shares were priced based on the fair value at which shares were being issued, based on private placement offerings, at the time services were rendered.

On July 1, 2004, the Company was approved for an initial public offering in the State of Colorado, and issued shares of common stock to new investors at $5.00 per share for 498,596 shares. In conjunction with the Colorado public offering, certain investors who purchased minimum amounts of shares of common stock were provided with additional bonus shares of common stock. If investors contributed a minimum of $15,000, to the Company, they were awarded 10% bonus stock award. In total, 45,633 shares of common stock were issued as bonus shares for the year ended December 31, 2004. Also, in conjunction with the public offering, certain investors who purchased a minimum of $25,000 of shares of common stock were provided two warrants to purchase additional shares of common stock. One warrant is exercisable to purchase a share of common stock at the price of $10.00 per share and the other warrant is exercisable at $15.00 per share. In total, 390,880 warrants were issued at the exercise price of $10.00, and the same total was issued at the exercise price of $15.00 in conjunction with the Colorado public offering for year ended December 31, 2004. None of the warrants were exercised during 2005 and 2004. The warrants are exercisable upon issue, provided that at least 500 shares must be purchased on each exercise and further provided that the common stock issuable upon exercise is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act of 1933, as amended and the securities or “blue sky” laws of the jurisdiction in which the exercise occurs, through and including December 31, 2007, at the exercise price of $10.00 and $15.00 per share of Common Stock purchased, respectively. These warrants may not be transferred, except to Colorado residents, during the period in which the common stock unless (i) such warrants and are registered under the Securities Act of 1933 and applicable state securities laws, or exempt from such registration; or (ii) such transfer is exempt from registration.

As of December 31, 2004, the Company has recorded subscriptions receivable of $41,000, for shares sold. This amount was subsequently collected in cash.

On January 31, 2005, the State of Nevada approved the Board of Director’s amendment to the articles of incorporation which increased the authorized shares of the Company’s common stock from 40,000,000 shares to 75,000,000 shares. On May 31, 2005, the Company’s Board of Directors approved a one-for-five reverse stock split of all outstanding shares. The historical share and per share amounts included in the accompanying financial statement have been retroactively adjusted to reflect the split.

On September 2, 2005, the Board approved the modification of 504,098 warrants whereby the expiration dates of the aforementioned warrants was extended from various dates throughout 2005, through and including December 31, 2005. The Company accounted for this modification in warrant terms in accordance with variable accounting in that the extension of the expiration dates of the outstanding warrants results in a new measurement of compensation cost as if the award were newly granted. Therefore, in applying variable accounting, the Company revalued the warrants as if they were granted on September 2, 2005 and recognized as compensation expense the difference between the fair value determined on September 2, 2005 and the fair value of the warrants determined when originally issued in 2002 and 2003. The warrants, when originally issued, were determined to have a fair value of $198,844. The warrants, when re-valued on September 2, 2005, were determined to have a fair value of $1,645,044, or a difference of $1,446,200. This modification resulted in additional expense of $1,446,200 being recorded in the year ending December 31, 2005. The Black-Scholes valuation model was utilized to value the warrants in accordance with fair value as of both the original warrant issuance date and September 2, 2005.

During the year ended December 31, 2005, 1,600 shares of common stock were sold at $5.00 per share to an employee per an employment agreement. In addition, 38,000 warrants were exercised at $1.25 per share and 64,000 warrants were exercised at $2.50 per share. As of December 31, 2005, the Company has recorded subscriptions receivable of $840,000 representing the exercises of 326,000 warrants at $2.50 per share and 5,000 warrants at $5.00 per share. This amount has subsequently been collected in cash in January 2006.

During 2005, the Company issued a total of 261,232 shares of common stock at a $5.00 per share to directors, vendors, landlords, consultants and employees for information technology, marketing, administrative, financial, manufacturing, engineering and research and development services provided. The fair value of these shares was determined based upon sales of other stock transactions in the private market just prior to the services being provided.

The Company’s Articles of Incorporation authorize the issuance of 20,000,000 shares of preferred stock with $.001 par value. The preferred stock may be issued from time to time by the Board of Directors. As of December 31, 2005 and 2004, no shares of preferred stock have been issued.

Note 6 - Shareholders’ Equity (continued)

A summary of the Company’s warrant activity for the period from Inception through December 31, 2005 is presented below:

	Warrants Outstanding		Weighted Average Exercise Price
Granted	140,000		$1.25
Outstanding, December 31, 2002	140,000		$1.25
Granted	384,098		$2.60
Exercised	(120,000)		$1.25
Outstanding, December 31, 2003	404,098		$2.53
Granted	958,760		$10.65
Exercised	(12,000)		$1.25
Outstanding, December 31, 2004	1,350,858		$8.31
Granted	660,000		$5.10
Exercised	(433,000)		$1.25
Expired	(25,000)		$5.00
Outstanding, December 31, 2005	1,552,858		$8.64

Summary of Outstanding Warrants
	111,098	(1)	$2.50
	—		$5.00
	600,000	(2)	$5.01
	60,000	(3)	$6.00
	390,880	(4)	$10.00
	390,880	(4)	$15.00
Total	1,552,858		$8.64

(1)
Warrants granted in 2003 and 2004. All of the foregoing warrants were initially exercisable for a two year period from date of issue, did not require registration of the common stock underlying the warrants nor was registration of shares issued upon exercise required.

(2)	Warrants granted in conjunction with Convertible Debt Offering that require registration of the common stock underlying the warrants as described in Note 9-Convertible Debentures.
(3)	Placement agent warrants granted in conjunction with Convertible Debt Offering that require registration of the common stock underlying the warrants as described in Note 9-Convertible Debentures.
(4)
Warrants granted in conjunction with the Company’s Colorado Public Offering, exercisable upon issue, provided that at least 500 shares must be purchased on each exercise and further provided that the Common Stock issuable upon exercise is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act of 1933, as amended, and the securities or “blue sky” laws of the jurisdiction in which the exercise occurs, through and including December 31, 2007, at the exercise price of $10.00 and $15.00 per share of Common Stock purchased, respectively. These warrants may not be transferred, except to Colorado residents, during the period in which the common stock unless (i) such warrants and are registered under the Securities Act of 1933 and applicable state securities laws, or exempt from such registration; or (ii) such transfer is exempt from registration.

Note 7 - Exchange Options

On April 12, 2003, the Board of Directors of Aero Grow offered the option to each of the Advisory Board Members of the Company to exchange from 25,000 to 33,333 of each person’s shares of Mentor Capital Consultants, Inc. for 15,000 to 20,000 shares of common stock (3 to 1 ratio) of Aero Grow International, Inc.  This option was offered to the Aero Grow Advisory Board Members as compensation for their first year of service on the Advisory Board, as well as acknowledgement for their consulting services for the Company.

As of August 1, 2003, all members of AeroGrow’s Advisory Board had exercised their options exchanging 216,865 shares of Mentor Capital for 130,120 shares of common stock of Aero Grow. For the year ended December 31, 2003, the Company recognized $162,650, in compensation and consulting expense equal to the fair value of the shares received by the Advisory Board. The fair value of the shares was determined based on the sales price of other stock transactions in the private market just prior to the exchange.

Note 8 - Mandatorily Redeemable Common Stock

On September 30, 2005, the Company entered into a manufacturing agreement with Source Plus, Inc. (“Source Plus”) and Mingkeda Industries Co. Ltd. (“Mingkeda”). Source Plus advanced monies to Mingkeda for tooling and molds to build the Company’s products. To reimburse Source Plus for its advances to Mingkeda, the Company issued 62,000 shares of common stock to Source Plus in October 2005. As a result of the foregoing, the Company recorded a $310,000 asset for tooling which is being depreciated over a period of three years to reflect the estimated useful life of the tooling. If an offering or other transaction to enable Source Plus an ability to register their issued shares is not completed on or before June 1, 2006, Source Plus may require the Company to repay $310,000 in exchange for its return of the shares of common stock. In accordance with SFAS No. 150, the Company has recorded the shares issued as a liability until such time as the registration contingency can be removed.

The tooling is located in China and the Company holds title to the tooling equipment and is able to move the tooling to another manufacturer, if required, in future periods.

Further, in return for a future $0.50 per unit price concession from Mingkeda for products the Company will purchase, the Company issued 10,000 shares of common stock to Mingkeda in October 2005. The Company recorded a $50,000 expense for inventory which it will charge to cost of sales at a rate of $0.50 per unit for each unit sold or one year, whichever occurs sooner. The Company also agreed to pay to Source Plus a commission of 2% of the total purchases of the product with such payments to be made using the same terms as payments to Mingkeda.

Note 9 - Convertible Debentures

On May 27, 2005, the Company entered into an exclusive Placement Agreement with Keating Securities, LLC to raise up to $3,000,000, through a private placement offering consisting of up to 300 Units at an offering price of $10,000 per Unit. Each Unit is comprised of a 10% Unsecured Convertible Promissory Note in the principal amount of $10,000, and 2,000 five-year warrants, each warrant providing for the purchase of one share of the Company’s common stock at the exercise price of $5.01 per share. The Unsecured Convertible Promissory Notes bear interest at the rate of 10% annually which is payable quarterly beginning September 30, 2005. The principal is due on June 30, 2006. During the fifteen days following the completion of an additional financing, each note holder has the opportunity to request full payment of the principal amount of the notes and interest instead of converting their convertible notes into shares of common stock and convertible warrants. As of December 31, 2005, the Company had received proceeds of $3,000,000 from this private placement less $419,471, in directly incurred debt issuance costs. In addition to the foregoing, for each share of common stock issuable upon conversion, each note holder shall receive an additional five year warrant to purchase one share of the common stock at an exercise price of $6.00 per share. The Company had agreed to registration rights related to both the shares underlying the convertible debt and the related warrants associated with such offering. In the event the Company fails to fulfill in registration obligations the Company agreed to pay liquidated damages under the following circumstances: (a) if the registration statement is not filed by the Company on or prior to 60 days after the final closing of the offering (such an event, a “Filing Default”); (b) if the registration statement is not declared effective by the SEC on or prior to 150 days after the final Closing in the offering (such an event, an “Effectiveness Default”); or (c) if the Company does not file its required periodic reports under the Exchange Act when due (such an event, a “Reporting Default” and together with a Filing Default and an Effectiveness Default, a “SEC Default”). In the event of an SEC Default, the Company is required, as liquidated damages, to pay, for each 30-day period of an SEC Default, an amount equal to

Note 9 - Convertible Debentures (cont.)

1% of the principal amount of the notes up to a maximum aggregate of 24 months of SEC Defaults. The Company must pay the Liquidated Damages in shares of Common Stock, priced at $2.00 per share as follows: (i) in connection with a Filing Default, on the 61st day after the initial closing, and each 30th day thereafter until the registration statement is filed with the SEC; (ii) in connection with an Effectiveness Default, on the 151st day after the initial closing, and each 30th day thereafter until the Registration Statement is declared effective by the SEC; or (iii) in connection with a Reporting Default, on the 31st consecutive day of after a Reporting Default has occurred, provided that if the Reporting Default has been cured, then such days during which a Reporting Default were accruing will be added to any future Reporting Default period for the purposes of calculating the payment of the liquidated damages provided for in this provision.

In conjunction with this $3,000,000 private placement, the Company recognized $750,000 of beneficial conversion costs, representing the value of the beneficial conversion rights of the Convertible Debentures, determined by calculating the difference of the fair market value of the stock at the commitment date, or $5.00 per share, less the conversion exercise price of $4.00 times the number of shares to be issued upon conversion or 750,000 shares. This value is recorded as a discount to the Convertible Debentures and an addition to additional paid in capital. This discount will be amortized over the term of the Convertible Debentures which are due, if not converted, by June 30, 2006. ( See Note 10 - Subsequent events)

Also in conjunction with this $3,000,000 private placement, the Company recognized $1,059,480 representing the fair value of the five year warrants issued with the Convertible Debentures. The value of these warrants was determined in accordance with the Black-Scholes pricing model utilizing a historic volatility factor of 129.67%, a risk free interest rate of 5.0% and an expected life for the warrants of five years, resulting in a value of $2.73 per warrant. This value was recorded as an additional discount to the Convertible Debentures and an addition to additional paid in capital. This discount will be amortized to interest expense over the term of the Convertible Debentures which are due if not converted by June 30, 2006.

The balance presented for the Convertible Debentures, net of discounts, as of December 31, 2005 is as follows:

Face amount of convertible promissory notes payable	$3,000,000

Discount as a result of Beneficial Conversion Feature, net of amortization of $375,000.	(375,000)
Discount as a result of fair value of warrants issued, net of amortization of $529,740.	(529,740)
Net balance - December 31, 2005	$2,095,260

The Company evaluated both the warrants and the conversion features implicit in the Convertible Debentures as to whether the were derivatives under FAS 133 “Accounting for Derivative Instruments and Hedging Activities” and EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock” and determined that they had been properly recorded and that the value ascribed to the Beneficial Conversion Feature and the Warrants are properly classified as equity.

Note 10 - Events Subsequent to December 31, 2005 (unaudited)

The Company entered into a Letter of Intent on January 4, 2006, and a Merger Agreement on January 12, 2006, with Wentworth I, Inc., a Delaware corporation. Wentworth is a non-operating entity without significant assets. On January 12, 2006, Wentworth’s Board of Directors and its shareholders approved the Merger Agreement and the Company’s Board of Directors approved the Merger Agreement. Under the terms of the Merger Agreement and subject to certain adjustments, the Company will issue not more than 5% of its outstanding common stock on a fully diluted basis to the Wentworth stockholders.

Note 10 - Events Subsequent to December 31, 2005 (unaudited) (cont.)

As a condition of the closing of the Merger Agreement, the Company was required to complete a private placement offering of its common stock shares and common stock warrants with gross proceeds of not less that $5 million. The private placement offering will be for a minimum amount of $5 million and a maximum amount of $12 million. Under the terms of the Merger Agreement, the Company has agreed to pay a financial advisory fee of $350,000 to Wentworth’s financial advisor in the transaction if the gross proceeds from the offering exceed $10 million.

The closings of the Merger Agreement and the private placement offering occurred on February 24, 2006 and March 1, 2006. AeroGrow received gross proceeds of $10,740,000 in the Offering. Pursuant to Subscription Agreements entered into with these Investors, AeroGrow sold 2,148,000 shares of its common stock and warrants to purchase 2,148,000 shares of its common stock. Each Unit in the Offering consisted of one share of common stock and a five-year warrant to purchase one share of common stock at an exercise price of $6.25 per share. The price per Unit in the Offering was $5.00. Immediately after the closing of the Offering, the investors will own 2,148,000 shares of AeroGrow’s common stock representing 23.7% of the issued and outstanding common stock of AeroGrow immediately after the Merger, the Offering and the Note Conversion. After commissions, expenses and the reverse merger fee payable to Keating Securities, AeroGrow received net proceeds of $8,964,952 in the Offering. This offering required registration of the common stock issued and the shares of common stock underlying the warrants. Liquidated damages are payable to investors under the following circumstances: (a) if a registration statement is not filed by the AeroGrow on or prior to 45 days after the closing date (such an event, a “Filing Default”); (b) if the registration statement is not declared effective by the SEC on or prior to the 150th day after the Closing Date (such an event, an “Effectiveness Default”); and/or (c) if the Registration Statement (after its effectiveness date) ceases to be effective and available to investors for any continuous period that exceeds

30 days or for one or more periods that exceeds in the aggregate 60 days in any 12-month period (such an event, a “Suspension Default” and together with a Filing Default and an Effectiveness Default, a “Registration Default”). In the event of a Registration Default, AeroGrow shall pay as Liquidated Damages, for each 30-day period of a Registration Default, an amount equal to 1% of the aggregate purchase price paid by the investors up to a maximum of 18% of the aggregate purchase price paid, provided that liquidation damages in respect of a Suspension Default shall not be payable in relation to any securities not owned by the investors at the time of the Suspension Default and, provided further, that no liquidated damages are due in respect of the warrants. In the event of a Filing Default or an Effectiveness Default, the Liquidated Damages shall be paid by the issuance of additional Common Stock at the rate of the amount of the liquidated damages due divided by $2.00. In the event of a Suspension Default, the liquidated damages shall be paid in cash.

In the Merger each of the Wentworth’s 3,750,000 shares of outstanding common stock was converted into the right to receive 0.154703 shares of AeroGrow common stock resulting in the issuance of 580,136 shares of AeroGrow’s common stock to the Wentworth stockholders representing 6.4% of the issued and outstanding common stock of AeroGrow immediately after the Merger, the Offering and the Note Conversion.

Note 10 - Events Subsequent to December 31, 2005 (unaudited) (cont.)

In February 2006, the Company entered into agreements with the convertible debt holders (Note 9) whereby certain debt holders converted their outstanding debt obligations into common stock of the Company at a conversion price of $3.00 per share and certain other debt holders agreed to extend the maturity dates of their debt obligations from June 30, 2006 to December 31, 2006. The portion of debt converted immediately totaled $2,130,000 resulting in additional beneficial conversion expense of $887,500 to account for the additional fair value attributed to the additional shares of common stock which will be issued as a result of the change in the conversion price change to $3 per share from the originally issued $4 per share. The fair value of the foregoing additional shares was based upon a price of $5.00 per share. The converting note holders also were issued, pursuant to the terms of the original note offering, five-year warrants to purchase 426,000 shares of AeroGrow’s common stock at an exercise price of $6.00 per share.

With respect to the $840,000 of convertible debentures that were modified by extension of the due date from June 30, 2006 and modification of the and the embedded conversion feature from a conversion price of $4.00 per share to a conversion price of $3.50 per share, Based on the significant change in the terms of these $840,000 in debentures, the original debt is deemed extinguished and a debt extinguishment gain or loss may need to be recognized based on the fair value of the new debt instrument in accordance with EITF 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments and EITF 05-07, Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues. The Company will recognize a loss on extinguishment of debt of $132,578. This loss was determined by calculating the change in net present value of the cash flows from the convertible debt, inclusive of the change in the embedded conversion feature determined by comparing the fair value of the conversion option immediately following such modification with its fair value immediately prior to the modification. This loss will be recorded as of February 2006 with a corresponding increase in fair value of the modified convertible debenture balance and will be amortized over the remaining term of these debentures to additional paid in capital.

Of the original amount of $3 million disclosed as outstanding in Note 9 as of December 31, 2005, $30,000 is due on June 30, 2006 and $840,000 is due December 31, 2006.

The holders of securities issued in the private placement offering and the convertible debt offering have registration rights under the common stock and for the common stock underlying the warrants held by them. Liquidated damages for failure to register and maintain registration for the common stock and for the common stock underlying the warrants held by investors are payable under the following circumstances: (a) if a registration statement is not filed by the AeroGrow on or prior to 45 days after the closing date (such an event, a “Filing Default”); (b) if the registration statement is not declared effective by the SEC on or prior to the 150th day after the Closing Date (such an event, an “Effectiveness Default”); and/or (c) if the Registration Statement (after its effectiveness date) ceases to be effective and available to Investor for any continuous period that exceeds 30 days or for one or more period that exceeds in the aggregate 60 days in any 12-month period (such an event, a “Suspension Default” and together with a Filing Default and an Effectiveness Default, a “Registration Default”). In the event of a Registration Default, the AeroGrow shall pay to Investor as Liquidated Damages, for each 30-day period of a Registration Default, an amount equal to 1% of the aggregate purchase price paid by Investor pursuant to this Agreement up to a maximum of 18% of the aggregate purchase price paid by the Investor, provided that liquidation damages in respect of a Suspension Default shall not be payable in relation to any securities not owned by the Investor at the time of the Suspension Default and, provided further, that no liquidated damages are due in respect of the warrants. In the event of a Filing Default or an Effectiveness Default, the Liquidated Damages shall be paid by the issuance of additional Common Stock at the rate of the amount of the liquidated damages due divided by $2.00. In the event of a Suspension Default, the liquidated damages shall be paid in cash. In summary. the liquidated damages are either settled with common stock in the case of a delay in filing having declared effective a registration statement, or in cash but only related to actual stock issued (excluding common stock underlying warrants) for failure to maintain effectiveness of a registration.

Aerogrow International, Inc.
Proforma Condensed Balance Sheet
December 31, 2005
(Unaudited)

	Wentworth I	Aerogrow	Total	Adjustments DR (CR)			Proforma Total
ASSETS
Cash	$3,274	$49,126	$952,400	8,321,252	(d	)	$9,273,652
Subscriptions receivable	—	840,000	840,000				840,000
Other current assets	—	99,200	99,200				99,200
Fixed assets, net	—	420,444	420,444				420,444
Debt issuance costs	—	209,737	209,737				209,737
Other assets	—	25,091	25,091				25,091
Total assets	$3,274	$2,543,598	$2,546,872				$10,868,124
LIABILITIES AND STOCKHOLDER’S EQUITY
Accounts payable and accrued liabilities	$50,300	$253,740	$304,040				$304,040
Accrued liabilities-related party	12,151	—	12,151				12,151
Mandatorily redeemable common stock		310,000	310,000				310,000
Convertible debentures, net of discounts		2,095,260	2,095,260	1,487,635	(d	)	607,625
Total liabilities	62,451	2,659,000	2,721,451				1,233,816
Common stock	38,000	5,579	43,579	(580)	(a	)
				38,000	(b	)
				(2,000)	(c	)
				(710)	(d	)	8,869

Additional paid-in capital				580	(a	)
				168,697	(b	)
				(8,319,252)	(c	)
	168,697	11,741,388	11,910,085	(3,016,790)	(d	)	23,076,850

Treasury stock	(45,000)	—	(45,000)	(45,000)	(b	)	—

				(161,697)	(b	)
Retained (deficit) earnings	(220,874)	(11,862,369)	(12,083,243)	1,529,865	(d	)	(13,451,412)
Total stockholders’ equity (deficit)	(59,177)	(115,402)	(174,579)				9,634,307

Total liabilities and stockholders’ equity	$3,274	$2,543,598	$2,546,872	$0			$10,868,124

(a) Record issuance of shares for reverse-merger with Wentworth I, Inc.
(b) Eliminate Wentworth’s stockholders’ equity balances.
(c) Record Offering proceeds and stock issued
(d) Record modification, extension and conversion of convertible debt

See notes to the unaudited proforma financial statements
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Aerogrow International, Inc.
Proforma Condensed Statement of Operations
Year Ended December 31, 2005
(Unaudited)

	Wentworth I	Aerogrow	Total	Adjustments DR (CR)		Proforma Total

Revenues	$—	$—	$—			$—
Cost of revenues	—	—	—			—
Gross profit	—	—	—			—

Operating expenses
Research & development	—	577,302	577,302			577,302
Professional consulting fees	22,486	1,594,102	1,616,588			1,616,588
Salaries and wages		1,314,009	1,314,009			1,314,009
Other general and administrative expenses	18,222	3,422,309	3,440,531	59,757	(e)	3,500,288
Total operating expenses	40,708	6,907,722	6,948,430			7,008,187

Loss from operations	(40,708)	(6,907,722)	(6,948,430)			(7,008,187)

Other income (expense)
Interest income (expense), net	—	(809,855)	(809,855)	1,529,865	(d)	(2,339,720)
Total other income (expense)	—	(809,855)	(809,855)			(2,339,720)

Net loss before provision for income taxes	(40,708)	(7,717,577)	(7,758,285)			(9,347,908)
Provision for income taxes	—

Net loss	$(40,708)	$(7,717,577)	$(7,758,285)	$1,589,623		$(9,347,908)

Basic and diluted loss per common share			$(0.87)			$(1.05)

Weighted average number of common shares			8,930,885			8,930,885

(d) Record modification, extension and conversion of convertible debt
(e) Record reverse-merger expense.

See notes to the unaudited proforma financial statements
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Aerogrow International, Inc.
Notes to the Unaudited Proforma Financial Statements
December 31, 2005

1.	Basis of Presentation

The following unaudited pro forma condensed financial statements give effect to the merger transaction of Wentworth I Inc. (the “Company”) with and into Aerogrow International, Inc. (“Aerogrow”). In addition, the unaudited pro forma condensed financial statements give effect to a private placement offering which was completed in conjunction with the merger as well as a conversion of convertible debt securities of Aerogrow which converted contingent upon and conjunction with the merger and the private placement offering.

The following unaudited pro forma condensed balance sheet combines the balance sheet of the Company with Aerogrow as of December 31, 2005, as if the merger, private placement offering conversion of convertible debt securities and occurred on that date. The following unaudited pro forma condensed statements of operations combine the results of operations of the Company with Aerogrow for the year ended December 31, 2005 as if the aforementioned transaction had occurred at the beginning of such period.

The unaudited pro forma condensed financial statements should be read in conjunction with the separate historical financial statements of the Company and Aerogrow, appearing elsewhere herein, and the historical financial statements of the Company as filed with the Securities and Exchange Commission. These pro forma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on December 31, 2005, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

2.	The Merger

On January 4, 2006, Wentworth I, Inc. (“Wentworth,” the “Company”) entered into an Agreement and Plan of Merger (“Agreement”) with AeroGrow International, Inc. (“AeroGrow”) by which the Company will merge with and into AeroGrow, with AeroGrow being the surviving corporation. This merger transaction may also be referred to as a reverse-merger. Prior to this acquisition, the Company has no operations and nominal assets and liabilities.

3.	The Offering

As a condition to the merger, AeroGrow conducted a private placement offering of its common stock and common stock purchase warrants to institutional investors and other high net worth individuals on a best efforts $5,000,000 minimum, $12,000,000 maximum basis. The offering was a condition to the merger, and the merger was contingent on the offering. On February 24, 2006, AeroGrow completed a sale of shares of its common stock and common stock purchase warrants in a private placement transaction (the “Offering”). AeroGrow sold 2,148,000 shares of its common stock and warrants to purchase 2,148,000 shares of its common stock and AeroGrow received gross proceeds of $10,000,000. Each Unit in the Offering consisted of one share of common stock and a five-year warrant to purchase one share of common stock at an exercise price of $6.25 per share. The price per Unit in the Offering was $5.00. This Offering required registration of the common stock issued and the shares of common stock underlying the warrants. Liquidated damages are payable to investors under the following circumstances: (a) if a registration statement is not filed by the AeroGrow on or prior to 45 days after the closing date (such an event, a “Filing Default”); (b) if the registration statement is not declared effective by the SEC on or prior to the 150th day after the Closing Date (such an event, an “Effectiveness Default”); and/or (c) if the Registration Statement (after its effectiveness date) ceases to be effective and available to investors for any continuous period that exceeds 30 days or for one or more periods that exceeds in the aggregate 60 days in any 12-month period (such an event, a “Suspension Default” and together with a Filing Default and an Effectiveness Default, a “Registration Default”). In the event of a Registration Default, AeroGrow shall pay as Liquidated Damages, for each 30-day period of a Registration Default, an amount equal to 1% of the aggregate purchase price paid by the investors up to a maximum of 18% of the aggregate purchase price paid, provided that liquidation damages in respect of a Suspension Default shall not be payable in relation to any securities not owned by the investors at the time of the Suspension Default and, provided further, that no liquidated damages are due in respect of the warrants. In the event of a Filing Default or an Effectiveness Default, the Liquidated Damages shall be paid by the issuance of additional Common Stock at the rate of the amount of the liquidated damages due divided by $2.00. In the event of a Suspension Default, the liquidated damages shall be paid in cash.

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After commissions, expenses and the reverse merger fees, AeroGrow received net proceeds of $8,321,252 in the Offering.

For their services as placement agent, AeroGrow paid Keating Securities a fee equal to 10%, or $1,000,000, of the gross proceeds from the Offering. AeroGrow also paid Keating Securities a non-accountable expense allowance equal to 3%, or approximately $300,000, of the gross proceeds from the Offering. In addition, AeroGrow issued to Keating Securities and its designee’s five-year warrants to purchase an aggregate of 200,000 shares of its common stock at an exercise price of $6.25 per share (“Agent Warrants”). The warrants are fully vested and may be exercised on a cashless or net issuance basis.

4.	Conversion of Convertible Debt

In connection with the Merger, AeroGrow sought to modify the terms of certain outstanding convertible notes issued in 2005 with an outstanding principal balance of $3,000,000, originally due June 30, 2006 (“Convertible Notes”). The Company entered into agreements with the convertible debt holders whereby certain debt holders converted their outstanding debt obligations into common stock of the Company at a conversion price of $3.00 per share and certain other debt holders agreed to extend the maturity dates of their debt obligations from June 30, 2006 to December 31, 2006. The portion of debt converted immediately totaled $2,130,000 resulting in additional beneficial conversion expense of $887,500 to account for the additional fair value attributed to the additional shares of common stock which will be issued as a result of the change in the conversion price change to $3 per share from the originally issued $4 per share. The fair value of the foregoing additional shares was based upon a price of $5.00 per share. The converting note holders also were issued, pursuant to the terms of the original note offering, five-year warrants to purchase 426,000 shares of AeroGrow’s common stock at an exercise price of $6.00 per share.

With respect to the $840,000 of convertible debentures that were modified by extension of the due date from June 30, 2006 and modification of the and the embedded conversion feature from a conversion price of $4.00 per share to a conversion price of $3.50 per share, Based on the significant change in the terms of these $840,000 in debentures, the original debt is deemed extinguished and a debt extinguishment gain or loss may need to be recognized based on the fair value of the new debt instrument in accordance with EITF 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments and EITF 05-07, Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues. The Company will recognize a loss on extinguishment of debt of $132,578. This loss was determined by calculating the change in net present value of the cash flows from the convertible debt, inclusive of the change in the embedded conversion feature determined by comparing the fair value of the conversion option immediately following such modification with its fair value immediately prior to the modification. This loss will be recorded as of February 2006 with a corresponding increase in fair value of the modified convertible debenture balance and will be amortized over the remaining term of these debentures to additional paid in capital.
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5.	Pro Forma Adjustments

Condensed Balance Sheet – December 31, 2005

(a)	Record issuance of 580,136 shares of AeroGrow common stock to shareholders of Wentworth I, Inc.

(b)	Eliminate stockholders’ equity balances of Wentworth I, Inc.

(c)	Record receipt of offering proceeds, common stock issued and the associated adjustments to additional paid in capital.

(d)
Record modification, extension and conversion of convertible debt and associated adjustment to retained earnings for the charge to interest expense as a result of the write off of the original beneficial conversion feature of associated with the $2,130,000 in notes converted and the additional beneficial conversion feature granted to such note holders.

Condensed Statement of Operations for the year ended December 31, 2005

(e)	Record reverse-merger expense as a result of Wentworth I shareholder deficit.

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